UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Genworth Financial, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2023
Annual Meeting and
Proxy Statement

Genworth Financial, Inc.

Our Purpose	Our Brands

To empower families to navigate the aging journey with confidence.

Our Vision

To be compassionate, experienced allies for those navigating care now and in the future, with guidance, products and services that meet families where they are in the aging journey.

Letter to Our Stockholders

April 5, 2023

Dear Stockholder,

Melina Higgins

Non-Executive Chair of the Board

The Board of Directors invites you to attend the 2023 Annual Meeting of Stockholders of Genworth Financial, Inc. (the 2023 Annual Meeting) to be held at 9 a.m. E.T on May 18, 2023.

The Annual Meeting will include a report on our business operations, discussion, and voting on the matters set forth in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, and discussion and voting on any other business matters properly brought before the meeting.

As in prior years, the Board of Directors has elected to hold a virtual-only Annual Meeting to facilitate stockholder attendance by enabling stockholders to participate from any location and at no cost. The virtual meeting provides similar opportunities for participation as if the meeting were held in person. We are pleased that the virtual format of our last three annual meetings has enabled increased stockholder engagement in this important process. You will be able to attend the meeting online, vote your shares electronically, and submit questions before or during the meeting via www.virtualshareholdermeeting.com/GNW2023.

Whether or not you plan to attend the 2023 Annual Meeting, you can ensure your shares are represented at the meeting by promptly submitting your proxy by telephone, by internet or by completing, signing, dating, and returning your WHITE proxy card.

Strategic Achievements in 2022

2022 was a year in which we made significant progress against our five strategic priorities as we entered a new phase for the company. By the end of 2022, we successfully reduced holding company debt to our target level; worked toward maximizing the value of our subsidiary Enact Holdings, Inc. by meeting the conditions required to lift restrictions imposed by the government-sponsored enterprises (GSEs); returned capital to stockholders in the form of share repurchases; further executed on our multi-year long-term care insurance (LTC) rate action plan; and began building a foundation for growth with CareScout, our senior care services business.

I want to thank Genworth associates, the management team, and my fellow directors for their efforts, which drove positive outcomes for our stockholders in 2022.

Commitment to Strong Governance and Sustainable Business Practices

As we build from a foundation of strength, we have maintained our unwavering focus on strong corporate governance and sustainable business practices. We are committed to maintaining a Board with a diverse set of skills and experiences that will continue to provide invaluable insights to management as it executes Genworth’s strategy. Importantly, our directors bring significant insurance and global financial services expertise to our Board at a critical time as we seek to help families and individuals navigate the aging journey.

We also have deep risk management and regulatory experience on our Board, which are critical as the company continues to strengthen its balance sheet and engage with regulators in our work to bring the LTC in-force book to economic breakeven. And as we refine the strategy for growth, we benefit from the perspectives of several directors with experience in launching new business ventures and driving organic revenue growth, which will be crucial to the long-term success of CareScout.

We have also taken measures to further align our long-term incentive compensation to company performance and stockholder value. In 2021, Genworth added a Total Shareholder Return metric to our compensation program, and in 2023 we have increased the weighting associated with that metric.

The company furthered its commitment to sustainability in 2022, with continued focus on the wellbeing of our colleagues, communities, and climate. We adopted a Statement on Human Rights, made substantial progress in assessing our climate risk exposure while enhancing associated disclosures, and embraced new tools and processes that enable us to provide even greater support to our policyholders as they make decisions about their coverage and care options.

2022 was another very strong year contributing to Genworth’s transformation. I am incredibly pleased with Genworth’s progress and optimistic for our future as we continue to deliver on the company’s purpose to empower families to navigate the aging journey with confidence. Thank you for your continued support.

Cordially,

Melina Higgins

Non-Executive Chair of the Board

2023 Proxy Statement     1

Letter to Our Stockholders

Letter to Our Stockholders

April 5, 2023

Dear Stockholder,

Tom McInerney

President, CEO and Director

2022 was an outstanding year for Genworth. We made significant progress on our strategic priorities and reported excellent financial results while delivering on our purpose – empowering families to navigate the aging journey with confidence.

Genworth generated U.S. GAAP net income for the full year of $609 million and adjusted operating income of $633 million. These results were led by Enact, which contributed strong adjusted operating earnings to Genworth and ended the year with record insurance in force.

Advancing Our Strategic Priorities

I am very proud of the important strategic progress we made in 2022. In September, Genworth achieved a critical milestone when we paid off our remaining senior notes due in 2024, marking the achievement of our long-term holding company debt target of less than $1 billion. Genworth ended 2022 with holding company debt under $900 million, reflecting over $3 billion of debt retired since 2013, and putting the company in a stronger financial position.

By reaching our holding company debt target, we were able to meet the financial conditions for removing the capital restrictions in 2022 placed on Enact by the GSEs. These restrictions were lifted in March of this year, positioning Enact for incremental growth and value creation.

Genworth instituted a new share repurchase program in 2022, marking the first time the company has been able to return capital to stockholders in over 14 years. During 2022, we repurchased approximately $64 million worth of shares at an average price of $3.94 per share. In 2023, we repurchased approximately $36 million worth of shares through February 24th at an average price of $6.08 per share, leaving approximately $250 million remaining under our repurchase authorization. We plan to continue opportunistic repurchases in 2023.

We drove strong momentum in our multi-year long-term care insurance (LTC) rate action plan, with a total of approximately $550 million in annual premium rate increase approvals achieved in 2022—a new record high for the company—which reduced the LTC premium gap by approximately $2.8 billion on a net present value (NPV) basis. This important work improves cash flow and reduces the liability associated with our legacy long term care insurance business while providing policyholders a range of options for managing rate increases to retain meaningful benefits. As of the end of 2022, the cumulative increase in NPV of future LTC premiums since 2012 was $23.5 billion—a significant component as we work to achieve economic breakeven on the legacy LTC business.

Genworth also made progress on our future growth strategy with the development of our senior care services business under the CareScout brand, a crucial first step in our multiphase go-to-market strategy to drive sustainable long-term growth.

Operating from a Position of Strength

Taken together, these achievements improved Genworth’s financial strength and enabled us to enter 2023 with a solid foundation for the future, as reflected in the nearly 31% total shareholder return that Genworth delivered in 2022. This stockholder value improvement far exceeded returns in the S&P 500 Index and the S&P Insurance 600 Index over the same period. Further, the rating agencies recognized the substantial improvement in our credit profile progress throughout 2022, with credit ratings upgrades from each of the three major agencies.

With improved flexibility, we intend to accelerate on share repurchases, subject to market conditions. Genworth stockholders should continue to benefit from strong cash flows from Enact, which have enabled us to achieve our strategic debt reduction and capital return milestones and should fuel our share repurchase program and long-term growth strategy.

Welcoming New Leaders

Looking ahead, we are confident in Genworth’s ability to create value for stockholders. Joining me in writing the company’s next chapter are two longtime Genworth leaders who have been appointed to new roles—Jerome Upton as our new Chief Financial Officer and Kelly Saltzgaber as our Chief Investment Officer.

Jerome and Kelly have both played key roles in successfully transforming Genworth and achieving our financial objectives to date. I am pleased to collaborate with them in their new roles as we find ways to drive value for Genworth stockholders in 2023 and beyond.

2     Genworth Financial, Inc.

Letter to Our Stockholders

Investing for the Future

I am incredibly confident in Genworth’s future given what we have achieved to date. As we look ahead to 2023, we remain focused on solving the critical societal issue of access to affordable quality care for Americans as they age. We are applying Genworth’s unparalleled expertise in long-term care insurance to address this challenge. We have plans to roll out innovative senior care services and solutions over time that deliver value to new and existing customers while building a future growth engine for the benefit of our stockholders.

We will also continue to prudently allocate capital from Enact across future growth initiatives and returns to stockholders—and we will maintain good stewardship of Genworth’s balance sheet and financial condition, ensuring the company remains on strong footing to address customer needs well into the future.

I am highly confident we have the right team, skill sets, experience, and resources to deliver on our strategy and everyone at Genworth is laser focused on continuing to improve long-term value for our stockholders in 2023 and beyond. We appreciate your investment in Genworth as we strive to be compassionate, experienced allies for families navigating senior care now and in the future.

Thank you very much,

Thomas J. McInerney

President and Chief Executive Officer

2023 Proxy Statement     3

Notice of 2023 Annual Meeting of Stockholders

Date and Time Thursday, May 18, 2023, at 9:00 a.m. ET

Meeting Access www.virtualshareholder meeting.com/GNW2023 Using your 16-digit control number included on your WHITE proxy card or notice

Who Can Vote Stockholders of record at the close of business on March 20, 2023

How to Vote

Internet www.proxyvote.com

Telephone 1-800-579-1639

E-mail sendmaterial@ proxyvote.com

Mail You can vote by mail by requesting a paper copy of the materials, which will include a WHITE proxy card.

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1.	Election of Nine Directors	FOR each of the Board’s nominees	Page 14
2.	Advisory Vote to Approve Named Executive Officer Compensation	FOR	Page 45
3.	Advisory Vote to Approve the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation	1 YEAR	Page 90
4.	Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm for 2023	FOR	Page 91

Stockholders will also discuss and vote on such other business as may properly come before the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) or any adjournment thereof.

4     Genworth Financial, Inc.

In accordance with the U.S. Securities and Exchange Commission rule, we are furnishing this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”) to many of our stockholders solely over the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly. In addition, it lowers our costs of printing and delivering these materials, and reduces the environmental impact of our 2023 Annual Meeting. The Notice of Internet Availability of Proxy Materials sent to many of our stockholders explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

On February 13, 2023, Mr. Scott Klarquist provided the company with notice of his intent to nominate himself as a candidate for election to the company’s Board of Directors at the 2023 Annual Meeting. The accompanying WHITE proxy card is not a universal proxy card and Mr. Klarquist is not listed thereon because the company did not receive the notice required under Rule 14a-19 under the Securities Exchange Act of 1934, as amended, from any person intending to solicit proxies in support of Mr. Klarquist by the deadline for such notice pursuant to Rule 14a-19. The Board of Directors unanimously recommends that you vote FOR each of the Board’s director nominees to be elected and vote in accordance with the Board’s recommendations on each other proposal before the 2023 Annual Meeting, as described in the Proxy Statement and the accompanying WHITE proxy card.

We urge stockholders to participate in the 2023 Annual Meeting. Stockholders may vote by telephone, through the Internet or by mailing your completed and signed WHITE proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share of Class A Common Stock issued and outstanding as of the record date is entitled to one vote on each matter to be voted upon at our 2023 Annual Meeting. Your vote is important and we urge you to vote.

This Notice, the Proxy Statement and WHITE proxy card are first being made available or mailed to stockholders on or about April 5, 2023.

Cordially,

Michael J. McCullough

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on May 18, 2023 Genworth’s Notice of 2023 Annual Meeting of Stockholders, Proxy Statement and 2022 Annual Report are Available, Free of Charge, at: www.proxyvote.com

2023 Proxy Statement     5

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including the risks and uncertainties set forth in our 2022 Annual Report for the year ended December 31, 2022. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

6     Genworth Financial, Inc.

Proxy Summary

This summary highlights information about Genworth Financial, Inc. (the “company,” “Genworth,” “we,” “our” and “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for Genworth’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). We also make reference to our subsidiary, Enact Holdings, Inc. (formerly known as U.S. Mortgage Insurance) (“Enact”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Genworth in 2022

2022 Strategic Priorities

● Reduce parent holding company debt to ~$1B ● Maximize the value of Enact to Genworth stockholders ● Return capital to stockholders	● Achieve economic breakeven/ stabilize legacy Long-Term Care block ● Advance Global Care Solutions initiatives under CareScout brand	See pages 12-13 for a summary discussion of targets linked to executive officer compensation in 2022

2022 Performance Highlights by Business Area

U.S. Life Insurance

●	Exceeded our internal targets for in-force rate action approvals and premium rate actions filed on our legacy blocks of long-term care insurance (“LTC”) in execution of our multi-year rate action plan.
●	Did not achieve our targets with respect to Genworth Life Insurance Company (“GLIC”) combined statutory net income and consolidated Risk Based Capital (“RBC”) for the year due primarily to headwinds in the macro-economic environment.
●	Implemented LTC litigation settlements which advance our progress towards economic breakeven, enhanced risk management on LTC, made significant progress on the implementation of new accounting guidance related to the recognition and measurement of long-duration insurance contracts, commonly known as Long-Duration Targeted Improvements (“LDTI”), and enhanced associate engagement objectives with a focus on succession and diversity.
●	Supported the advancement of the CareScout preferred provider network and care navigation services to existing LTC policyholders.

Enact Holdings, Inc.

●	Exceeded financial objectives, including its targets for adjusted operating income and adjusted return on equity (“ROE”).
●	Exceeded strategic objectives through effective loss management and strong capital management.

Corporate and Other

●	Authorized $350 million share repurchase program. Repurchased $64 million worth of outstanding shares at a price less than $4 per share in 2022. Milestone marked the first-time capital has been returned to the stockholders in over 14 years.
●	Reduced outstanding holding company debt to under $900 million thus achieving the long-term holding company debt target of $1 billion or less.
●	Achieved compliance with the Government-Sponsored Enterprise (“GSE”) leverage and interest coverage restrictions as of year end 2022.
●	Received multiple rating agency upgrades confirming the financial strength and flexibility of the holding company.
●	Advanced the strategy to drive future growth through our new senior care services business under the CareScout brand.

2023 Proxy Statement     7

Proxy Summary

Sustainability: Caring for the Future

Building on our foundation of robust governance practices, we strive to create long-term value for our key stakeholders – executing with competence, compassion, and care.

We invite you to review our 2022 Sustainability Report for more information about how we are Creating a Sustainable Future Built on Compassion and Care.

Caring about the Culture

Respecting the Dignity of Each Individual: We adopted a Statement on Human Rights to convey our commitment to the wellbeing of each human being.

Advancing Diversity, Equity, and Inclusion: We continue to advance diversity, equity, and inclusion (“DEI”) in the workplace with intentional efforts to create a culture that strengthens collaboration, promotes innovative thinking, and allows every employee to thrive. In 2022, we partnered with an external vendor to launch our company wide Inclusion for All training, which 98% of our employees completed. In addition, our thirteen (13) cultural and demographic-based Employee Resource Groups (“ERGs”) connect employees with others who have similar interests or experiences and help to foster a sense of inclusion, value, and respect.

Beyond our internal DEI efforts, we contributed over $249,000, along with other resources, to support non-profit organizations that are advancing initiatives to enable more inclusive communities.

Caring about the Community

Embracing A Care-Centered Philanthropic Platform: We are committed to active and meaningful community engagement to support health, vitality, and economic empowerment. In 2022, our primary areas of philanthropic focus included Healthy Aging and Caregiving, Senior Affordable Housing and Homelessness, and Sustainability.

Encouraging Work Outside Our Walls: The Genworth Foundation awarded grants and other funding totaling nearly $1 million in 2022. Our foundation also contributed over $404,000 in matching gifts, employee volunteer rewards, and other service donations (over $35,000 of which was attributed to engagement by Enact employees).

Including matching gifts, Genworth employees donated nearly $1 million to non-profit organizations globally (over $104,000 attributable to Enact employees) and volunteered close to 3,300 hours. In addition, Genworth contributed almost $900,000 in sponsorships to organizations that align with our philanthropic focus areas.

Caring about the Climate

Assessing Climate Risk: Genworth has engaged in both qualitative and quantitative analyses to assess climate risk exposure and again achieved a “B” (Management) score on our 2022 CDP (Carbon Disclosure Project) submission (reflecting efforts and initiatives undertaken in 2021).

Investing Purposefully and Responsibly: We understand that sustainability begins with our fiduciary responsibility to honor the promises to our policyholders. Accordingly, we pursue investment opportunities that we deem supportive of environmental, social and governance (“ESG”) considerations yet also fall within our core investment parameters and provide sustainable market returns. As of December 31, 2022, Genworth held more than $430 million in green, social, sustainability, and sustainability-linked bonds, with more than $240 million of investment in hydro, wind, solar, and energy-efficiency projects.

8     Genworth Financial, Inc.

Proxy Summary

Human Capital Management

Genworth is committed to helping families become more financially secure, self-reliant, and prepared for the future – and that philosophy isn’t just towards our customers; it extends to our employees too. At Genworth, we take a holistic approach to human capital management practices, from attracting and retaining talent with comprehensive benefits and compensation packages, to professional development and learning opportunities, to dedicated resources for fostering an equitable and inclusive environment, to our sincere commitment to community service and involvement.

●	We believe our compensation package, including salary, incentive bonus, and long-term incentives, aligns employee and stockholder interests, as well as rewards our employees for serving all of our current and future policyholders.
●	In addition to a competitive compensation program, we also offer our employees benefits such as life and health (medical, dental & vision) insurance, paid time off, paid parental leave, financial planning, and a 401(k) plan.
●	To further support our employees, we continue to provide additional financial, health and wellbeing resources, as well as a flexible work schedule to allow employees additional time for selfcare and the care of family members. We currently are operating under a hybrid approach organizationally, allowing employees to choose whether to work from home or in the office, with some teams working a few days a week in the office.
●	We offer a multitude of professional development enrichment courses, whether on leadership and professional skills training or industry-specific matters, as well as tuition reimbursement benefits to aide career progression.
●	Our cultural and demographic-based employee resource groups (“ERGs”) help to build an inclusive culture through company-wide events, participation in our recruitment efforts, and input into our hiring strategies. We continue to focus on building a pipeline for talent to create more opportunities for workplace diversity and to support greater representation within the company.
●	We champion civic engagement through paid volunteer time for our employees, our event sponsorship program, employee-directed charitable gifts through the Genworth Foundation, and our commitment to environmental sustainability.

As of December 31, 2022, we employed approximately 2,500 full-time and part-time employees. None of our employees are subject to a collective bargaining agreement.

2023 Proxy Statement     9

Item 1 Election of Nine Directors
The Board recommends a vote FOR each of the Board’s director nominees.	See page 14

Our Director Nominees

The table below sets forth information about our director nominees, each of whom is an incumbent member of the Genworth Board of Directors (the “Board”). The Board has determined that eight of the nine nominees of the Board are independent directors under the ~~N~~ew York Stock Exchange (“NYSE”) listing requirements and our Governance Principles.

		Director	Other Public Company	Committee Membership
Name and Primary Occupation	Age	Since	Boards	A	COMP	NOM	R
G. Kent Conrad Former U.S. Senator	75	2013	0
Karen E. Dyson Lieutenant General, U.S. Army, Retired	63	2020	0
Jill R. Goodman Managing Director, Foros Advisors LLC	56	2021	1
Melina E. Higgins* Former Partner, The Goldman Sachs Group, Inc.	55	2013	1
Thomas J. McInerney President and Chief Executive Officer, Genworth Financial, Inc.	66	2013	1
Howard D. Mills, III Executive Vice President of Business Development and External Affairs, beeXact	58	2021	0
Robert P. Restrepo Jr. Former Chairman and President and Chief Executive Officer, State Auto Financial Corporation	72	2016	2
Elaine A. Sarsynski Former Chairwoman, Chief Executive Officer and President, Mass Mutual International	67	2022	3
Ramsey D. Smith Founder and Chief Executive Officer, ALEX.fyi	55	2021	0
*	Non-Executive Chair of the Board

A Audit	Chair
COMP Management Development and Compensation	Member
NOM Nominating and Corporate Governance
R Risk

10     Genworth Financial, Inc.

Proxy Summary

Board’s Director Nominee Attributes	Board’s Director Nominee Skills

Governance Highlights/Best Practices
Board Independence and Composition	Board Performance

  Board Committees Consist Entirely of Independent Directors

  Separate Independent Chair and CEO

  Female Leadership Key Roles

●  Non-Executive Chair of Board

●  50% of Committee Chairs

Stockholder Rights

  Annual Election of All Directors

  Majority Voting for Directors in Uncontested Elections

  Stockholder Ability to Call Special Meeting

  No Poison Pill

  All Then Current Directors Attended at least 75% of Meetings Held in 2022

  Independent Directors Meet Regularly in Executive Session

  Annual Board and Committee Self-Evaluations

Policies, Programs and Guidelines

  Stock Ownership Requirements for Directors and Executive Officers

  Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers

  Social Responsibility Section of Our Corporate Website

2023 Proxy Statement     11

Proxy Summary

Item 2 Advisory Vote to Approve Named Executive Officer Compensation
The Board recommends a vote FOR this proposal.	See page 45

Executive Compensation Highlights

Compensation Program Features

Our 2022 annual executive compensation program consisted of the following key elements: base salary, annual incentive, and annual long-term incentive grants (which includes performance stock units (“PSUs”) and restricted stock units (“RSUs”)). A significant portion of target executive compensation is completely at risk.

2022 CEO Target Compensation

2022 Other NEO Target Compensation

12     Genworth Financial, Inc.

Proxy Summary

Funding Outcomes for Incentive Programs

Genworth met or exceeded key financial and non-financial objectives for 2022 across its business portfolio. These results were achieved amidst an often uncertain and dynamic macro-economic environment and have directly impacted our named executive officer compensation, as follows:

	Payout Funding	Results Summary
Key Annual Incentive Financial Objectives	Above Target

The Enact mortgage insurance business exceeded goals for adjusted operating income and adjusted return on equity

The U.S. Life Insurance business surpassed its 2022 multi-year LTC premium rate action plans

Investments income, purchase yields, and impairments performance all exceeded targets

Key Annual Incentive Non-Financial Objectives	Above Target

The U.S. Life Insurance Businesses exceeded targets for successful management of LTC in-force non-financial priorities

Capital Management Program results exceeded targets due to strong holding company debt reduction and the initiation of a stock repurchase program

Long-Term Financial Objectives	Above Target	Our 2020-2022 PSU awards payout was driven by strong Enact mortgage insurance performance and LTC in-force rate action approvals

Item 3 Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation
The Board recommends a vote FOR an annual advisory vote to approve named executive officer compensation	See page 90

Item 4 Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm for 2023
The Board recommends a vote FOR this proposal.	See page 91

2023 Proxy Statement     13

Genworth Board of Directors

Proposal 1 Election of Nine Directors

Currently, nine directors serve on our Board, the terms for whom all expire at the 2023 Annual Meeting. At the 2023 Annual Meeting, nine directors are to be elected to hold office until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until the earlier of their resignation or removal in a manner provided for in the Bylaws. Working through its Governance Committee, our Board continually evaluates the optimal size for the Board and will continue to evaluate Board composition.

The Board’s nine nominees for election at the 2023 Annual Meeting are listed on pages 15-23 with brief biographies, a list of their current committee memberships and descriptions of their qualifications and skills to serve as our directors. See the Board of Directors and Committees—Board Composition section below for a description of how our directors’ blend of backgrounds benefits our company. The Board has determined that eight of the nine nominees are independent directors under the NYSE listing requirements and our Governance Principles, which are discussed below in the Corporate Governance section.

On February 13, 2023, Mr. Scott Klarquist provided the company with notice of his intent to nominate himself as a candidate for election to the Board at the 2023 Annual Meeting. The accompanying WHITE proxy card is not a universal proxy card and Mr. Klarquist is not listed thereon because the company did not receive the notice required under Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from any person intending to solicit proxies in support of Mr. Klarquist by the deadline for such notice pursuant to Rule 14a-19 under the Exchange Act.

Sen. Conrad, Lt. Gen. Dyson, Ms. Goodman, Ms. Higgins, Mr. McInerney, Mr. Mills, Mr. Restrepo, Ms. Sarsynski and Mr. Smith have been nominated by our Board to be elected by holders of our common stock at the 2023 Annual Meeting. We are not aware of any reason why any Board nominee would be unable to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board may nominate as a substitute.

The Board recommends that stockholders vote FOR the election of Sen. Conrad, Lt. Gen. Dyson, Ms. Goodman, Ms. Higgins, Mr. McInerney, Mr. Mills, Mr. Restrepo, Ms. Sarsynski and Mr. Smith.

14     Genworth Financial, Inc.

Genworth Board of Directors

Board’s Nominees

Director Bios

G. Kent Conrad Former U.S. Senator

BACKGROUND

Sen. Conrad served as a U.S. Senator representing the State of North Dakota from January 1987 to January 2013. He served as Chairman or Ranking Member of the Senate Budget Committee for 12 years. Prior to serving in the U.S. Senate, Sen. Conrad served as the Tax Commissioner for the State of North Dakota from 1981 to 1986 and as Assistant Tax Commissioner from 1974 to 1980.

Sen. Conrad currently serves as a Strategic Advisor to Molina Healthcare, as co-chair of the Economic Advisory Committee for American Edge, as a member of the board of directors of the Committee for a Responsible Federal Budget, and as a Senior Fellow for The Bipartisan Policy Center. Sen. Conrad received an A.B. in Political Science from Stanford University and an M.B.A. from George Washington University.

QUALIFICATIONS

Sen. Conrad served 26 years as a U.S. Senator for North Dakota, including as Chairman or Ranking Member on the Senate Budget Committee for 12 years. Sen. Conrad brings to the Board extensive knowledge of and insights into public policy, fiscal affairs, government relations and regulatory affairs. Sen. Conrad’s formidable experience in both Federal and State government positions brings a valuable perspective to his role as Chair of the Nominating and Corporate Governance Committee, as well as the Board’s handling of governance, risk, and regulatory issues, and the company’s engagement with regulators on certain public policy issues.

SKILLS

Committees: Nominating and Corporate Governance (Chair), Risk Age: 75 Director Since: March 2013

2023 Proxy Statement      15

Genworth Board of Directors

Karen E. Dyson Lieutenant General, U.S. Army, Retired

BACKGROUND

Lt. Gen. Dyson was the first female finance officer to achieve three-star general officer rank in August 2014. She retired as Military Deputy to the Assistant Secretary of the Army for Financial Management and Comptroller in August 2017. During her career she led efforts building, executing and reporting on the Army’s multi-appropriation budget; commanded units and led troops in war operations; and led strategic transformation initiatives. Lt. Gen. Dyson is a strategic leader with board experience in corporate governance, finance and audit committees, risk oversight and management development and compensation. She currently serves on the boards of USAA Federal Savings Bank since October 2017 (serving as nominations and governance committee chair); CALIBRE Systems, Inc. since October 2018 (serving as audit committee chair); and Army Emergency Relief Organization since 2020. Lt. Gen. Dyson received a B.S. in Business Management from Missouri State University, an M.B.A. from Austin Peay State University and an M.S. in National Resource Strategy from the Eisenhower School of National Security and Resources Strategy. Lt. Gen. Dyson is National Association of Corporate Directors (NACD) Directorship Certified.

QUALIFICATIONS

Lt. Gen. Karen Dyson is a qualified financial expert, whose distinguished military career spanned more than 35 years. Lt. Gen. Dyson served as Military Deputy to the Assistant Secretary of the Army for Financial Management and Comptroller, which is the highest military position within that office. Her extensive financial management experience and her service as a director for private companies provide the Board with critical insight into corporate financials, macroeconomic trends and risk mitigation. Her background in financial oversight, talent development, and succession planning in the U.S. Army, along with her development of the framework for the Army’s first ever financial statements audit, position her well to serve on the Audit Committee and Chair the Management Development and Compensation Committee.

SKILLS

Committee: Audit, Management Development and Compensation (Chair) Age: 63 Director Since: December 2020

16     Genworth Financial, Inc.

Genworth Board of Directors

Jill R. Goodman Managing Director, Foros Advisors LLC

BACKGROUND

Ms. Goodman is currently Managing Director of Foros Advisors LLC, a strategic financial and mergers and acquisitions advisory firm, a position she has held since November 2013. Ms. Goodman advises companies and special committees with regard to mergers and acquisitions. Previously, she served as a Managing Director and Head, Special Committee and Fiduciary Practice—U.S. at Rothschild from 2010 to October 2013. From 1998 to 2010, Ms. Goodman was with Lazard in the Mergers & Acquisitions and Strategic Advisory Group, most recently as Managing Director. Ms. Goodman has served as a director of Cboe Global Markets, a leading provider of trading, clearing and investment solutions to market participants around the world, since 2012 (serving as finance and strategy chair and as a member of the executive and nominating and governance committees). She has also served as a director of Cover Genius, a private global insurance technology company, since February 2022. Ms. Goodman graduated magna cum laude from Rice University with a B.A. degree. She received her J.D. degree, with honors, from the University of Chicago Law School.

QUALIFICATIONS

Ms. Goodman has a distinguished background in strategic advisory work, with more than 25 years of experience advising corporations on mergers and acquisitions, capital structure and restructuring. As a result of these experiences, she has a sharp understanding of how to assess organic business plans and create and execute concrete plans to enhance long-term value creation. Given her particular expertise in complex corporate governance matters and long history in the boardroom as both a director and advisor, she is a valuable member of both the Nominating and Corporate Governance and Management Development and Compensation Committees.

SKILLS

Committees: Management Development and Compensation, Nominating and Corporate Governance Age: 56 Director Since: March 2021

2023 Proxy Statement     17

Genworth Board of Directors

Melina E. Higgins Former Partner, The Goldman Sachs Group

BACKGROUND

Ms. Higgins retired in 2010 from a nearly 20-year career at The Goldman Sachs Group, Inc., where she served as a Managing Director from 2001 and a Partner from 2002. During her tenure at Goldman Sachs, Ms. Higgins served as Head of the Americas for Private Debt and Co-Chairperson of the Investment Advisory Committee for the GS Mezzanine Partners funds. She also served as a member of the Investment Committee for the Principal Investment Area, which oversaw and approved global private equity and private debt investments. Goldman’s Principal Investment Area was one of the largest alternative asset managers in the world. Ms. Higgins has served as a director of Viatris Inc. since November 2020 (serving as compensation committee chair, finance committee chair, and as a member of the executive committee and governance and nominating committee). She previously served on the boards of Mylan N.V. from February 2013 to November 2020 and NextGen Acquisition Corp. II from March 2021 to December 2021. Ms. Higgins has also served as Non-Executive Chair of the board of Antares Midco, Inc. since January 2016 and is a member of the Women’s Leadership Board of Harvard University’s John F. Kennedy School of Government. Ms. Higgins received a B.A. in Economics and Spanish from Colgate University and an M.B.A. from Harvard Business School.

QUALIFICATIONS

Ms. Higgins is a qualified financial expert and has extensive financial services and investment experience. Having spent nearly 20 years building and leading a successful investment business at Goldman Sachs, Ms. Higgins is well-versed in portfolio management, assessing market risks and building businesses. As Genworth pursues future growth opportunities, Ms. Higgins’ skills and her extensive experience on numerous public and private boards, as well as her current or previous positions on all of Genworth’s standing Board committees, are valuable in her role as Board Chair and as a member of the Audit and Management Development and Compensation Committees.

SKILLS

Committees: Audit, Management Development and Compensation Age: 55 Director Since: September 2013 Non-Executive Chair of the Board since May 2021

18     Genworth Financial, Inc.

Genworth Board of Directors

Thomas J. McInerney President and Chief Executive Officer, Genworth Financial, Inc.

BACKGROUND

Mr. McInerney has been our President and Chief Executive Officer and a director since January 2013. Before joining our company, Mr. McInerney had served as a Senior Advisor to the Boston Consulting Group from June 2011 to December 2012, providing consulting and advisory services to leading insurance and financial services companies in the United States and Canada. From October 2009 to December 2010, Mr. McInerney was a member of ING Groep’s Management Board for Insurance, where he was the Chief Operating Officer of ING’s insurance and investment management business worldwide. Prior to that, he served in a variety of senior roles with ING Groep NV after serving in many leadership positions with Aetna, where he began his career as an insurance underwriter in June 1978. Mr. McInerney has served as a director of Enact Holdings, Inc., a majority-owned subsidiary of Genworth, since its IPO in September 2021. He is also on the boards of Virginia Learns, Reves International Center at William & Mary and VA Ready, where he serves as Chair of the Board. Mr. McInerney is a member of the American Council of Life Insurers and serves, and has served, on its CEO Steering Committees and Board. Mr. McInerney received a B.A. in Economics with Honors from Colgate University and an M.B.A. from the Tuck School of Business at Dartmouth College.

QUALIFICATIONS

Mr. McInerney currently serves as President and Chief Executive Officer of Genworth and is a member of its Board. Mr. McInerney brings to his roles extensive knowledge of the insurance and financial services industries through his more than 40 years of experience, including previous roles at ING Groep NV, Aetna and Boston Consulting Group. Mr. McInerney began his career with Aetna, ultimately becoming President of Aetna Financial Services (AFS) which was acquired by ING. Mr. McInerney later served as Chairman and Chief Executive Officer of ING Insurance Americas. Mr. McInerney’s broad operating experience over many decades leading complex global insurance businesses provides Genworth with sage insights into navigating market dynamics, establishing new business lines and leading organizations through significant change.

SKILLS

Committees: None Age: 66 Director Since: January 2013

2023 Proxy Statement     19

Genworth Board of Directors

Howard D. Mills, III Executive Vice President of Business Development and External Affairs, beeXact

BACKGROUND

Mr. Mills is currently Executive Vice President of Business Development and External Affairs of beeXact, a geospatial data management/EngineeringTech company that designs and permits fiber optic networks. He also currently serves as a Senior Advisor to McKinsey & Company, where he advises boards and executives on in the areas of regulatory and reputational risk, executive positioning, strategy, environmental, social, and governance (ESG) matters, financial communications, crisis management, mergers and acquisitions and public policy. Mr. Mills had a 12-year career at Deloitte LLP, where he served as Managing Director and Global Insurance Regulatory Leader from 2007 to May 2019. During his tenure at Deloitte, Mr. Mills served Deloitte’s largest U.S. and global insurance clients. Prior to his management consulting career, Mr. Mills was the Superintendent of the New York State Insurance Department from 2005 to 2006. Mr. Mills served three terms in the New York State Assembly from 1999 to 2004, where he was an active member of the National Council of Insurance Legislators. Mr. Mills has served as a director of The Doctors Company since May 2019, the largest physician-owned medical liability insurer in the U.S. (serving as a member of the audit committee). Mr. Mills previously served on the board of directors of Ensight, a cloud-based insurance sales platform, from June 2019 to January 2022. Mr. Mills currently serves as President and a Director of the Insurance Federation of New York and as a Trustee of The Institutes Griffith Insurance Education Foundation. Mr. Mills received a B.A. in political science from Marist College and an M.A. in public administration from The American University. Mr. Mills is a NACD Governance Fellow.

QUALIFICATIONS

Mr. Mills has extensive experience leading global insurance regulatory functions for both private and government entities, including at Deloitte as Global Insurance Regulatory Leader and as Superintendent of the New York State Insurance Department. During his tenure as Superintendent, Mr. Mills worked closely with insurance companies to advance critical regulations aimed at strengthening risk-based examinations. Mr. Mills brings to the Nominating and Corporate Governance and Risk Committees a keen understanding of state insurance regulatory frameworks and agencies, as well as various aspects of risk preparedness, including enterprise risk and strategic risk.

SKILLS

Committees: Nominating and Corporate Governance, Risk Age: 58 Director Since: March 2021

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Genworth Board of Directors

Robert P. Restrepo Jr. Former Chairman and President and Chief Executive Officer, State Auto Financial Corporation Services, Inc.

BACKGROUND

Mr. Restrepo retired from State Auto Financial Corporation in 2015, having served as its Chairman from 2006 to December 2015 and as its President and Chief Executive Officer from 2006 to May 2015. Mr. Restrepo has over 40 years of insurance industry experience, having held executive roles at Main Street America Group, Hanover Insurance Group Inc. (formerly Allmerica Financial Corp), Travelers and Aetna. Mr. Restrepo has served as a director of RLI Corp., a property and casualty insurance company, since July 2016 (serving as a member of the human capital and compensation and strategy and risk committees) and of Enact Holdings, Inc., a majority-owned subsidiary of Genworth, since its IPO in September 2021 (serving as a member of the audit and nominating and corporate governance committees). Mr. Restrepo also currently serves on the board of directors of The Larry H. Miller Group of Companies. He also previously served as a director of Majesco, a provider of insurance software and consulting services, from August 2015 to September 2020. Mr. Restrepo received a B.A. in English from Yale University. Mr. Restrepo is NACD Directorship Certified and has obtained the Professional Director - Public Company credential from the American College of Corporate Directors.

QUALIFICATIONS

Mr. Restrepo is a qualified financial expert and has more than 40 years of insurance, finance and risk management experience as the Chairman, President and Chief Executive Officer of the State Automobile Insurance Companies, along with various roles at several of the country’s leading insurers. Mr. Restrepo brings to the Board deep knowledge of and perspective on leading corporate governance, organizational management, strategic planning and risk mitigation. His extensive experience leading large insurance companies is vital to his role as Chair of the Audit Committee, as well as his service on the Management Development and Compensation Committee.

SKILLS

Committees: Audit (Chair), Management Development and Compensation Age: 72 Director Since: December 2016

2023 Proxy Statement     21

Genworth Board of Directors

Elaine A. Sarsynski Former Chairwoman, Chief Executive Officer and President, Mass Mutual International

BACKGROUND

Ms. Sarsynski was Chairwoman, Chief Executive Officer and President of MassMutual International, an insurance company, until her retirement in 2017. She joined Mass Mutual Life Insurance Company in 2005 as Managing Director at Babson Capital Management LLC, a MassMutual subsidiary. She became Executive Vice President, Chief Administrative Officer, Chief Executive Officer and President of MassMutual International in 2006 and Executive Vice President, member of the Office of the Chief Executive Officer and President of MassMutual Retirement Services, as well as Chairwoman of MassMutual International, in 2008. Prior to joining Babson Capital, she served two elected terms as First Selectman for the town of Suffield, Connecticut. In 1998, she founded Sun Consulting Group LLC, offering consulting services to the real estate industry. Ms. Sarsynski previously spent 17 years at Aetna where she held multiple senior management positions overseeing segments of the company’s Investments Division and leading the Corporate Finance Department. She currently serves on the board of directors of TI Fluid Systems PLC, Horizon Technology Finance Corporation and Horace Mann Educators Corporation. Ms. Sarsynski previously served on the Board of Directors of AXA S.A. from 2018 to 2021. Ms. Sarsynski received a B.A. from Smith College and an M.B.A. from Columbia University.

QUALIFICATIONS

Ms. Sarsynski is a qualified financial expert and has extensive experience as both an executive and Director at certain of the nation’s largest insurance companies, including MassMutual and Aetna. In her decades of service at both public and private companies, she has led strategic turnarounds for global businesses and overseen significant growth across business units and geographies. Ms. Sarsynski provides the Board with strong experience in financial services, insurance, compliance, risk management, operations, investments and real estate. These experiences position her well to Chair the Risk Committee and serve on the Audit Committee.

SKILLS

Committees: Audit, Risk (Chair) Age: 67 Director Since: March 2022

22     Genworth Financial, Inc.

Genworth Board of Directors

Ramsey D. Smith Founder and Chief Executive Officer, ALEX.fyi

BACKGROUND

Mr. Smith is the founder and CEO of ALEX.fyi, a retirement solutions company. Before founding ALEX.fyi in 2016, Mr. Smith spent over two decades at Goldman Sachs, most recently as Managing Director, Equity Derivative Sales, Head of Insurance. Mr. Smith built out the Life Insurance business at Goldman Sachs from 2007 to 2016. Prior to his tenure at Goldman Sachs, Mr. Smith worked as an analyst at Credit Suisse from 1990 to 1993. Mr. Smith is active in philanthropic activities, including serving on the Board of Sponsors for Educational Opportunity. Mr. Smith received an A.B. degree in Romance Languages and Literature from Princeton University and an M.B.A. from Harvard Business School.

QUALIFICATIONS

Mr. Smith has extensive experience in securities and annuities businesses, having spent more than 20 years leading Equity Derivatives teams and as a mergers and acquisitions analyst with Goldman Sachs and Credit Suisse, respectively, as well as founding and leading ALEX.fyi, a retirement solutions company. His experience developing and launching a new business venture provides valuable insight as the company pursues growth and establishes new business lines. Mr. Smith brings to the Board, along with the Nominating and Corporate Governance and Risk Committees, a deep understanding of risk management, finance and insurance markets.

SKILLS

Committees: Nominating and Corporate Governance, Risk Age: 55 Director Since: March 2021

2023 Proxy Statement     23

Genworth Board of Directors

Board’s Director Nominee Skills Matrix

Our Board is composed of individuals with diverse experience at policy-making levels in business and government in areas that are relevant to the company. All of the Board’s director nominees meet the qualifications and possess the qualities and skills outlined in the How We Select Our Directors section. In addition, each director was nominated on the basis of the unique set of qualifications and skills he or she brings to the Board, as well as how those qualifications and skills blend with those of the other directors on the Board as a whole. The blend of our directors’ diverse backgrounds ensures that issues facing the company are examined and addressed with the benefit of a broad array of perspectives and expertise.

We believe that the Board’s director nominees have demonstrated leadership, sound judgment and integrity in a variety of positions across various professions and industries. The Board has identified key experiences, qualifications and skills that are important to be represented on the Board as a whole and were among the items considered by the Governance Committee in evaluating the director nominees. Each director nominee is not expected to possess every attribute - rather the attributes of each director nominee are considered in the context of the Board’s overall make-up of experiences, qualifications and skills. The skills matrix below is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board. It also summarizes why these key experiences, qualifications and skills are important to the Board and Genworth’s business.

CEO/Business Head Experience – Provides leadership perspectives with practical understanding of organizations, operations, strategy, and risk management.
Industry Experience – Provides insight on issues specific to our businesses within the financial services industry.
Risk Management – Provides critical perspectives for the Board’s role in overseeing the risks facing Genworth.
Financial/Investment Experience – Assists our directors in understanding and overseeing our financial reporting and internal controls, as well as evaluating our financial statements and investment strategy.
Healthcare/Medical – Assists our directors in understanding and reviewing our business and strategy.
Marketing Experience – Relevant to Genworth as it seeks to identify and develop new markets for its financial products and services.
Public Policy/Regulatory – Provides valuable insight and guidance to Genworth to help navigate governmental and regulatory actions that impact our businesses.
Corporate Governance/Public Company Board – Supports our goals of strong governance with Board and management accountability, transparency and protection of stockholder interests.
Technology/Information & Cybersecurity – Provides relevant insight as Genworth looks for ways to enhance the customer experience and internal operations and oversee technology/information & cybersecurity risk.
Mergers and Acquisition/Restructuring – Provides experience to assist Genworth with a practical understanding of developing, implementing and assessing our operating plan and business strategy.
International – Provides helpful perspectives as Genworth evaluates growing our businesses outside of the United States.

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Genworth Board of Directors

How We Select Our Directors

The Governance Committee recommends director candidates to the Board for election, and our Board nominates director candidates and makes voting recommendations to our stockholders.

Director Recruitment Priorities

In addition to considering candidates suggested by stockholders, the Governance Committee considers potential candidates recommended by current directors, company officers, employees and others. We have also historically engaged an outside search firm to assist us in identifying and evaluating potential director candidates.

The Governance Committee believes all director nominees should meet certain qualifications and possess certain qualities or skills that, when considered in light of the qualities and skills of the other director nominees, assist the Board in overseeing our operations and developing and pursuing our strategic objectives.

The Governance Committee believes each director nominee should at a minimum:

●  possess the highest personal and professional ethics, integrity and values;

●  be committed to representing the long-term interests of our stockholders;

●  have an inquisitive and objective perspective, practical wisdom and mature judgment;

●  bring a distinct skill set of value to the Board and the company when viewed alone and in combination with other directors;

●  be willing and able to devote sufficient time to carrying out his or her duties and responsibilities effectively; and

●  be committed to serve on the Board for an extended period of time.

Commitment to Board Diversity

The Governance Committee endeavors to have a board representing diverse experience at policy-making and in other areas that are relevant to the company’s businesses. When deciding whether to renominate a director for election, the Governance Committee and the Board also consider the director’s tenure in the context of the overall mix of tenures of Board members. The qualifications, qualities and skills required for directors are further set forth in Section 3 of Genworth’s Governance Principles, which are available on our website.

The Board also believes that Board diversity is important to serving the long-term interests of stockholders. The Governance Committee, as a matter of practice, takes diversity factors into account when considering potential director nominees and actively seeks to achieve a diversity of occupational and personal backgrounds, viewpoints, education and skills on the Board, including diversity with respect to demographics such as gender, race, ethnicity, national origin and age.

Director Candidate Recommendations

The Governance Committee will consider all stockholder recommendations for candidates to the Board, which should be sent to:

Nominating and Corporate Governance Committee c/o Corporate Secretary Genworth Financial, Inc. 6620 West Broad Street, Building #1 Richmond, Virginia 23230

2023 Proxy Statement     25

Genworth Board of Directors

Selection Process Highlights

The Governance Committee considers all potential candidates regardless of the source of the recommendation and determines whether potential candidates meet our qualifications, qualities and skills for directors. Where there is an interest in a particular candidate, the Governance Committee’s evaluation is multi-faceted and typically includes:

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Genworth Board of Directors

Director Independence

Our Board currently consists of nine directors, eight of whom are independent (as defined by our Governance Principles and NYSE listing standards) and one of whom is our CEO, Mr. McInerney. For a director to be independent, the Board must determine that the director does not have any material relationship with Genworth either directly or as a partner, stockholder or officer of an organization that has a relationship with Genworth. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the applicable rules and listing standards of the NYSE. The independence guidelines are set forth in Section 4 of our Governance Principles, which are available on our website: www.genworth.com. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. Our Board has determined that the purchase of Genworth products and services on the same terms available to unaffiliated entities or persons does not impair a director’s independence and therefore such purchases are not considered by our Board when making independence determinations. The Board has determined that:

Sen. Conrad, Lt. Gen. Dyson, Ms. Goodman, Ms. Higgins, Mr. Mills, Mr. Restrepo, Ms. Sarsynski and Mr. Smith satisfy the NYSE’s independence requirements and Genworth’s independence guidelines.

In addition to the independence guidelines discussed above, members of the Audit Committee must satisfy additional independence requirements established by the Securities and Exchange Commission (“SEC”) and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from Genworth or any of its subsidiaries other than their directors’ compensation and they may not be affiliated with Genworth or any of its subsidiaries. Notwithstanding the foregoing, a director of both Genworth and an affiliate of Genworth who otherwise satisfies the independence requirements may serve on the audit committee pursuant to the exemption provided in Rule 10A-3 under the Exchange Act. The Board has determined that:

All of the current members of the Audit Committee satisfy the relevant SEC and NYSE independence requirements.

Further, in affirmatively determining the independence of any director who will serve on the Management Development and Compensation Committee (the “Compensation Committee”), the Board also considers all factors specifically relevant to determining whether a director has a relationship to Genworth that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by Genworth to such director; and (2) whether the director is affiliated with Genworth, its subsidiaries or its affiliates. The Board has determined that:

All of the current members of the Compensation Committee satisfy the relevant SEC and NYSE independence requirements.

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Corporate Governance at Genworth

Board Overview and Governance Principles

Our Governance Principles are published on Genworth’s website, as are our other corporate governance materials, including the charters adopted by the Board for each of our standing committees and any key practices adopted by the committees. To view these materials, visit our website: www.genworth.com. The Board regularly reviews corporate governance developments and may modify these principles, charters and key practices as warranted. Any modifications will be reflected in the documents on Genworth’s website.

Board Composition

The number of directors of our company is fixed from time to time by a resolution adopted by our Board, but will not be less than one nor more than 15. Our Governance Principles state that the size of the Board should be in the range of seven to 15 directors. Our Board has set the size of the Board at nine members.

Each director elected by the holders of our common stock will serve until the 2024 Annual Meeting and until his or her successor is duly elected and qualified, or until the earlier of their resignation or removal in a manner provided for in the Bylaws. The holders of our common stock do not have cumulative voting rights in the election of directors.

We believe the Board’s director nominees are a talented group of individuals with a variety of relevant qualifications, skillsets and professional backgrounds, as reflected in their biographies beginning on page 15. We believe our Board benefits significantly from this diversity of experience, as well as the tenure, racial/ ethnic and gender diversity of its members.

Board Leadership Structure

Our Board functions in a collaborative fashion that emphasizes active participation and leadership by all of its members. Our Bylaws require our Board to appoint a Chair of the Board but give it the flexibility to appoint as Chair (i) our CEO, (ii) an independent director or (iii) a non-independent director other than the CEO. Our Board determines who to appoint as our Chair based on the knowledge and experience of the people then serving on our Board and as CEO and chooses the person whom it believes best meets the needs of our company and our stockholders at that time. In May 2021, our Board selected Ms. Higgins, one of our independent directors since 2013, to serve as our Non-Executive Chair of the Board due to Ms. Higgins’ service with and knowledge of our company and her significant leadership experience. Ms. Higgins is a qualified financial expert and has broad financial services and investment experience. In addition, she has extensive experience on numerous public and private company boards and during her tenure on our Board has served on each of the Board’s standing committees. Our Board has determined that having Thomas J. McInerney serve as our CEO and a director and Melina E. Higgins serve as our Non-Executive Chair of the Board is the appropriate leadership structure for our company at this time.

28     Genworth Financial, Inc.

Corporate Governance at Genworth

Role of the Non-Executive Chair of the Board

As more fully set forth in our Governance Principles, available on our website: www.genworth.com, the Non-Executive Chair’s responsibilities and authority include:

Responsibilities of the Non-Executive Chair include:

●  presiding at all meetings of the Board, stockholders and non-management and independent directors;

●  facilitating efficient Board operations through regular engagement with standing committees of the Board and individual directors;

●  regularly communicating with the CEO to provide him or her with advice and counsel, and to share information about recent developments;

●  serving as a liaison between the CEO and the non-management and independent directors;

●  consulting on meeting agendas;

●  working with management to assure that meeting materials are fulfilling the needs of directors;

●  consulting on the meeting calendar and meeting schedules to assure there is sufficient time to discuss all agenda items;

●  periodically calling meetings of the non-management and independent directors, including at the request of such directors;

●  working with the CEO to respond to stockholder inquiries involving the Board; and

●  fulfilling other responsibilities as determined by the Board.

Meetings of Non-Management and Independent Directors

All of our current non-management directors are independent (as determined in accordance with the NYSE listing standards and our Governance Principles) and our non-management directors met without management present at regularly scheduled Board meetings during 2022, as provided in our Governance Principles. Mr. McInerney, our CEO, is currently the only employee of the company who serves on our Board. In addition, our Governance Principles provide that if the non-management directors include individuals who are not independent, as determined in accordance with the NYSE listing standards and our Governance Principles, then the independent directors on our Board will separately meet at least one time each year. Our Governance Principles provide that the Non-Executive Chair of the Board, currently Ms. Higgins, will preside at the meetings of the non-management directors and the independent directors; in the absence of Ms. Higgins, the non-management directors present will select an independent committee chair to preside at such session. The independent Non-Executive Chair of the Board may periodically call meetings of the non-management and independent directors, including at the request of the non-management or independent directors.

2023 Proxy Statement     29

Corporate Governance at Genworth

Meeting Attendance

Directors are expected to attend the annual meeting of stockholders and all scheduled Board meetings and meetings of the committees on which they serve. During 2022, our Board held 8 meetings. Each of our then current directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she served as a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). All of our current directors attended the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). As set forth in the Governance Principles, directors are expected to attend the 2023 Annual Meeting.

8 Board Meetings in 2022	2022 Director Meeting Attendance
● All directors attended the 2022 Annual Meeting ● All directors attended >75% of Board and Committee Meetings

Board Responsibilities

Board Oversight of Strategy

The business of Genworth is conducted by its employees, managers and officers, under the direction of its CEO and the oversight of the Board, to enhance the long-term value of Genworth and its stockholders. The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. Specifically, the Board reviews, monitors and, where appropriate, approves fundamental financial and business strategies and major corporate actions. The Board reviews and evaluates Genworth’s strategy at each regularly scheduled meeting and frequently engages with management and outside advisors regarding the competitive landscape, regulatory environment, operational challenges and opportunities, and strategic alternatives to ensure Genworth pursues and makes progress on its strategic plan.

Board Oversight of Risk

Our Board recognizes that, although risk management is primarily the responsibility of Genworth’s management, the Board plays a critical role in the oversight of risk. As a financial services company, the very nature of our business involves the underwriting, management and assumption of risks on behalf of our customers. The Board believes it is an important part of its responsibilities to oversee the company’s overall risk assessment processes and management thereof.

30     Genworth Financial, Inc.

Corporate Governance at Genworth

Below is a high-level summary of the key responsibilities and roles for Board oversight of risk at Genworth.

Board

- Our Board is comprised of Directors with experience in identifying, assessing and managing risk exposures of large, complex firms.
- Our Board established the Risk Committee to be specifically responsible for overseeing Genworth's enterprise risk management policy and related risk profile.
- The Board also utilizes its other committees to oversee specific risks and receives regular reports from the committees on the areas of risk for which they have oversight.

Risk Committee

- The Risk Committee is responsible for overseeing Genworth's enterprise risk management policy and related risk profile, including but not limited to the following major risk exposures: credit risks, market risks, insurance risks, housing risks, operational risks, model risks, information technology risks, and any other risk that poses a material threat to the viability of Genworth, including significant and emerging risks like climate risk.
- In connection with reviewing and overseeing the control, management and mitigation processes relating to Genworth's enterprise management policy and risk appetite, the Risk Committee recommends annually for Board approval: (i) enterprise risk management policy; and (ii) the risk appetite of the company. The Risk Committee oversees the implementation and maintenance of such policy and appetite.

All Directors serving on the Risk Committee are independent, as discussed above, and Genworth's Chief Risk Officer also has a direct reporting obligation to the Risk Committee.

Audit Committee

The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the company's system of internal control.

Compensation Committee

The Compensation Committee oversees the risks relating to compensation plans and programs, as well as management development and leadership succession in the company's various business units.

Governance Committee

Our Governance Committee is responsible for the oversight of risks relating to corporate governance.

Management

- The Board as a whole has historically discussed with management specific business risks as part of its regular reviews of the individual business units and also on a company-wide basis as part of its strategic reviews.

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Corporate Governance at Genworth

Spotlight on Cybersecurity Risk

Genworth recognizes the significant operational risk, including risk of losses, from cyberattacks and the importance of a strong cybersecurity program for effective risk management. Our Board recognizes the importance of maintaining the privacy and security of customer information, as well as the availability of our systems and consequently dedicates meaningful time and attention to oversight of cybersecurity risk. In light of these risks, our Board is actively engaged in the oversight of our Company’s Information Security and Information Technology (“IT”) Risk Program, which includes periodic briefings on cybersecurity threats and participation in cybersecurity preparedness exercises.

The Risk Committee has primary responsibility for cybersecurity oversight. In this capacity, the Risk Committee oversees the Company’s processes for identifying, assessing and managing technology and cybersecurity risk. Our program employs various controls and policies to secure our operations and information which includes monitoring, reporting, managing, and remediating cybersecurity threats. Key features of the program include access controls, security training, dedicated security personnel, security event monitoring, and when necessary, consultation with third-party data security experts. Additionally, we have procedures set forth for reporting and responding to potential security incidents as well as determining applicable disclosure requirements. At least annually, the Board reviews and discusses our Information Security Program and IT Risk Management Program.

Genworth’s Chief Information Security Officer and Chief Risk Officer, both members of management, support the cybersecurity risk oversight responsibilities of the Board and its committees and involve applicable management personnel in cybersecurity risk management. The Risk Committee receives periodic reports from the Chief Information Security Officer and Chief Risk Officer on the Company’s technology and cybersecurity risk profile, Information Security Program, and key cybersecurity initiatives. Additionally, the Chief Information Security Officer and Chief Risk Officer follow a risk-based escalation process to notify the Risk Committee outside of the regular reporting cycle when they identify potential substantive risks or issues.

Board Committees

The four standing committees of the Board are the Audit Committee, Compensation Committee, Governance Committee and Risk Committee. Our Board may also establish various other standing or special committees as required or appropriate for purposes of executing any delegated responsibilities from the Board.

The Board has established written charters for each of its four standing committees. Each Committee’s responsibilities are more fully set forth in its charter, which can be found in the corporate governance section of our website: www.genworth.com.

The four standing committees of the Board are described below.

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Corporate Governance at Genworth

Audit Committee

The purpose of the Audit Committee is to assist the Board in its oversight of the integrity and compliance of the company’s financial statements, of the independence, qualifications and performance of the independent auditor, and of the performance of the company’s internal audit function.

MEMBERS Robert P. Restrepo Jr. (Chair) Karen E. Dyson Melina E. Higgins Elaine A. Sarsynski

PRINCIPAL RESPONSIBILITIES

The Audit Committee’s responsibilities include:

●  discussing with management and our auditor our annual and quarterly financial statements, earnings releases and financial information and earnings guidance provided to analysts and rating agencies;

●  recommending the annual audited financial statements be included in the Annual Report on Form 10-K;

●  reviewing reports regarding any significant deficiencies or material weaknesses in internal controls, as well as reports regarding any fraud that involves management or other employees who have a significant role in the company’s internal controls;

●  selecting our independent registered public accounting firm and approving the terms of its engagement;

●  reviewing and discussing with management and our independent registered accounting firm, as appropriate, critical audit matters as well as any other matters required to be discussed under applicable regulations, including any audit problems or difficulties and management’s response;

●  overseeing the company’s compliance with legal and regulatory requirements relating to the company’s financial statements;

●  independently and/or in coordination with the Risk Committee, overseeing risks associated with financial accounting and reporting, including the system of internal control;

●  reviewing our financial reporting and accounting standards and principles;

●  reviewing our internal system of financial controls and the results of internal audits;

●  obtaining and reviewing formal written reports from the independent registered public accounting firm regarding its internal quality-control procedures;

●  reviewing and overseeing the investigation of any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct;

●  preparing and publishing a committee report for inclusion in the proxy statement;

●  establishing procedures for the hiring of employees or former employees of our auditors;

●  establishing procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters; and

●  establishing and overseeing policies and procedures for the review, approval, and ratification of all related person transactions.

11 Meetings in 2022

The Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists solely of “independent” directors as defined by the applicable rules of the NYSE and the SEC and by our Governance Principles. In addition, the Board has determined that all four of the Audit Committee’s current members, Mr. Restrepo and Mses. Dyson, Higgins and Sarsynski, are “audit committee financial experts,” as defined by SEC rules.

The Audit Committee has determined that in view of the increased demands and responsibilities of the committee, its members generally should not serve on more than two additional audit committees of other public companies. The Audit Committee’s report appears on page 93 of this Proxy Statement.

2023 Proxy Statement     33

Corporate Governance at Genworth

Management Development and Compensation Committee

The principal purpose of the Compensation Committee is to carry out the Board’s overall responsibility relating to executive compensation and succession planning. The Compensation Committee consists solely of “independent” directors as defined by the applicable rules of the NYSE and by our Governance Principles.

MEMBERS Karen E. Dyson (Chair) Jill R. Goodman Melina E. Higgins Robert P. Restrepo Jr.

PRINCIPAL RESPONSIBILITIES

The Compensation Committee’s responsibilities include:

●  reviewing and approving on an annual basis the corporate goals and objectives with respect to the compensation of our CEO, evaluating our CEO’s performance in light of these goals and objectives and setting our CEO’s compensation based  on such evaluation;

●  reviewing and approving on an annual basis the evaluation process and compensation structure for our other executive officers, including evaluating and setting the compensation for our executive officers;

●  reviewing, amending, approving or terminating our variable incentive compensation and other stock-based compensation plans, with consideration given to the results of the most recent advisory vote on executive compensation (“Say On Pay Vote”);

●  developing, adopting and monitoring a policy for executive compensation recovery or clawback;

●  reviewing and approving employment and severance arrangements and agreements for executive officers;

●  assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing the development of executive succession plans;

●  assessing the structure and composition of the leadership of the company;

●  reviewing and discussing our Compensation Discussion and Analysis, recommending to the Board its inclusion in our annual reports and proxy statements and publishing a committee report;

●  overseeing the assessment of the risks relating to our compensation policies and programs; and

●  determining whether the work of any compensation consultant raised any conflict of interest.

7 Meetings in 2022

Under its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee’s report appears on page 44 of this Proxy Statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is also provided in the Compensation Discussion and Analysis section later in this document.

34     Genworth Financial, Inc.

Corporate Governance at Genworth

Nominating and Corporate Governance Committee

The principal purpose of the Governance Committee is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing Genworth’s corporate governance guidelines. The Governance Committee consists solely of “independent” directors as defined by the applicable rules of the NYSE and by our Governance Principles.

MEMBERS G. Kent Conrad (Chair) Jill R. Goodman Howard D. Mills, III Ramsey D. Smith

PRINCIPAL RESPONSIBILITIES

The Governance Committee’s responsibilities include:

●  leading the search for, identifying and screening individuals qualified to become members of our Board and reviewing the skills, experience, characteristics and other criteria for identifying directors in the context of the current make-up of the Board;

●  reviewing the Board’s committee structure and recommending committee members and chairs;

●  recommending the size, structure, composition and functioning of the Board and its committees as well as the Board’s leadership structure;

●  developing and annually reviewing the Governance Principles;

●  overseeing the evaluation of the Board by developing and recommending to the Board for its approval an annual self-evaluation process for assessing the effectiveness of the Board and its committees;

●  overseeing risks related to corporate governance;

●  reviewing annually director compensation and benefits;

●  approving and reviewing policies related to reimbursements for certain director expenses; and

●  periodically reviewing the ESG policies and practices of the company.

9 Meetings in 2022

In conjunction with its oversight of Genworth’s environmental, social and governance policies and practices, the Governance Committee is also responsible for, among other things: (i) reviewing periodically the nature and amount of our political contributions, the operations of our Political Action Committee and our public disclosure regarding such activities; (ii) reviewing periodically our policies and practices on matters of corporate citizenship, including philanthropic programs and financial and other support of charitable, education and cultural organizations; and (iii) reviewing periodically our environmental policy and practices.

2023 Proxy Statement     35

Corporate Governance at Genworth

Risk Committee

The purpose of the Risk Committee is to assist the Board in its oversight relating to Genworth’s (i) enterprise risk management policy and the related risk profile; (ii) compliance program; (iii) information technology and information security programs; and (iv) investment portfolio and strategy. The Risk Committee will periodically review Genworth’s top risks and be apprised of the following major risk exposures for the company: credit risks; market risks; insurance risks; housing risks; operational risks; model risks; information technology risks; and any other risk that poses a material threat to the viability of the company. The Risk Committee consists solely of “independent” directors as defined by the applicable rules of the NYSE and by our Governance Principles.

MEMBERS Elaine A. Sarsynski (Chair) G. Kent Conrad Howard D. Mills, III Ramsey D. Smith

PRINCIPAL RESPONSIBILITIES

The Risk Committee’s responsibilities include:

●  reviewing and recommending annually for Board approval (i) the company’s enterprise risk management policy and (ii) the risk appetite of the company, and to oversee the implementation and maintenance of such policy and appetite;

●  receiving regular reports on the efforts to implement and comply with regulatory requirements related to risk management;

●  reviewing and overseeing the control, management and mitigation processes relating to Genworth’s enterprise risk management policy and risk appetite;

●  reviewing Genworth’s ability to assess and manage significant and emerging risks, like climate risk;

●  reviewing and analyzing Genworth’s major risk exposures, strategies, processes, and policies, with accompanying stress tests;

●  reviewing and overseeing Genworth’s internal risk function;

●  periodically reviewing and  overseeing Genworth’s compliance program with respect to applicable legal and regulatory requirements and consumer matters, including Genworth’s Code of Ethics and its policies and procedures to facilitate compliance;

●  periodically reviewing and overseeing Genworth’s information technology and information security systems, processes and policies, with a presentation on this topic to the full Board at least annually;

●  receiving reports regarding risks associated with litigation and investigations/regulatory matters involving the company; and

●  discussing with management the company’s overall investment portfolio and investment strategies.

5 Meetings in 2022

In conjunction with its oversight of risks, the Risk Committee receives reports on environmental, social and governance-related items including emerging risk frameworks, climate risks and investment policies. In addition, in connection with its oversight of information technology and information security systems, processes and policies, the Risk Committee receives regular updates related to data security and cybersecurity matters.

We believe that our risk oversight structure is supported by our current Board leadership structure, with the Non-Executive Chair of the Board working together with our independent Risk Committee and our other standing committees.

36     Genworth Financial, Inc.

Corporate Governance at Genworth

Other Board Practices, Policies and Processes

Code of Business Conduct and Ethics

All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in Genworth’s Code of Ethics (“Code of Ethics”). If an actual or potential conflict of interest arises for a director, the director shall promptly inform the chief executive officer. To view our Code of Ethics, visit our website: www.genworth.com. Section 11 of our Governance Principles, which are available on our website, more fully addresses our Code of Ethics. Under our Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to our Code of Ethics.

Certain Relationships and Transactions

Our Board has established a policy, which is set forth in our Governance Principles, that Genworth will not enter into a transaction with a “related person” except in circumstances where there is a verifiable Genworth business interest supporting the transaction and the transaction otherwise meets Genworth’s standards that apply to similar transactions with unaffiliated entities or persons. For purposes of our policy, “related person” means any of our executive officers, directors, nominees for director, any persons known by us to beneficially own in excess of 5% of any class of our voting securities, any person who is an immediate family member of the foregoing and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, general partner, principal or in a similar position or in which such person is deemed to have a 10% or greater beneficial ownership interest. Our policy applies to all transactions with “related persons,” including modifications of previously approved transactions, other than: (1) transactions available to all employees generally; and (2) transactions involving the payment of compensation or the entry into compensatory agreements or arrangements that are approved by the Compensation Committee or paid pursuant to an agreement, plan or arrangement approved by the Compensation Committee. The Board has delegated to the Audit Committee the responsibility of establishing and overseeing policies and procedures for the review, approval and ratification of transactions with related persons, and the Audit Committee has established certain key practices related thereto. Our Governance Principles and Audit Committee’s key practices can be found in the corporate governance section of our website: www.genworth.com.

Board Self-Evaluation

The Board and each of its Committees annually follow a specific process, overseen by the Governance Committee, to determine their effectiveness and opportunities for improvement. The Board and each respective Committee conduct a self-evaluation annually, focusing on how the Board can improve its key functions of overseeing personnel development, financials, and other major issues of strategy, risk, integrity, reputation and governance. During the process, ideas are solicited from directors about:

Improving:	Identifying:

●  prioritization of issues presented to the Board;

●  quality of written, chart and oral presentations presented to the Board by management;

●  quality of Board or Committee discussions on these key matters; and

●  communication and feedback from observations of fellow Board members.

●  ways to improve the effectiveness of the Board and its Committees;

●  suggestions for Board process improvement;

●  specific issues which should be discussed by the Board in the future; and

●  any other matter of importance to Board functions.

2023 Proxy Statement     37

Corporate Governance at Genworth

In 2022, the Board followed the self-evaluation process described below:

Process

●  Governance Committee annually determines the Board evaluation criteria and process to be utilized

●  Process is implemented annually at a regularly scheduled meeting

●  Board Chair and Governance Committee Chair oversee Board and Committee evaluation process

Individual Interviews & Questionnaire

●  Questions are developed to solicit ideas from the directors to improve and identify key items required by the Governance Principles and Key Practices of the Governance Committee regarding the effectiveness of the Board and Committees

●  Questions are distributed in advance for directors to anonymously complete

●  Directors also may request additional questions or topics be discussed as a part of the Board and Committee evaluation process

●  Governance Committee Chair interviews each director to discuss, among other things, feedback for and evaluation of the other directors

Discussion

●  Board allots ample time for Board evaluation discussion

●  Board Chair and Governance Committee Chair facilitate Board evaluation deliberations

●  Committees allot ample time for discussion to receive feedback from the directors regarding the questions

●  Committee members and directors can also have private discussions with Committee Chairs or Board Chair

Feedback

●  Board Chair works with Committee Chairs to organize comments received regarding options for change at either Board or Committee level

●  The Board and each Committee review and discuss the results of the Board evaluation assessment, and coordinate any necessary follow-up actions

Implementation

●  Board Chair oversees tracking, and implementation of any new agreed upon Board and Committee priorities and actionable items

●  Board is informed throughout the following year regarding follow up items and/or progress on implementing changes

The self-evaluation process is an important determinant for Board tenure that the Governance Committee and the Board consider in the context of the overall mix of director tenures of the Board when deciding whether to renominate a director for election.

38     Genworth Financial, Inc.

Corporate Governance at Genworth

Board Orientation and Continuing Education

Director education about our company and other relevant topics is ongoing, beginning when a Director joins the Board. Each new director, as a part of their orientation process, receives educational briefings by senior management on Genworth’s strategic plans, its financial statements and its key policies and practices, including our Governance Principles and Code of Ethics. In addition, the orientation may include site visits to company headquarters and our other business locations. The onboarding process provides a fundamental foundation for a new Director to learn about our businesses and meet our leadership team and helps a new Director more quickly assimilate to meaningfully contribute to and engage fully with the Board.

Directors are also provided materials or briefing sessions on subjects that assist them in discharging their duties on an on-going basis and may be customized for a particular Director’s needs. These presentations may be provided during Board meetings, standing committee meetings or in information sessions. In addition, “deep dives” on certain areas of interest or of particular importance to the company and its businesses are provided to the Board, standing committees or an individual Director, from time to time.

Directors are also encouraged to participate in external continuing education courses and seminars sponsored by industry experts and other organizations to help them stay abreast of the evolving responsibilities and key topics. Directors are reimbursed for registration and other fees and for airfare, as well as other reasonable travel, lodging and dining expenses for attendance at approved education seminars.

2022 Highlights

●  New Director orientation sessions

●  Board site visits

●  Board education sessions, including topics such as new accounting standards, LTC policyholder claims, ESG and CareScout

●  Cybersecurity preparedness exercise

●  Director participation in external continuing education courses and seminars and certification programs

Overboarding

Our Governance Principles provide that directors who serve as chief executive officers or in equivalent positions for other public companies should not serve on more than one other board of directors of a public company in addition to the Genworth Board and other directors should not serve on more than three other boards of public companies in addition to the Genworth Board. Service on the board of a public company related as a majority-owned subsidiary of Genworth does not count as a board of a public company in addition to the Genworth Board.

Retirement and Resignation Policies

The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. Directors generally will not be nominated for re-election to the Board after their 76th birthday, although the Board may nominate candidates over 76 under special circumstances.

In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. In the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, directors must inform the chair of the Board and the chair of the Governance Committee and must offer to tender their resignation. The Governance Committee will then consider the matter and subsequently recommend to the Board an appropriate course of action.

2023 Proxy Statement     39

Corporate Governance at Genworth

Communications with the Board of Directors

The Board has established a process for stockholders and other interested persons to communicate directly with Genworth and its non-management directors. Information regarding this process, including how to email or write our non-management directors, may be found on our website: www.genworth.com. Concerns relating to accounting, internal accounting controls and auditing matters may also be submitted confidentially and anonymously through the methods specified on our website. You may direct your communications to our non-management directors as a group or individually, or to any committee of the Board. The Corporate Secretary or Genworth’s ombudsperson monitor, review and sort all written communications to the non-management directors. Communications related to matters that are within the scope of the responsibilities of the Board are forwarded to the Board, the relevant committee of the Board or an individual director, as appropriate.

The Corporate Secretary or Genworth’s ombudsperson forward correspondence related to routine business and customer service matters to the appropriate management personnel. The Corporate Secretary or Genworth’s ombudsperson will immediately consult with the Audit Committee Chair, who will determine whether to communicate further with the Audit Committee and/or the full Board with respect to any correspondence received relating to accounting, internal accounting controls, auditing matters or officer conduct.

Non-Management Directors (as a group or individually)	Genworth	Genworth Ombuds Office
c/o Corporate Secretary Genworth Financial, Inc. 6620 West Broad Street, Building #1 Richmond, Virginia 23230	c/o Corporate Secretary or Investor Relations Genworth Financial, Inc. 6620 West Broad Street, Building #1 Richmond, Virginia 23230	c/o Genworth Ombudsperson Genworth Financial, Inc. 6620 West Broad Street, Building #1 Richmond, Virginia 23230

Compensation of Directors

The Governance Committee has the responsibility for annually reviewing and recommending to the Board compensation and benefits for “non-management directors.” Non-management directors are those directors who are not executive officers of Genworth or its affiliates. Accordingly, all directors, other than Mr. McInerney, are regarded as non-management directors. Mr. McInerney does not receive any compensation for serving as a director.

As part of the Governance Committee’s 2022 review, Meridian Compensation Partners was engaged to provide competitive market data and advice regarding non-management director compensation. As noted on page 51, the Compensation Committee members believed it was an appropriate time to gain fresh perspective on compensation matters and retained Meridian Compensation Partners as the independent compensation consultant in 2022. The Governance Committee believes it is best practice to utilize the same compensation consultant advising the Compensation Committee to ensure consistency and alignment with the market data and analysis. After its review, the Governance Committee determined not to recommend any changes to the company’s non-management director compensation and benefits program in 2022, however, the Governance Committee and the Board have determined to increase the Audit Committee Chair Fee and to move away from quarterly deferred stock units (“DSUs”) to an annual prospective grant of RSUs in 2023, to align with general market practice as well as to simplify the program.

40     Genworth Financial, Inc.

Corporate Governance at Genworth

In 2022, the company’s compensation components for non-management directors were as follows:

	Cash	DSUs	Total
Annual Retainer	$120,000	$150,000	$270,000
Annual Retainer for Non-Executive Chair	$80,000	$120,000	$200,000
Annual Retainer for Lead Director	$20,000
Annual Retainer for Committee Chairs
Audit	$25,000
Compensation	$22,500
Other Committees	$20,000

●	Annual Retainer. Each non-management director is paid an annual retainer of $270,000 in quarterly installments, following the end of each quarter of service. Of this amount, $120,000 is paid in cash and $150,000 is paid in DSUs. Instead of receiving a cash payment, non-management directors may elect to have 100% of their annual retainer paid in DSUs; provided, however, that no more than 30,000 DSUs may be granted to any non-management director in any one calendar year. To the extent this limit would be exceeded, the remainder of a director’s annual retainer will be paid in cash.

●	Annual Retainer for Non-Executive Chair. As additional compensation for service as Non-Executive Chair, the Non-Executive Chair receives a $200,000 annual retainer in addition to the regular annual retainer. Such amount is paid in quarterly installments, following the end of each quarter of service. Of this amount, $80,000 is paid in cash and $120,000 is paid in DSUs. Instead of receiving a cash payment, the Non-Executive Chair may elect to have 100% of the additional annual retainer paid in DSUs; provided, however, that no more than 25,000 DSUs may be granted to the Non-Executive Chair in any one calendar year with respect to the additional annual retainer. To the extent this limit would be exceeded, the remainder of the additional annual retainer will be paid in cash.

●	Fee for Lead Director. If a Lead Director is appointed in the absence of an independent Non-Executive Chair, the Lead Director would receive an annual cash retainer of $20,000 in quarterly installments, as additional compensation for service as Lead Director.

●	Fees for Committee Chairs. As additional compensation for service as chair of a committee, each chair will receive an additional annual cash retainer payable in quarterly installments, as follows: Audit Committee chair, $25,000; Compensation Committee chair, $22,500; and each other standing committee chair, $20,000.

●	Deferred Stock Units. The number of DSUs granted is determined by dividing the DSU value to be delivered by the fair market value of our common stock on the date of grant. Each DSU represents the right to receive one share of our common stock in the future, following termination of service as a director, as set forth below. DSUs accumulate regular quarterly dividends, if any, which are reinvested in additional DSUs. The DSUs will be settled in shares of common stock on a one-for-one basis beginning one year after the director leaves the Board in a single installment or installments over ten years, at the election of the director. Additionally, grants of DSUs, regardless of whether a non-management director elects to convert his DSUs on a single date or in a series of annual installments, will convert and settle in shares of common stock earlier upon the death of the non-management director.

In 2022, the company’s benefits for non-management directors were as follows:

●	Matching Gift Program. The company offers a matching gift program that provides for the matching of employee and director charitable contributions pursuant to the contribution guidelines established by the Genworth Foundation. Each non-management director is eligible for such charitable contributions to be matched on a 50% basis, up to a maximum matching contribution of $10,000 during any calendar year.

●	Reimbursement of Certain Expenses. Non-management directors are reimbursed for reasonable travel and other Board-related expenses, including expenses to attend Board and committee meetings, other business-related events and director education seminars, in accordance with policies approved from time to time.

2023 Proxy Statement     41

Corporate Governance at Genworth

The following table sets forth information concerning compensation paid or accrued by us in 2022 to our non-management directors:

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)		Total ($)
G. Kent Conrad	175,968	75,161	8,500		259,629
Karen E. Dyson	178,468	75,161	7,500		261,129
Jill R. Goodman	155,968	75,161	750		231,879
Melina E. Higgins	259,613	138,980	13,000	(5)	411,593
Howard D. Mills, III	155,968	75,161	—		231,129
Robert P. Restrepo Jr.	180,968	75,161	9,750		265,879
Elaine A. Sarsynski(6)	108,338	73,811	—		182,149
Ramsey D. Smith	155,968	75,161	—		231,129
Debra J, Perry(7)	53,846	38,579	—		92,425

(1)	Amounts include the portion of the annual retainer (described above) that was paid in cash. Amounts also include applicable committee chair fees and the cash portion of the retainer for the Non-Executive Chair of the Board. Messrs. Conrad, Mills, Restrepo and Smith and Mses. Dyson, Goodman and Higgins reached the maximum deferral of 30,000 DSUs with their fourth quarter retainer payment and Ms. Higgins reached the maximum deferral of 25,000 DSUs as Non-Executive Chair of the Board with her fourth quarter payment; therefore, a portion of their fourth quarter payments were made in cash. Ms. Sarsynski reached the maximum deferral of 30,000 DSUs with her third quarter retainer payment; therefore, a portion of her third quarter payment and all of her fourth quarter payment was made in cash.
(2)	Reflects the aggregate grant date fair value of DSUs, determined in accordance with FASB ASC Topic 718. The fair value of stock unit awards under Topic 718 typically equals the price of the underlying stock on the date of grant; however, amounts in the table are lower because the DSUs do not convert to transferable shares until one year after the director leaves the Board, and Topic 718 provides that the impact of transferability restrictions that remain in place after an award of stock based compensation vests may be considered when determining the fair value of the award for accounting purposes. The Finnerty option pricing model was, therefore, used to factor in these post-vest holding requirements with the following assumptions: (i) expected post vesting restriction period based upon the average of various terms (1-24 years) of individual Director’s estimated remaining service; (ii) expected volatility of 75.0%; (iii) risk-free interest rate of 1.40%; (iv) expected dividend yield of 0.00%; and (v) calculated discount for post vest restriction period of 30.34%.
(3)	The following table shows for each non-management director the total number of DSUs held as of December 31, 2022 (rounded down to the nearest whole share):

Name	Total Number of DSUs Held as of December 31, 2022
G. Kent Conrad	252,832
Karen E. Dyson	61,961
Jill R. Goodman	59,311
Melina E. Higgins	291,913
Howard D. Mills, III	59,311
Robert P. Restrepo Jr.	181,403
Elaine A. Sarsynski	30,000
Ramsey D. Smith	59,311
Debra J. Perry	166,603

(4)	Amounts reflect company charitable match contributions.
(5)	The charitable match amount for Ms. Higgins reflects $3,000 that was attributable to 2021 but due to an administrative error was not previously reported.
(6)	Ms. Sarsynski joined the Board on March 23, 2022. Her first DSU awards were prorated from that day to the end of the quarter. On May 19, 2022, Ms. Sarsynski was appointed to serve as chair of the Risk Committee. As a result, she received a prorated portion of the annual retainer fee for Risk Committee Chair in 2022.
(7)	Ms. Perry did not stand for re-election at our 2022 annual meeting of stockholders on May 19, 2022 and therefore retired from the Board effective on that date and stepped down as chair of the Risk Committee effective on that date. Her second quarter cash payments and DSU awards were prorated from the beginning of the quarter to that day.

42     Genworth Financial, Inc.

Corporate Governance at Genworth

Director Stock Ownership Policy

To help promote the alignment of the personal interests of the company’s non-management directors with the interests of our stockholders, we have established a robust stock ownership policy for all non-management directors. Under the policy, each non-management director is expected to hold common stock and/or DSUs while serving as a director of Genworth having a value equal to five times the value of the cash portion of the annual retainer payable to non-management directors, which is currently $120,000. Therefore, the ownership guideline is $600,000. Non-management directors are expected to satisfy this ownership guideline over time after their initial appointment to the Board, and are not permitted to sell any shares of Genworth common stock received from us until the ownership guideline has been met. The DSUs held by the non-management directors settle in shares of common stock beginning one year after the director leaves the Board in a single payment or in payments over 10 years, at the election of the director, or earlier upon the death of the director.

The following table shows the stock ownership as of March 1, 2023, of our current non-management directors, the percentage of the ownership guideline that they have reached, and the number of years that have elapsed since the director was initially made subject to the policy. The value of each non-management director’s stock ownership is based on the closing price of our common stock on March 1, 2023 ($6.07).

Name	Number of Shares / DSUs Held (#)	Value as of March 1, 2023 ($)	Stock Held as % of Ownership Guideline	Years Subject to Ownership Policy
G. Kent Conrad	252,832	$1,534,690	>100%	10
Karen E. Dyson	61,961	$376,103	63%	3
Jill R. Goodman	59,311	$360,018	60%	2
Melina E. Higgins	291,913	$1,771,912	>100%	10
Howard D. Mills, III	59,311	$360,018	60%	2
Robert P. Restrepo Jr.	231,403	$1,404,616	>100%	7
Elaine A. Sarsynski	30,000	$182,100	30%	1
Ramsey D. Smith	59,311	$360,018	60%	2

2023 Proxy Statement     43

Executive Compensation

Report of the Management Development and Compensation Committee

The Management Development and Compensation Committee of the Board of Directors oversees the compensation programs of Genworth Financial, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the Compensation Discussion and Analysis included in this document.

In reliance on the review and discussion referred to above, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Genworth’s Annual Proxy Statement on Schedule 14A to be filed in connection with Genworth’s 2023 Annual Meeting of Stockholders, which will be filed with the U.S. Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts. This report is provided by the following independent directors, who constitute the committee:

Karen E. Dyson, Chair
Jill R. Goodman
Melina E. Higgins
Robert P. Restrepo Jr.

44     Genworth Financial, Inc.

Executive Compensation

Proposal 2 Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act), we are required to provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail in the Compensation Discussion and Analysis section below, our executive compensation programs are designed to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual financial and strategic goals, long-term corporate goals and the realization of increased stockholder value. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:

●	compensation programs that are performance-based and align executive officer incentives with stockholder interests over multiple timeframes;
●	annual incentives that are earned based on performance measured against specific financial and non-financial objectives for an executive’s area of responsibility, together with a qualitative assessment of performance;
●	at-risk pay and compensation design that reflect an executive officer’s impact on company performance over time; and
●	appropriate risk management practices, including a clawback policy, anti-hedging policy, anti-pledging policy, stock ownership requirements, and a net share retention ratio with respect to equity grants.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2022 Summary Compensation Table and the other related tables and narrative discussion.

The say-on-pay vote is advisory, and therefore not binding on Genworth, the Compensation Committee or our Board of Directors. However, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

The Board of Directors recommends that Stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

2023 Proxy Statement     45

Executive Compensation

Compensation Discussion and Analysis

Named Executive Officers

This section provides an overview and analysis of our compensation programs and policies, including the material compensation decisions made under the programs with respect to the following executive officers, whom we refer to as our “named executive officers” or “NEOs:”

Thomas J. McInerney President and Chief Executive Officer (“CEO”)	Daniel J. Sheehan IV Former Executive Vice President, Chief Financial Officer (“CFO”) & Chief Investment Officer (“CIO”) (1)	Brian Haendiges Executive Vice President— U.S. Life Insurance

Gregory Karawan Executive Vice President and General Counsel(2)	Melissa Hagerman Executive Vice President and Chief Human Resources Officer(3)

(1)	Mr. Sheehan transitioned from the combined role of Chief Financial Officer and Chief Investment Officer effective March 1, 2023, and remained with the company in an advisory role until March 31, 2023.
(2)	Mr. Karawan was appointed Executive Vice President, General Counsel effective January 1, 2022.
(3)	Ms. Hagerman was appointed Executive Vice President, Chief Human Resources Officer effective January 1, 2022.

46     Genworth Financial, Inc.

Executive Compensation

2022 Company Performance

In 2022, Genworth met or exceeded key financial, non-financial, and operational objectives across its business portfolio due to strong execution and performance in Enact as well as solid progress in our U.S. Life Insurance business. These results were achieved amidst an often uncertain and dynamic macro-economic environment.

Delivering Strong Financial Performance

Full-year 2022 adjusted operating income of $633 million was well above market expectations and achieved despite a volatile macroeconomic backdrop. Enact delivered strong operating performance and record insurance in force along with prudent capital management and successful loss mitigation practices. These successes enabled Enact to exceed both financial and non-financial targets in 2022. U.S. Life insurance continued to make progress in executing its multi-year LTC in-force rate action plan and stabilizing the LTC block. In addition, the Investments portfolio remained strong, exceeding internal goals for net investment income, purchase yield, and impairments.

Working to Achieve Economic Breakeven / Stabilize Legacy LTC Block

In 2022, Genworth exceeded its internal targets for in-force LTC rate action approvals and premium rate actions filed on legacy blocks of LTC in execution of its multi-year rate action plan. During the full year of 2022, the company received LTC in-force rate action approvals impacting $1.1 billion of annualized in-force premiums, with a weighted average increase of 48%, getting Genworth to approximately $549 million in annual premium rate increase approvals in 2022. Of that aggregate amount, Genworth is awaiting the final disposition of a small number of the approvals as it works through implementation mechanics.

Return of Capital, Debt Reduction, Financial Strength and Flexibility

In May, the Genworth Board of Directors authorized a new share repurchase program of up to $350 million. This important milestone marked the first time Genworth returned capital to stockholders in over 14 years. As of December 31, 2022, the company had repurchased $64 million worth of outstanding shares at a price less than $4 per share. The company intentionally contained the level of purchases in 2022 until its holding company debt target of $1 billion or less was achieved and conditions to remove the GSE capital restrictions on our Enact subsidiary were satisfied.

In September, the company paid off the remaining senior notes due in 2024 thus achieving the long-term holding company debt target of $1 billion or less. Holding company debt at the end of 2022 was under $900 million, reflecting over $3 billion of debt retired since 2013. By reaching its debt target, Genworth was well positioned from a capital perspective to meet the financial conditions necessary as of the fourth quarter of 2022 to remove GSE capital restrictions on Enact. This important milestone benefits Enact as it is no longer subject to more stringent requirements relative to its peers and, in turn, levels the playing field with competitors. Genworth, as the parent, also benefits from the lifting of GSE restrictions with greater financial flexibility that can be used for potential investments in growth and to continue returning capital to stockholders. Additional indicators of financial strength and financial flexibility are demonstrated by an additional $13 million of holding company debt opportunistically purchased in the fourth quarter of 2022.

The combined efforts in the areas of debt reduction, achieving GSE requirements, and returning capital to stockholders along with continued progress in the U.S. Life Insurance businesses has enabled the company to receive multiple rating agency upgrades during 2022. These upgrades confirm the progress that Genworth has made in 2022 and how the company is well positioned to continue that progress into the future with additional financial strength and flexibility.

2023 Proxy Statement     47

Executive Compensation

Genworth met or exceeded key financial and non-financial objectives for 2022 across its business portfolio. These results were achieved amidst an often uncertain and dynamic macro-economic environment and have directly impacted our named executive officer compensation, as follows:

	Payout Funding	Results Summary
Key Annual Incentive Financial Objectives	Above Target

The Enact mortgage insurance business exceeded goals for adjusted operating income and adjusted return on equity

The U.S. Life Insurance business surpassed its 2022 multi-year LTC premium rate action plans

Investments income, purchase yields, and impairments performance all exceeded targets

Key Annual Incentive Non-Financial Objectives	Above Target

The U.S. Life Insurance Businesses exceeded targets for successful management of LTC in-force non-financial priorities

Capital Management Program results exceeded targets due to strong holding company debt reduction and the initiation of a stock repurchase program

Long-Term Financial Objectives	Above Target	Our 2020-2022 PSU awards payout was driven by strong Enact mortgage insurance performance and LTC in-force rate action approvals over this three-year period

48     Genworth Financial, Inc.

Executive Compensation

Compensation Philosophy

Our objective in compensating executive officers is to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders.

The following principles guide our compensation program design and individual compensation decisions. Additionally, we have highlighted below key elements of our compensation programs or policies for named executive officers that illustrate how we support these principles in practice:

Our Guiding Principles	Examples of Programs or Policies That Support Our Principles
Compensation should be primarily performance-based and align executive officer incentives with stockholder interests across multiple timeframes.

●   Annual incentives (short-term performance-based awards) are measurable and align with business operating plans.

●   Annual grants of long-term incentives to NEOs including equity-based PSUs (vest based on company performance after three years) and RSUs (long-term stock appreciation with an emphasis on retention).

At-risk pay and compensation design should reflect an executive officer’s impact on company performance over time.

●   A majority of annual compensation of our NEOs is at risk.

●   Our CEO has 87% of total target pay linked to company performance, through PSUs and annual incentives for 2022.

●   Our other NEOs have an average of 75% of total target pay at risk through PSUs, RSUs, and annual incentives for 2022.

●   Annual long-term incentive grants constitute the largest component of target compensation for NEOs.

Total compensation opportunities should be competitive within the relevant marketplace.

●   We review the composition of our compensation benchmarking peer group and leverage its compensation information to inform on competitiveness of pay levels for base, short term and long term incentive pay.

●   We strive to anchor our pay within a reasonable range of the median of the market, taking into account a combination of benchmarking data, importance of role to the company and individual skill sets, among other factors.

Our incentive compensation should reward financial and operational performance and allow for qualitative assessment.

●   In determining annual incentive awards, the Compensation Committee measures performance against specific financial and non-financial objectives for the NEO’s area of responsibility, together with a qualitative assessment of operational performance and other results.

●   Our long-term equity awards reward achievement of specific longer-term company objectives.

Plan designs and incentives should support appropriate risk management practices.

●   Executive officer stock ownership guidelines for our CEO (7x salary), our CFO and CIO (3x salary) and for our other Executive Officers (2x salary).

●   50% retention ratio for net after-tax shares received from the vesting or exercise of all equity incentive awards until executive officers’ stock ownership guidelines are met, ensuring significant personal assets are aligned with long-term stockholder interests.

●   Exercises of previously awarded stock options and stock appreciation rights (“SARs”) are settled in stock and are subject to a nine-month net hold requirement.

●   Clawback, anti-hedging and anti-pledging policies.

2023 Proxy Statement     49

Executive Compensation

Key Governance Practices

   Annual Advisory Approval of Executive Compensation

   Use of Performance-Based Long-Term Incentives

   Stock Ownership Requirements for Executive Officers

   Retention Requirements for Equity Awards

   Anti-Hedging and Anti-Pledging Restrictions

Clawback Policy Double-Trigger for Change of Control Benefits No Excise Tax Gross-Ups for Change of Control Benefits Ongoing Outreach to Understand Our Stockholders’ Views

Compensation Decision-Making Process

How We Determine Program Design

Role of the Compensation Committee

The Compensation Committee seeks a collaborative relationship with management when determining executive compensation programs and performance. The Compensation Committee uses an independent third-party compensation consultant to provide for a more informed decision-making process and objective perspective in this important governance matter. The Compensation Committee performs the annual review process of CEO performance and compensation decisions, with input from the Board and support of its independent compensation consultant. The Compensation Committee regularly meets in executive session without management present and retains the final authority to approve all compensation policies, programs and amounts paid to our named executive officers.

Role of Management

Our CEO and Executive Vice President—Chief Human Resources Officer regularly attend meetings of the Compensation Committee to provide analysis, details and recommendations regarding the company’s executive compensation programs and plan design. During full Board meetings, members of the Compensation Committee also receive business performance and strategy updates from other members of senior management that align with compensation incentive goals. Our CEO provides the Compensation Committee with performance assessments and compensation recommendations in his role as a manager for individual named executive officers (other than himself). The Compensation Committee, typically in the first quarter of each year, then determines and approves annual incentive award payouts for the prior year, any adjustments to base salary, target annual incentives for the upcoming year, and awards of long-term incentives to executive officers. For more information on the compensation decisions made in 2022, see the Key Compensation Program Elements section below.

50     Genworth Financial, Inc.

Executive Compensation

Role of Compensation Consultants

Following changes to the membership of the Compensation Committee, the Compensation Committee felt it was an appropriate time to review the role of the independent compensation consultant. In the fall of 2021, the Compensation Committee undertook an extensive search process and interviewed a number of leading compensation consultants. In May 2022, the Compensation Committee members retained Meridian Compensation Partners as its independent compensation consultant moving forward. Prior to retaining Meridian Compensation Partners, the Compensation Committee previously retained Steven Hall & Partners, LLC, an independent compensation consultant, to assist in reviewing and analyzing compensation data for our CEO and other NEOs.

The independent compensation consultant regularly attends Compensation Committee meetings and meets with the Compensation Committee in executive session without management present. The Compensation Committee occasionally requests special studies, assessments of market trends and education regarding changing laws and regulations from the compensation consultant to assist the Compensation Committee in its decision-making processes for the CEO and other executive officers. The compensation consultant provides the Compensation Committee with advice, but does not determine the amount or form of compensation for our named executive officers. In 2022, the Compensation Committee assessed the independence of the compensation consultant and other advisors pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant or other advisors from independently advising the Compensation Committee.

Benchmarking

We generally evaluate market competitiveness of our programs as an input into the process of designing plans and setting target compensation levels for named executive officers. We review each component of compensation for our named executive officers separately and in the aggregate, and also consider the internal responsibilities among the named executive officers to help determine appropriate pay levels. With respect to individual named executive officers, we compare the total target compensation opportunities for our named executive officers to target opportunities for similar positions at comparable companies. These benchmarks are a gauge for evaluating market competitiveness, but are not given greater weight than other key factors when making compensation decisions. For example, individual named executive officers may have higher or lower target compensation levels compared to market medians based on level of responsibility, individual experience and skills, performance trends, competitive dynamics, retention needs and internal equity considerations.

The Compensation Committee typically utilizes a combination of publicly available information related to a specific list of peer companies (the “Peer Group”), as well as information available through market compensation surveys to provide a broad perspective of market practice. While no individual company matches our lines of business precisely, the Peer Group is intended to represent, in the aggregate, companies with revenue sources and talent demands similar to the company. With respect to size, we generally look at revenue or total assets as indicators of comparability, rather than market capitalization, due to our legacy LTC business and the potential for volatility year over year as stock prices change. The companies included in market surveys used by the company are not individually identifiable for a particular executive position (and therefore we are not benchmarking against any particular company within the survey), and also may change from year-to-year based on voluntary participation in the market surveys we use, mergers and divestitures, or changes in corporate structure.

2023 Proxy Statement     51

Executive Compensation

To the extent we make changes to our business portfolio, or as peer companies adjust their own business lines or distribution channels, we will consider adding peers, or removing peers which no longer have revenue sources and talent demands similar to ours. The Compensation Committee will consider advice and recommendations developed by its compensation consultant to support our benchmarking principles.

As in prior years, the compensation consultant supported the Compensation Committee’s evaluation of the peer group to be used for benchmarking purposes by providing analysis of the Peer Group. Following its annual review of our Peer Group with the compensation consultant in 2021, Steven Hall & Partners, LLC, the Compensation Committee added Brighthouse Financial, Inc. The Peer Group listed below was used when considering 2022 target compensation levels:

Aflac, Inc.	CNO Financial Group, Inc	MGIC Investment Corporation
American Financial Group, Inc.	Fidelity National Financial	Principal Financial Group, Inc.
Assurant, Inc.	First American Financial Corporation	Radian Group
Brighthouse Financial, Inc.	Hanover Insurance Group	Reinsurance Group of America, Inc.
CNA Financial Corporation	Lincoln National Corporation	Unum Group

The Compensation Committee, with advice from its independent compensation consultant, Meridian Compensation Partners, continues to evaluate and assess its Peer Group on an annual basis.

52     Genworth Financial, Inc.

Executive Compensation

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation and Stockholder Engagement

Annual advisory votes to approve named executive officer compensation serve as a tool to help the Compensation Committee evaluate the alignment of our executive compensation programs with the interests of the company and our stockholders. At the 2022 Annual Meeting, 83% of the shares voted were cast in favor of the compensation paid to the named executive officers in 2021.

While the vote was in favor of our compensation programs, we continue to take steps to regularly, and proactively, engage with our stockholders throughout the year and solicit their views on our program. For example, during the fall of 2022, our annual outreach to stockholders accounted for approximately 50% of total shares outstanding. The feedback pertaining to our executive compensation programs from our stockholders throughout 2021 and 2022 was shared with the Compensation Committee, as well as the full Board, and informed the Compensation Committee’s decisions with respect to certain elements of our 2022 compensation program, as well as our 2023 compensation program. Upon considering the results of the 2022 advisory votes and our recent history of advisory votes to approve named executive officer compensation, the Compensation Committee concluded that stockholders viewed our current program design favorably, but the committee did receive feedback and will continue to review and consider as the program continues to evolve over time. See below for the changes resulting from these conversations.

What We Heard	What We Are Doing
Our Annual Incentive scorecard included a large number of metrics

●   We are enhancing our approach to disclosure for the 2022 annual incentive program to provide a clearer format while not removing key information stockholders have come to expect

●   We will continue to streamline and simplify the scorecard by reducing the number of metrics in the 2023 annual incentive program while keeping the focus on key drivers in the business

Importance of linking pay with measures that have significance to stockholders and business	● To further align to stockholders, we will increase total shareholder return (“TSR”) weighting in our 2023 performance awards for executive officers.
Favorable conversations on the overall design of the company’s executive compensation program

●   We maintain our executive compensation program design upholding our Guiding Principles – See Compensation Discussion and Analysis—Compensation Philosophy

●   We will continue ongoing engagement with stockholders to understand their views

2023 Proxy Statement     53

Executive Compensation

Key Compensation Program Elements

Our 2022 annual compensation program for named executive officers consists of the following key elements: base salary, annual incentive, and annual long-term incentive grants (which includes PSUs for the CEO, and PSUs and RSUs for all other NEOs). A significant portion of annual compensation of our NEOs is completely at risk.

The below charts reflect the average target compensation mix for the NEOs. Additional details on their compensation elements are described on the following pages.

2022 CEO Target Compensation	2022 Other NEO Target Compensation

Base Salary

Base salaries are generally intended to reflect the scope of an executive officer’s responsibilities and level of experience, reward sustained performance over time and be market competitive. In February 2022, the Compensation Committee undertook its annual review of executive officer base salaries, in conjunction with benchmarking data and advice provided by its compensation consultant. Mr. Haendiges, Mr. Karawan and Ms. Hagerman received a base salary increase as described below. The other named executive officers did not receive any adjustments to their base salaries in 2022. The table below details base salaries for our NEOs in 2022 and describes the rationale for that base salary decision:

Named Executive Officer	2022 Base Salary ($)	Change from Prior Base Salary	Rationale
Mr. McInerney	$1,000,000	0%	No Change
Mr. Sheehan	$775,000	0%	No Change
Mr. Haendiges	$600,000	9%	Increased after evaluating market competitiveness
Mr. Karawan	$550,000	10%	Increased after evaluating market competitiveness
Ms. Hagerman	$500,000	11%	Increased after evaluating market competitiveness

54     Genworth Financial, Inc.

Executive Compensation

Annual Incentive

In our annual incentive program, we review performance against financial objectives, together with a qualitative assessment of operational objectives and other accomplishments toward non-financial priorities that are not necessarily reflected in annual financial results. We place a heavier weighting on the financial objectives, and the specific weightings for the financial and non-financial objectives are included in the individual scorecards for each named executive officer below.

Each named executive officer has an annual incentive target, expressed as a percentage of base salary. The 2022 target annual incentive opportunities for our named executive officers ranged from 100% to 200% of base salary, and payout opportunities for 2022 ranged from zero to 200% of their individual target amount. Individual annual incentive targets are reported in the 2022 Grants of Plan-Based Awards Table. After review, the Compensation Committee determined to not make any adjustments to annual incentive target percentages for our NEOs for 2022, as the existing targets were considered competitive within the marketplace for their roles.

Our annual incentive program is closely aligned with our annual business operating plan, which is reviewed by the Genworth Board of Directors. Generally, the Compensation Committee sets performance targets for the annual incentive program that align with achievement of certain performance measures contained in the business operating plan, with above target payouts for exceeding the plan and below target or no payouts for not meeting the plan. When setting the annual business operating plan, many factors and assumptions are considered, such as the competitive landscape, the global economic environment, market trends, interest rates, and regulatory considerations. As a result, performance targets within our annual incentive plan may not always increase on a yearly basis, and may even be set below the previous year’s targets or actual results.

How We Performed: Financial Objectives

The financial metrics chosen to measure 2022 performance, which are also disclosed in the individual NEO scorecards later in this document, were identified as key drivers of our business operating plans.

For example, with respect to financial objectives, Adjusted Operating Income and Operating Return on Equity continue to represent key measures of financial performance for Enact, while incremental premiums approved for LTC in-force rate actions and in-force premiums filed remain key priorities for our U.S. Life business.

Performance Unit	Key Financial Objective	Unit	Threshold	Target	Maximum	2022 Results
U.S. Life Insurance	Genworth Life Insurance Company Consolidated Risk-Based Capital(1)%		300%	315%	410%	291%
	LTC In-Force Rate Actions Gross Incremental Premium Approval(2)	$million	$300	$350	$400	$549
	LTC In-Force Premiums Filed(3)	$million	$700	$900	$1,100	$1,226
	Statutory Income(4)	$million	$510	$600	$780	$182
Enact	Adjusted Operating Income(5)	$million	$275	$435	$500	$578
	Levered Operating Return on Equity(5)(6)%		7.9%	12.4%	14.0%	17.3%
Investments	Net Investment Income	$million	$2,822	$3,135	$3,449	$3,146
	U.S. Life Purchase Yield v. External Benchmark	%	4.14%	4.60%	5.06%	5.00%
	Enact Purchase Yield v. External Benchmark	%	3.78%	4.20%	4.62%	4.31%
	Genworth GAAP Impairments and Trading Gains/Losses(7)	$million	$(82)	$(32)	$18	$(31)
	U.S. Life Statutory Impairments and Trading Losses and Capital/Credit Migration Impact(8)	$million	$(112)	$(62)	$(12)	$(1)

2023 Proxy Statement     55

Executive Compensation

(1)	The GLIC Consolidated Risk Based Capital metric measures the consolidated U.S. statutory results for Genworth Life Insurance Company (“GLIC”).
(2)	The LTC in-force gross incremental premiums approved metric measures the weighted average increase on annualized LTC in-force premiums resulting from rate actions approved in 2022. We are still awaiting the final disposition of a small number of the approvals as we work through implementation mechanics.
(3)	This metric measured the LTC in-force premiums rate action requests filed with the states in 2022.
(4)	“U.S. Life Insurance Companies Statutory Income” is Net Income of Genworth Life Insurance Company (GLIC) and its consolidating life insurance subsidiaries that has been prepared on the basis of statutory accounting principles (SAP). GLIC and its consolidating life insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners that are prepared using SAP, an accounting basis either prescribed or permitted by such authorities. Statutory Net Income is reflected in the “Summary of Operations” within the Statutory filings of Genworth’s U.S. Life Insurance Companies. The quarterly Statutory financial statements of GLIC and its consolidated life insurance subsidiaries can be found on www.genworth.com. Due to differences in methodology between SAP and U.S. GAAP, the values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are materially different from those reflected in financial statements prepared under SAP. U.S. Life Insurance Companies Statutory Net Income may be adjusted for purposes of management performance evaluation to exclude the impacts from in-force reserve changes from future period assumption changes (e.g. mortality, interest rate, expense, lapse, morbidity), methodology changes (e.g. changes that would arise from a system conversion), changes in foreign exchange rates, tax changes based on updated regulations, guidance, assessments, or refinements related to technical areas of the Tax Cuts and Jobs Act, legal fees and settlement costs related to merger & acquisition litigation, any non-financial deal-related expenses (e.g. 3rd party legal, actuarial or reinsurance support for negotiating or implementing a transaction), changes to variable annuity VACARVM reserves related to changes in interest rates and equity markets and corresponding realized gains and losses on variable annuity hedges.
(5)	Reflects Genworth ownership amount excluding noncontrolling interests.
(6)	Operating Return on Equity for Enact equals adjusted levered operating income divided by average ending Genworth’s levered equity attributable to Enact, excluding accumulated other comprehensive income (loss), for the most recent two quarters.
(7)	Total company adjusted U.S. GAAP impairments and trading losses were calculated as follows:

(amounts in millions)
Net investment gains (losses)	$(17)
Excludes:
Gains on derivatives	(17)
Current expected credit losses reserve	(4)
Mark to market adjustments on limited partnerships & equity holdings	(36)
Impairments (bank loans)	(5)
Other	(2)
Repositioning program	50
Total company adjusted U.S. GAAP impairments and trading losses	$(31)

(8)	Investment impairments and trading losses are calculated in accordance with statutory accounting rules and the capital/credit migration impact represents statutory risk-based capital impact to U.S. life insurance companies primarily from changes in National Association of Insurance Commissioners rating of invested assets shown at a 150% multiple.

How We Performed: Non-Financial Objectives

The Compensation Committee also established key non-financial priorities for 2022 designed to have an impact on company financial performance and stockholder value.

The below chart outlines the non-financial priorities used in determining 2022 annual incentive program payouts for our NEOs. For applicable use and weighting of these metrics for each NEO, please see each NEO’s individual scorecard later in this document.

During February 2023, the Compensation Committee reviewed overall performance results against the applicable objectives in the previously set scorecards and also considered the performance of each NEO in their respective area of responsibility in determining the actual payouts of annual incentives.

56     Genworth Financial, Inc.

Executive Compensation

Amounts paid for 2022 are reported under the Non-Equity Incentive Plan Compensation—Annual Incentive column of the 2022 Summary Compensation Table.

Key Non-Financial Priority	2022 Key Accomplishments/Results
Capital Management Program

●  Reduced holding company debt to under $900 million thus achieving the long-term holding company debt target of $1 billion or less

●  Paid off remaining senior notes debt due in 2024 in third quarter 2022

●  GSE leverage and interest coverage restrictions achieved by year end 2022 and restrictions were lifted in March 2023

●  Share repurchase program approved and underway with $64 million of outstanding shares purchased in 2022

●  Rating agency upgrades received from each of the three major rating agencies

●  The Compensation Committee determined above target funding was warranted

Long-Term Strategy and LTC Partnerships

●  Genworth is advancing its strategy to drive future growth through our new, less capital-intensive senior care services business under the CareScout brand. First area of focus is a fee-based services business providing care navigation support and advice to existing LTC policyholders and new customers. The pilot is expected to launch in first half of 2023 to existing Genworth LTC policyholders

●  The CareScout leadership team is fully in place and executing on the go-to-market strategy

●  The Compensation Committee determined target funding was warranted

Talent Management	● Enhanced the talent review and succession planning process ● Established Diversity & Inclusion executive council ● The Compensation Committee determined above target funding was warranted
Private Asset Production and ESG Investments Framework

●  Private placement production was pressured throughout the year by reductions in investable cash and relative value

●  Strong progress achieved on drafting the investment ESG framework with additional certifications in progress

●   In the aggregate, the Compensation Committee determined below target funding was warranted

In-Force Strategic Priorities

●  Optimized the value of the Life and Annuity block, with contract negotiations completed and key resources allocated to ensure successful multi-year transformation with third party outsourcing arrangement

●  Improved assumption review process across LTC, life, and annuities, with Medical Advisory Board to inform assumptions

●  Transformation of customer experience to align to strategy, with a refocus of the Operations team, expedited turnaround in customer service, rolled out several pilots

●  The Compensation Committee determined above target funding was warranted

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Executive Compensation

NEO 2022 Scorecard Results

Thomas J. McInerney

Mr. McInerney’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance targets. His 2022 target was $2,000,000 (or, 200% of base pay). Mr. McInerney’s approved annual incentive award for 2022 was $2,800,000, or approximately 140% of his targeted amount, based on the achievement of the financial and non-financial measures indicated below.

Financial Objectives 70%

Key Financial Objective ($millions)	Weighting	2022 Target	2022 Results	Funding%
Genworth Life Insurance Company Gross Incremental Premium Approved	20%	$350	$549	200%
Genworth Life Insurance Company Statutory Income	10%	$600	$182	0%
Genworth Life Insurance Company Consolidated Risk-Based Capital	10%	315%	291%	0%
Enact Adjusted Operating Income	10%	$435	$578	200%
Enact Levered Operating Return on Equity	10%	12.4%	17.3%	200%
Net Investment Income	3.3%	$3,135	$3,146	111%
U.S. Life Purchase Yield v. External Benchmark	1.7%	4.60%	5.00%	187%
Enact Purchase Yield v. External Benchmark	0.8%	4.20%	$4.31%	126%
Genworth GAAP Impairments and Trading Gains/Losses	1.7%	$(32)	$(31)	102%
U.S. Life Statutory Impairments and Trading Losses and Capital/Credit Migration Impact	2.5%	$(62)	$(1)	200%
Total Funding for Financial Objectives				95%

Non-Financial Objectives 30%
Areas of Focus included the Capital Management Program, our Long-Term Strategy and LTC Partnerships, and Talent Management
Total Funding for Non-Financial Objectives				45%
		Overall Funding		140%

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Executive Compensation

Gregory Karawan

Mr. Karawan’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance targets. His 2022 target was $550,000 (or, 100% of base pay). Mr. Karawan’s approved annual incentive award for 2022 was $770,000, or approximately 140% of his targeted amount, based on the achievement of the financial and non-financial measures indicated below.

Financial Objectives 70%

Key Financial Objective ($millions)	Weighting	2022 Target	2022 Results	Funding%
Genworth Life Insurance Company Gross Incremental Premium Approved	20%	$350	$549	200%
Genworth Life Insurance Company Statutory Income	10%	$600	$182	0%
Genworth Life Insurance Company Consolidated Risk-Based Capital	10%	315%	291%	0%
Enact Adjusted Operating Income	10%	$435	$578	200%
Enact Levered Operating Return on Equity	10%	12.4%	17.3%	200%
Net Investment Income	3.3%	$3,135	$3,146	111%
U.S. Life Purchase Yield v. External Benchmark	1.7%	4.60%	5.00%	187%
Enact Purchase Yield v. External Benchmark	0.8%	4.20%	4.31%	126%
Genworth GAAP Impairments and Trading Gains/Losses	1.7%	$(32)	$(31)	102%
U.S. Life Statutory Impairments and Trading Losses and Capital/Credit Migration Impact	2.5%	$(62)	$(1)	200%
Total Funding for Financial Objectives				95%
Non-Financial Objectives 30%
Areas of Focus included the Capital Management Program, our Long-Term Strategy and LTC Partnerships, and Talent Management
Total Funding for Non-Financial Objectives				45%
		Overall Funding		140%

2023 Proxy Statement     59

Executive Compensation

Melissa Hagerman

Ms. Hagerman’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance targets. Her 2022 target was $500,000 (or, 100% of base pay). Ms. Hagerman’s approved annual incentive award for 2022 was $700,000, or approximately 140% of her targeted amount, based on the achievement of the financial and non-financial measures indicated below.

Financial Objectives 70%

Key Financial Objective ($millions)	Weighting	2022 Target	2022 Results	Funding%
Genworth Life Insurance Company Gross Incremental Premium Approved	20%	$350	$549	200%
Genworth Life Insurance Company Statutory Income	10%	$600	$182	0%
Genworth Life Insurance Company Consolidated Risk-Based Capital	10%	315%	291%	0%
Enact Adjusted Operating Income	10%	$435	$578	200%
Enact Levered Operating Return on Equity	10%	12.4%	17.3%	200%
Net Investment Income	3.3%	$3,135	$3,146	111%
U.S. Life Purchase Yield v. External Benchmark	1.7%	4.60%	5.00%	187%
Enact Purchase Yield v. External Benchmark	0.8%	4.20%	4.31%	126%
Genworth GAAP Impairments and Trading Gains/Losses	1.7%	$(32)	$(31)	102%
U.S. Life Statutory Impairments and Trading Losses and Capital/Credit Migration Impact	2.5%	$(62)	$(1)	200%
Total Funding for Financial Objectives				95%
Non-Financial Objectives 30%
Areas of Focus included the Capital Management Program, our Long-Term Strategy and LTC Partnerships, and Talent Management
Total Funding for Non-Financial Objectives				45%
		Overall Funding		140%

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Daniel J. Sheehan IV

Mr. Sheehan’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance. His 2022 target was $1,550,000 (or, 200% of base pay). Mr. Sheehan’s approved annual incentive award for 2022 was $2,015,000, or approximately 130% of his targeted amount, based on the achievement of the following financial and non-financial measures (which are based 50% on the financial and non-financial measures indicated below for the other NEOs and 50% on the achievement of financial and non-financial measures for the investment function):

Financial Objectives 65%

Key Financial Objective ($millions)	Weighting	2022 Target	2022 Results	Funding%
Gross Incremental Premium Approved	10%	$350	$549	200%
Genworth Life Insurance Company Statutory Income	5%	$600	$182	0%
Genworth Life Insurance Company Consolidated Risk Based Capital	5%	315%	291%	0%
Enact Adjusted Operating Income	5%	$435	$578	200%
Enact Levered Operating Return on Equity	5%	12.4%	17.3%	200%
Net Investment Income	11.7%	$3,135	$3,146	111%
U.S. Life Purchase Yield v. External Benchmark	5.8%	4.60%	5.00%	187%
Enact Purchase Yield v. External Benchmark	2.9%	4.20%	4.31%	126%
GAAP Impairments and Trading Losses	5.8%	$(32)	$(31)	102%
U.S. Life Statutory Impairments and Trading Losses and Capital/Credit Migration Impact	8.8%	$(62)	$(1)	200%
Total Funding for Financial Objectives				91%
Non-Financial Objectives 35%
Investment Areas of Focus included Private Asset Production and ESG Investments Framework
Other Areas of Focus included the Capital Management Program and Long-Term Strategy and LTC Partnerships
Total Funding for Non-Financial Objectives				39%
		Overall Funding		130%

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Brian Haendiges

Mr. Haendiges’ annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance. His 2022 target was $600,000 (or, 100% of base pay). Mr. Haendiges’ approved annual incentive award for 2022 was $660,000, or approximately 110% of his targeted amount, based on the achievement of the following financial and non-financial measures:

Financial Objectives 70%

Key Financial Objective ($ millions)	Weighting	2022 Target	2022 Results	Funding%
Genworth Life Insurance Company Consolidated Risk- Based Capital	20%	315%	291%	0%
LTC In-Force Rate Actions Gross Incremental Premium Approval	15%	$350	$549	200%
LTC In-Force Rate Action Premiums Filed	15%	$900	$1,226	200%
Statutory Income	20%	$600	$182	0%
Total Funding for Financial Objectives				60%
Non-Financial Objectives 30%
Areas of Focus included the support for Long-Term Strategy and LTC Partnerships and In-Force Strategic Priorities
Total Funding for Non-Financial Objectives				50%
		Overall Funding		110%

Long-Term Incentives

We believe that the largest component of our annual compensation opportunities for named executive officers should be in the form of longer-term incentives, including annual long-term equity grants.

Our long-term incentive program is closely aligned with a multi-year business plan, which is reviewed by the Genworth Board of Directors. The Compensation Committee sets performance targets for the performance-based awards in our long-term incentive program that align with achievement of a multi-year business plan, with above target payouts for exceeding the plan and below target or no payouts for not meeting the plan. When setting the multi-year business plan, many factors and assumptions are considered, such as the competitive landscape, the global economic environment, market trends, interest rates, and regulatory considerations. As a result, performance targets within our long-term incentive plan may not always increase on a yearly basis, and may even be set below the previous year’s targets or actual results.

To determine annual long-term equity grant awards for the CEO, the Compensation Committee works with its independent compensation consultant. To determine long-term equity grant awards to all other executive officers, the CEO prepares a recommendation for each such executive officer for the Compensation Committee’s consideration and approval. In addition, when determining long-term equity award values for each executive officer (including our CEO), the Compensation Committee considers competitive pay levels, alignment of total pay at risk with the individual’s ability to impact long-term company performance, the individual’s sustained performance over time, and long-term succession and retention needs.

The Compensation Committee approves a rounded number of shares based on the planned compensation value using the 20-day historical trading average up to and including the date of grant. This approach mitigates the impact of short-term fluctuations in stock price on award levels, allows for clear understanding of both share levels and approximate compensation values at the time of Compensation Committee approval, and facilitates delivering rounded award amounts.

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For the 2022-2024 PSUs and RSUs, our Compensation Committee reviewed the proposed compensation values for all executive officers, determined aggregate award sizes based on the approach described above using an estimated share value and granted the awards, including performance goals and targets for the PSUs, in February 2022.

NEO LTI Target Amounts

The 2022 target annual long-term incentive intended values for our named executive officers average 52% of target compensation.

The Compensation Committee approved an increase to the CEO 2022 long-term equity PSU grant to an intended value of $5,000,000 from $4,125,000. The Compensation Committee approved the increase to reinforce the importance of a long-term strategic focus, while also considering marketplace alignment.

The intended value of the annual long-term incentive awards made in 2020 through 2022 to our NEOs were as follows:

Named Executive Officer	Reported Year	Approximate Compensation Value Intended to be Delivered(1)	# of RSUs Awarded	“Target” # of PSUs Awarded(2)
Mr. McInerney	2022	$5,000,000	—	1,176,344
	2021	$4,125,000	—	1,176,658
	2020	$4,125,000	—	1,105,899
Mr. Sheehan	2022	$2,500,000	308,642	294,083
	2021	$2,500,000	372,024	356,564
	2020	$2,000,000	268,097	268,097
Mr. Haendiges	2022	$1,250,000	154,321	147,042
	2021	$1,250,000	186,012	178,282
Mr. Karawan	2022	$750,000	92,593	88,225
Ms. Hagerman	2022	$750,000	92,593	88,225

(1)	Due to differences in how the grant-date fair value of awards is determined for accounting purposes, these amounts will differ from the amounts reflected as the grant date fair value of the awards for 2020, 2021 and 2022 in the 2022 Summary Compensation Table.
(2)	Regarding the 2022 awards, although the NEOs other than the CEO received their intended value split evenly between RSUs and PSUs, their awarded number of PSUs were lower than the awarded number of RSUs because the PSU valuation for 2022 contains an adjustment for stock price volatility based on TSR Monte Carlo valuation projections.

Long-Term Incentive Award Design

Our long-term incentives awarded to executive officers have included, over time, different combinations of SARs, PSUs and RSUs.

For 2022, our named executive officers’ long-term equity grants were awarded 100% in PSUs for our CEO and 50% PSUs and 50% RSUs for our other named executive officers. Taken together, we believe our annual long-term incentive grants provide our named executive officers with effective retention value and appropriate incentives to achieve long-term company performance objectives, while aligning our executive officer compensation program with the long-term interests of our stockholders.

The 2022 PSU design continues to incorporate 20% relative Total Shareholder Return in the design to further align executive and stockholder returns as well as 20% Adjusted Operating Income (Enact Segment) and 60% Statutory Net Income (USLI).

Additional Information Regarding Awards of Performance Stock Units

●	Payout for performance is interpolated on a straight-line basis between each of threshold and target payouts and between target and maximum payouts.

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●	No payout shall be earned for performance below threshold level for the performance measurement period.

●	In evaluating performance, the Committee shall exclude the impact, if any, on reported financial results of any of the following events that occur during the performance period: a) acquisitions and divestitures, b) stockholder dividends or common stock repurchases and c) changes in accounting principles or other laws or provisions.

●	Notwithstanding the level of achievement of the performance goals for each outstanding award, the Committee may exercise negative discretion to pay out a lesser amount, or no amount at all, under the Performance Stock Unit Award, based on such considerations as the Committee deems appropriate.

Additional Information Regarding Awards of Restricted Stock Units

●	RSUs vest 33% per year, beginning on the first anniversary of the grant date.

Additional Information Regarding Long-Term Incentive Awards

●	Net after-tax shares acquired by named executive officers through the grant or exercise of all company equity incentive awards are subject to a 50% retention ratio until stock ownership guidelines are met.

●	Outstanding long-term incentive awards are generally forfeited upon termination of employment with the company prior to vesting, except for limited instances described in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Performance Stock Awards

2022-2024 Performance Stock Units Overview

●	Awards of 2022-2024 PSUs vest based on the company’s achievement of performance goals relating to the Adjusted Operating Income of the company’s Enact segment (20%), U.S. Life Insurance Companies Statutory Net Income (60%) and total shareholder return relative to that of peer companies within the S&P 400 Financial Sector (20%), measured over one cumulative three-year performance measurement period.

●	The target number of PSUs noted on page 63 was fixed for each participant at the time of grant.

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2022-2024 Performance Stock Unit Metrics and Goals

20% of Performance Goal Metrics and Goals

	Enact Segment Genworth Adjusted Operating Income (Loss)(1)(2)
($ in Millions) Performance Measurement Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
January 1, 2022 – December 31, 2024	$1,100	$1,380	$1,660

60% of Performance Goal Metrics and Goals

	U. S. Life Insurance Companies Statutory Net Income (Loss)(3)(4)
($ in Millions) Performance Measurement Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
January 1, 2022 – December 31, 2024	$1,820	$2,275	$2,730

20% of Performance Goal Metrics and Goals

	Total Shareholder Return(5)(6)(7)
(Percentile Ranking Relative to S&P 400 Financials Sector) Performance Measurement Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
February 17, 2022 (Grant Date) – December 31, 2024	25%	50%	75%

1.	“Enact Segment Genworth Adjusted Operating Income (Loss)” shall mean U.S. GAAP income (loss) from continuing operations excluding the after-tax effects of income (loss) from continuing operations attributable to noncontrolling interests, net investment gains (losses), goodwill impairments, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, gains (losses) on insurance block transactions, restructuring costs and other adjustments, net of taxes. Enact Segment Genworth Adjusted Operating Income (Loss) may be adjusted for purposes of management performance evaluation to exclude the impacts from in-force reserve changes from future period assumption changes (e.g. interest rate, expense, lapse), methodology changes (e.g. changes that would arise from a system conversion), changes in foreign exchange rates, tax changes based on updated regulations, guidance, assessments, or refinements related to technical areas of the Tax Cuts and Jobs Act, legal fees and settlement costs related to merger & acquisition litigation, any non-financial deal-related expenses (e.g. 3rd party legal, actuarial or reinsurance support for negotiating or implementing a transaction). Adjustment to the 3-year cumulative measurement will be applied based on non-financial transactions in 2022, 2023 or 2024 that are not included in forecast assumptions.
2.	In evaluating performance, the Committee shall exclude the impact, if any, on reported financial results of any of the following events that occur during the performance period: a) acquisitions and divestitures, b) stockholder dividends or common stock repurchases and c) changes in accounting principles, or other laws or provisions.
3.	“U.S. Life Insurance Companies Statutory Net Income” is Net Income of Genworth Life Insurance Company (GLIC) and its consolidating life insurance subsidiaries that has been prepared on the basis of statutory accounting principles (SAP). GLIC and its consolidating life insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners that are prepared using SAP, an accounting basis either prescribed or permitted by such authorities. Statutory Net Income is reflected in the “Summary of Operations” within the Statutory filings of Genworth’s U.S. Life Insurance Companies. The quarterly Statutory financial statements of GLIC and its consolidated life insurance subsidiaries can be found on www.genworth.com. Due to differences in methodology between SAP and U.S. GAAP, the values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are materially different from those reflected in financial statements prepared under SAP. U.S. Life Insurance Companies Statutory Net Income may be adjusted for purposes of management performance evaluation to exclude the impacts from in-force reserve changes from future period assumption changes (e.g. mortality, interest rate, expense, lapse, morbidity), methodology changes (e.g. changes that would arise from a system conversion), changes in foreign exchange rates, tax changes based on updated regulations, guidance, assessments, or refinements related to technical areas of the Tax Cuts and Jobs Act, legal fees and settlement costs related to merger & acquisition litigation, any non-financial deal-related expenses (e.g. 3rd party legal, actuarial or reinsurance support for negotiating or implementing a transaction), changes to variable annuity VACARVM reserves related to changes in interest rates and equity markets and corresponding realized gains and losses on variable annuity hedges. Adjustment to the 3-year cumulative measurement will be applied based on non-financial transactions in 2022, 2023 or 2024 that are not included in forecast assumptions.

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4.	In evaluating performance, the Committee shall exclude the impact, if any, on reported financial results of any of the following events that occur during the Performance Period: a) acquisitions and divestitures, b) stockholder dividends or common stock repurchases and c) changes in accounting principles or other laws or provisions.
5.	The payout that may be earned based on the TSR portion of this Award’s goal will be determined based on the company’s Percentile Ranking relative to its Peer Group; provided, however, that in no event will the total dollar value of the Confirmed Units with respect to the TSR-goal portion of the Award exceed 800% of grant date fair value of the TSR-goal portion of the Award.
6.	“Peer Group” shall mean the constituents of the S&P 400 Financials Sector on the Grant Date (each such constituent, a “Peer Company”).
7.	TSR performance results shall be calculated as follows: (i)(a) the 20-trading day average closing price of the applicable entity’s common stock as of the last trading day of the Performance Period, minus (b) the 20-trading day average closing price of the applicable entity’s common stock as of the first day of the performance period, plus (c) the sum of all dividends and other distributions paid on such entity’s common stock during the Performance Period, on a per share basis, divided by (ii) the 20-trading day average closing price of the applicable entity’s common stock as of the first day of the performance period.

2021-2023 Performance Stock Units Overview

●	Awards of 2021-2023 PSUs vest based on the company’s achievement of performance goals relating to the company’s consolidated U.S. GAAP adjusted operating income (80%) and total shareholder return relative to that of peer companies within the S&P 400 Financial Sector (20%), measured over one cumulative three-year performance measurement period.
●	The target number of PSUs noted on page 63 was fixed for each participant at the time of grant.

2021-2023 Performance Stock Unit Metrics and Goals

80% of Performance Goal Metrics and Goals

	Consolidated Genworth Adjusted Operating Income (Loss)(1)(2)(3)
($ in Millions) Performance Measurement Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
January 1, 2021 – December 31, 2023	$1,050	$1,315	$1,580

20% of Performance Goal Metrics and Goals

	Total Shareholder Return(4)(5)(6)
(Percentile Ranking Relative to S&P 400 Financials Sector) Performance Measurement Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
March 25, 2021 (Grant Date) – December 31, 2023	25%	50%	75%

(1)	“Consolidated Genworth Adjusted Operating Income (Loss)” shall mean U.S. GAAP income (loss) from continuing operations excluding the after-tax effects of income (loss) from continuing operations attributable to noncontrolling interests, net investment gains (losses), goodwill impairments, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, gains (losses) on insurance block transactions, restructuring costs and other adjustments, net of taxes. Consolidated Genworth Adjusted Operating Income (Loss) may be adjusted for purposes of management performance evaluation to exclude the impacts from in-force reserve changes from future period assumption changes (e.g. mortality, interest rate, expense, lapse, morbidity), methodology changes (e.g. changes that would arise from a system conversion), changes in foreign exchange rates, tax changes based on updated regulations, guidance, assessments, or refinements related to technical areas of the Tax Cuts and Jobs Act, legal fees and settlement costs related to merger & acquisition litigation, any non-financial deal-related expenses (e.g. 3rd party legal, actuarial or reinsurance support for negotiating or implementing a transaction), and professional fees related to the implementation of the Long Duration Targeted Improvements (“LDTI”) accounting standard. Adjustment to the 3-year cumulative measurement will be applied based on non-financial transactions in 2021, 2022 or 2023 that are not included in forecast assumptions

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(2)	Consolidated Genworth Adjusted Operating Income (Loss) will be measured as follows: for Enact and corporate and other activities, January 1, 2021 through December 31, 2023; for the U.S. Life and runoff segments, January 1, 2021 through December 31, 2022. New accounting guidance related to LDTI is effective for us on January 1, 2023 (with transition adjustments as of January 1, 2021), and this guidance is expected to have extensive changes primarily impacting our U.S. Life Insurance Companies. Accordingly, the 2023 Adjusted Operating Income (Loss) for our U.S. Life Insurance and runoff segments are excluded from the 2023 target.
(3)	In evaluating performance, the Committee shall exclude the impact, if any, on reported financial results of any of the following events that occur during the performance period: a) acquisitions and divestitures, b) stockholder dividends or common stock repurchases and c) changes in accounting principles, including LDTI, or other laws or provisions.
(4)	The payout that may be earned based on the TSR portion of this Award’s goal will be determined based on the company’s Percentile Ranking relative to its Peer Group; provided, however, that in no event will the total dollar value of the Confirmed Units with respect to the TSR-goal portion of the Award exceed 800% of grant date fair value of the TSR-goal portion of the Award.
(5)	“Peer Group” shall mean the constituents of the S&P 400 Financials Sector on the Grant Date (each such constituent, a “Peer Company”).
(6)	TSR performance results shall be calculated as follows: (i)(a) the 20-trading day average closing price of the applicable entity’s common stock as of the last trading day of the Performance Period, minus (b) the 20-trading day average closing price of the applicable entity’s common stock as of the first day of the performance period, plus (c) the sum of all dividends and other distributions paid on such entity’s common stock during the Performance Period, on a per share basis, divided by (ii) the 20-trading day average closing price of the applicable entity’s common stock as of the first day of the performance period.

2020-2022 Performance Stock Units Overview

●	Awards of 2020-2022 PSUs vested based on the company’s achievement of performance goals relating to Enact and Genworth Mortgage Insurance Australia Adjusted Operating Income (weighted 66.7%) and net present value of approved rate actions (weighted 33.3%), measured over one cumulative three-year performance measurement period.

●	The target number of PSUs noted on page 63 was fixed for each participant at the time of grant.

●	The overall payout achieved for the 2020-2022 performance period is 187% of target; with the Adjusted Operating Income achieving 120% of the payout and the Net Present Value of Approved Rate Actions achieving 67% of the payout.

2020-2022 Performance Stock Unit Metrics and Goals

2/3 Weighting

	Enact & Genworth Mortgage Insurance Australia Adjusted Operating Income(1)
($ in Millions) Performance Measurement Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Final Result
January 1, 2020 – December 31, 2022	$400	$1,075	$1,400	$1,337

1/3 Weighting

	Net Present Value of Approved Rate Actions(2)
($ in Billions) Performance Measurement Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Final Result
January 1, 2020 – December 31, 2022	$3.4	$4.2	$5.8	$7.3

(1)	Defined as U.S. GAAP income (loss) from continuing operations excluding the after-tax effects of income (loss) from continuing operations attributable to noncontrolling interests, net investment gains (losses), goodwill impairments, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, gains (losses) on insurance block transactions, restructuring costs and infrequent or unusual non-operating items. Gains (losses) on insurance block transactions are defined as gains (losses) on the early extinguishment of non-recourse funding obligations, early termination fees for other financing restructuring and/or resulting gains

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(losses) on reinsurance restructuring for certain blocks of business. Enact and Genworth Mortgage Insurance Australia Adjusted Operating Income may be adjusted for purposes of management performance evaluation to exclude the impacts from in-force reserve changes from future period assumption changes (e.g. mortality, interest rate, expense, lapse, morbidity), methodology changes (e.g. changes that would arise from a system conversion), changes in foreign exchange rates, tax changes based on updated regulations, guidance, assessments, or refinements related to technical areas of the Tax Cuts and Jobs Act, legal fees and settlement costs related to merger & acquisition litigation, and any non-financial deal-related expenses (e.g. 3rd party legal, actuarial or reinsurance support for negotiating or implementing a transaction). Adjustment to the 3-year cumulative measurement will be applied based on non-financial transactions in 2020, 2021 or 2022 that are not included in forecast assumptions.
(2)	Defined as the net present value of future expected premium increases and benefit reductions as a result of rate increases approved on individual and group long-term care policies during the calendar years of 2020 through 2022, net of reinsurance.

Other Benefit Programs

Severance Benefits—Involuntary Termination without a Change of Control

In 2015, the Compensation Committee adopted the 2015 Key Employee Severance Plan. The Compensation Committee annually reviews its provisions and participants of executive-level severance benefits in order to monitor competitiveness and appropriate levels of benefits to meet the plan objectives. After such a review, we adopted the Amended and Restated Senior Executive Severance Plan (the “Senior Executive Severance Plan”), effective as of October 18, 2022, which amendment excludes employees of Enact, and any of its subsidiaries, from being eligible to participate under the plan. The Senior Executive Severance Plan is designed to offer competitive termination benefits, promote retention of a selected group of key employees, including our named executive officers, and to provide key protections to the company in the form of restrictive covenants. The specific terms of the Senior Executive Severance Plan, and the potential payments and benefits upon a termination of employment without “cause” or by the executive for “good reason” for each of our named executive officers are described more fully in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Severance Benefits—Involuntary Termination Following a Change of Control

In 2014, the Compensation Committee adopted the 2014 Change of Control Plan (the “2014 Change of Control Plan”). The Compensation Committee annually reviews its provisions and participants to monitor competitiveness and appropriate levels of benefits to meet plan objectives. The 2014 Change of Control Plan is designed to provide change of control severance benefits for a select group of key executives, including most of our named executive officers, in the event that the executive’s employment is terminated without “cause” or by the executive for “good reason” within two years following a change of control of the company (each a “Qualified Termination”).

The change of control severance benefits are intended to keep participating key leaders “neutral” to the possibility of corporate transactions in the best interests of stockholders by removing the fear of job loss and other distractions that may result from potential, rumored or actual changes of control of the company. All benefits under the 2014 Change of Control Plan are “double-trigger” benefits, meaning that no compensation will be paid to participants solely upon the occurrence of a change of control so as to not create an unintended incentive. We believe that this structure is appropriate for employees whose jobs are in fact terminated in such a transaction, without providing a windfall to those who continue employment following the transaction.

The specific terms of the 2014 Change of Control Plan, and the potential payments and benefits upon a Qualified Termination for each of our named executive officers are described more fully in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Retirement Benefits

Retirement benefits also fulfill an important role within our overall executive compensation program because they provide a competitive financial security component that supports attraction and retention of talent. We maintain the Genworth Financial, Inc. Retirement and Savings Plan (the “Retirement and Savings Plan”), a

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tax-qualified, defined contribution plan in which our U.S. employees, including our named executive officers, are eligible to participate. The Retirement and Savings Plan has two features: the “401(k) Savings Feature,” in which participants can defer savings on a pre-tax basis and receive company matching contributions, subject to certain Internal Revenue Service limits, and a “Retirement Account Feature,” which includes only annual company contributions. In addition, we offer the following non-qualified retirement and deferred compensation plans:

●	Genworth Financial, Inc. Supplemental Executive Retirement Plan (the “SERP”), which is a defined benefit plan that was closed to new participants after December 31, 2009, and for which benefit accruals were frozen as of December 31, 2020; and

●	Genworth Financial, Inc. Retirement and Savings Restoration Plan (the “Restoration Plan”), which is a defined contribution plan.

We continually assess our benefit offerings and seek to align benefit offerings with competitive market levels. It is important to us to keep our benefit design and costs competitive with our peers so that we can continue to attract and retain talent while managing our expenses. Each of the above non-qualified retirement plans is described in more detail in the Executive Compensation—Pension Benefits and Non-Qualified Deferred Compensation sections below.

Other Benefits and Perquisites

We regularly review the benefits and perquisites provided to our named executive officers to ensure that our programs align with our overall principles of providing competitive compensation and benefits that maximize the interests of our stockholders. We provide executive officers with an individually-owned universal life insurance policy (the “Leadership Life Program”) available to all of our U.S.-based executives, an enhanced company-owned life insurance program (the “Executive Life Program”), and a limited number of perquisites intended to keep executive officers healthy and focused on company business with minimal distraction. The perquisites provided to executive officers are the opportunity to receive financial counseling and annual physical examinations.

We also provide certain benefits in the event of death, total disability or sale of a business unit to a successor employer. Amounts payable to named executive officers are described in more detail in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Other Key Compensation Governance Policies

In addition to our compensation programs described above, the company maintains the following policies and practices intended to strengthen the overall long-term stockholder alignment and governance of our compensation programs.

Executive Officer Stock Ownership Guidelines, Retention Ratio and Net Hold Policy

The company maintains stock ownership guidelines for the amount of common stock that must be held by the company’s executive officers. The stock ownership guidelines specify the value of company stock, as a multiple of the executive officer’s base salary, which must be held by each executive officer.

Position		Multiple
CEO	7x Salary
CFO and CIO	3x Salary
Other Executive Officers	2x Salary

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The ownership multiple is used to calculate a target number of shares for each designated executive officer as of January 1 of each year (or, in the case of a newly-designated executive officer, as of the date such executive officer first becomes subject to the ownership guidelines). The target number of shares is individually determined by multiplying the executive officer’s then-current annual base salary by the applicable multiple and dividing the result by the average closing price of the company’s common stock during the 60 trading days immediately preceding the measurement date.

Compliance with the stock ownership requirements is measured as of January 1 of each year. In the event that an executive officer has not reached the required level of stock ownership as of any measurement date, the executive officer will be subject to a 50% retention ratio that requires the executive officer to retain (and not sell or transfer) at least 50% of the after-tax “profit” shares resulting from the grant or exercise of all company equity incentive awards until the next measurement date.

In order to meet this stock ownership requirement, an executive officer may count (i) all shares of common stock owned by the executive officer, including common stock held in the company’s Retirement and Savings Plan, (ii) any outstanding RSUs, but excluding any unvested restricted stock units that vest based on achievement of performance goals (such as PSUs), and (iii) a number of shares representing the aggregate “spread value” of vested and in-the-money stock options and SARs (with such number being calculated as of January 1 of each year on a pre-tax basis, based on the 60 trading day average closing price of the company’s common stock on such date).

The following table shows the number of shares of common stock considered to be held, and the applicable stock ownership requirements, for each of our NEOs, as of January 1, 2023:

Named Executive Officer	Stock Requirement as of January 1, 2023, based on $4.77 stock price average (#)	Number of Shares Deemed Held as of January 1, 2023, based on $4.77 stock price average (#)	Stock Held as a % of Guidelines as of January 1, 2023	Subject to 50% Net Share Retention Ratio For Duration of 2023
Mr. McInerney	1,467,505	3,639,625	>100%	No
Mr. Sheehan	487,421	2,028,047	>100%	No
Mr. Haendiges	251,572	320,319	>100%	No
Mr. Karawan	230,608	219,071	95%	Yes
Ms. Hagerman	209,644	92,593	44%	Yes

Retention Ratio An executive officer is subject to retain 50% of after-tax “profit” shares if the executive officer has not reached the required level of stock ownership as of any measurement date.

Net Hold Policy

Executive officers are required to hold the shares of Genworth stock that they receive from exercising stock options or SARs for at least nine months

in order to minimize any possible appearance of an incentive for executive officers to seek to cause short-term increases in the price of Genworth shares in order to exercise stock options or SARs and sell the stock for unwarranted personal gains.

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Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers

The company maintains an anti-hedging policy, which prohibits executive officers and directors from buying or selling options (puts or calls) on Genworth securities on an exchange or in any other organized market, and also prohibits certain forms of hedging or monetization transactions with respect to Genworth securities, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. The company also maintains an anti-pledging policy, which prohibits its executive officers and directors from holding Genworth securities in a margin account or otherwise pledging Genworth securities as collateral for a loan.

Clawback Policy

The company maintains a clawback policy under which the company will seek to recover, at the discretion and direction of the Compensation Committee, and after it has considered the costs and benefits of doing so, incentive compensation earned by, awarded or paid to a covered officer for performance periods beginning after January 1, 2011, if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment (other than a restatement or adjustment due to a change in applicable accounting principles, rules or interpretations). In addition, if a covered officer engaged in fraud or intentional misconduct that contributed to an award or payment of incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct, the company may take other remedial and recovery actions, as determined by the Compensation Committee.

In October 2022, the SEC adopted final rules requiring the recovery of erroneously awarded compensation as mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The rules will, among other things, require national securities exchanges to establish listing standards that would require listed companies to adopt a clawback policy. Under the SEC’s rules, in the event a company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the company must recover from any current or former executive officers incentive-based compensation that was erroneously awarded during the three years preceding the date of such restatement. The updated listing standards related to clawback policies will become effective no later than November 28, 2023. Listed companies will be required to adopt a clawback policy no later than 60 days following the applicable listing standards effective date. We are currently awaiting the finalization of the relevant listing standards and continue to evaluate our existing clawback policy.

Tax and Accounting Considerations

We consider accounting and tax implications when designing our executive compensation and incentive programs. For example, it has been our intent to maximize the deductibility of executive compensation while retaining flexibility to compensate executive officers in a manner commensurate with performance and the competitive landscape for executive talent. The exemption from Section 162(m)’s deduction limit for performance-based compensation, however, has been repealed by the Tax Cuts and Jobs Act enacted in December 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Evaluation of Compensation Program Risks

The Compensation Committee annually reviews a report prepared by management, led by the company’s Risk Department, regarding the design and operation of our compensation arrangements for employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the company. Following that review for 2022 compensation, the Compensation Committee agreed with management’s conclusion that the company’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the company.

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Executive Compensation Tables

The following table provides information relating to compensation earned by or paid to our named executive officers in all capacities:

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas J. McInerney President and Chief Executive Officer	2022	1,000,000	—		5,265,271	—	2,800,000	—	383,095	9,448,366
	2021	1,000,000	—		4,063,966	—	3,000,000	—	435,413	8,499,379
	2020	1,000,000	—		3,350,874	—	2,540,000	—	466,714	7,357,588
Daniel J. Sheehan IV Former Executive Vice President, Chief Financial Officer & Chief Investment Officer(6)	2022	775,000	—		2,634,217	—	2,015,000	—	244,898	5,669,115
	2021	775,000	—		2,462,907	—	2,116,000	—	225,893	5,579,800
	2020	667,981	—		1,758,716	—	4,660,000	1,408,382	140,114	8,635,193
Brian Haendiges Executive Vice President-U.S. Life Insurance	2022	590,385	—		1,317,111	—	660,000	—	196,138	2,763,634
	2021	530,769	—		1,231,454	—	800,000	—	120,431	2,682,654
Gregory Karawan Executive Vice President and General Counsel	2022	540,385	—		790,267	—	770,000	—	116,184	2,216,836
Melissa Hagerman Executive Vice President and Chief Human Resources Officer	2022	490,385	102,666	(1)	790,267	—	700,000	—	87,938	2,171,256

(1)	Amount reflects the value received in 2022 upon the vesting of a deferred cash award originally granted prior to 2022.
(2)	Reflects the aggregate grant date fair value of RSUs and PSUs awarded during the period, determined in accordance with FASB ASC Topic 718. Grant date fair value for the RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for the PSUs is based on the grant date fair value of the underlying shares at target performance and the probable outcome of performance-based conditions at the time of grant, excluding the effect of estimated forfeitures, together with a Monte Carlo valuation for the portion of the award tied to relative TSR performance. The 2022 value for each named executive officer includes the grant date fair value of PSUs granted, and for all except Mr. McInerney, also includes the grant date fair value of RSUs awarded. Assuming achievement of the PSU performance conditions at the highest level (rather than at target level), the aggregate grant date fair value of awards reflected in this column for 2022 would be higher by the following amounts: Mr. McInerney, $5,265,271; Mr. Sheehan, $1,316,316; Mr. Haendiges, $658,160; Mr. Karawan, $394,895; and Ms. Hagerman, $394,895.
(3)	Reflects the value of cash incentives paid pursuant to our annual incentive program as described in the Compensation Discussion and Analysis section above.
(4)	Reflects the annual change in actuarial present values of the eligible named executive officers’ accumulated benefits under the SERP, which was a negative value for recipients in 2022. Negative changes in pension value were excluded from this column for the NEOs as follows: for Mr. Sheehan, $(1,645,766) and for Mr. Karawan, $(427,450). The SERP was closed to new participants effective January 1, 2010. A description of the SERP precedes the 2022 Pension Benefits Table below.
(5)	See the 2022 All Other Compensation - Details table below.
(6)	Mr. Sheehan transitioned from the combined role of Chief Financial Officer and Chief Investment Officer effective March 1, 2023, and remained with the company in an advisory role until March 31, 2023.

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2022 All Other Compensation—Details

Name	Company Contributions to the Retirement Plans ($)(a)	Life Insurance Premiums ($)(b)	Executive Physical ($)	Financial Counseling ($)	Other ($)	Total ($)
Mr. McInerney	320,000	35,110	8,000	19,985	—	383,095
Mr. Sheehan	231,280	13,618	—	—	—	244,898
Mr. Haendiges	108,792	22,572	—	19,985	44,789(c)	196,138
Mr. Karawan	73,631	22,568	—	19,985	—	116,184
Ms. Hagerman	58,431	10,945	—	18,562	—	87,938

(a)	Reflects contributions made on behalf of the named executive officers for each of the following programs: (i) company matching contributions made in 2022 to the 401(k) Savings Feature of the Retirement and Savings Plan; (ii) company contributions made in 2023 to the Retirement Account Feature of the Retirement and Savings Plan, which are based on 2022 earnings; and (iii) company contributions made in 2023 to the Restoration Plan, which are based on 2022 earnings.
(b)	Represents premium payments made in 2022 for the following programs: (i) Leadership Life Program, an individually owned universal life insurance policy provided to all of our executives; and (ii) Executive Life Program, a $1 million company-owned life insurance policy for which the participating named executive officers may identify a beneficiary for payment by us in the event of his or her death. Premiums for the Leadership Life Program are graded through age 59, with escalation in particular between age 50 and 59, and level thereafter.
(c)	Represents reimbursed relocation expenses for Mr. Haendiges in 2021 which were not paid until 2022.

2022 Grants of Plan-Based Awards

The table below provides information on the following plan-based awards that were made in 2022:

●	Annual Incentive. Annual incentive opportunities awarded to our named executive officers are earned based on company performance measured against one-year financial objectives and key non-financial priorities, together with a qualitative assessment of performance, including individual performance objectives. Additional information regarding the design of the annual incentive program and the prior fiscal year’s awards are included in the Compensation Discussion and Analysis section above. Annual incentives are identified as “AI” in the Award Type column of the following table.

●	Restricted Stock Units. Each Genworth RSU represents a contingent right to receive one share of our common stock in the future. If the company pays dividends on its common stock, dividend equivalents accrue with respect to the RSUs and are paid in cash at the time that the corresponding RSUs vest. Additional information regarding RSUs is included in the Compensation Discussion and Analysis section above.

●	Performance Stock Units. Genworth PSUs consist of performance-vesting stock units that may convert to shares following the end of the performance period based on achievement of certain pre-established performance goals. PSUs are granted with respect to a target number of shares, will be forfeited if performance falls below a designated threshold level of performance, and may be earned up to 200% of the target number of shares for exceeding a designated maximum level of performance. Additional information regarding PSUs is included in the Compensation Discussion and Analysis section above.

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2022 Grants of Plan-Based Awards Table

	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name			Threshold	Target	Max	Threshold	Target	Max
Mr. McInerney	AI		-	2,000,000	4,000,000
	PSU	2/17/2022				588,167	1,176,334	2,352,668			5,265,271
Mr. Sheehan	AI		-	1,550,000	3,100,000
	RSU	2/17/2022							308,642	(3)	1,317,901
	PSU	2/17/2022				147,042	294,083	588,166			1,316,316
Mr. Haendiges	AI		-	600,000	1,200,000
	RSU	2/17/2022							154,321	(3)	658,951
	PSU	2/17/2022				73,521	147,042	294,084			658,160
Mr. Karawan	AI		-	550,000	1,110,000
	RSU	2/17/2022							92,593	(3)	395,372
	PSU	2/17/2022				44,113	88,225	176,450			394.895
Ms. Hagerman	AI		-	500,000	1,000,000
	RSU	2/17/2022							92,593	(3)	395,372
	PSU	2/17/2022				44,113	88,225	176,450			394.895

(1)	The 2022-2024 PSUs may be earned and become vested based on our level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2024.
(2)	Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for the PSUs is based on the grant date fair value of the underlying shares at target performance and the probable outcome of performance-based conditions at the time of grant, excluding the effect of estimated forfeitures, together with a Monte Carlo valuation for the portion of the award tied to relative TSR performance.
(3)	The RSUs vest one-third per year beginning on the first anniversary of the grant date.

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Outstanding Equity Awards at 2022 Fiscal Year-End Table

The table below provides information with respect to stock options, SARs, RSUs and PSUs outstanding on December 31, 2022:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. McInerney	1,200,000	—	7.90	1/2/2023				2,068,031	(6)	10,939,885
								2,353,316	(7)	12,449,042
								1,176,334	(8)	6,222,807
Mr. Sheehan	135,000	—	9.06	2/15/2023	89,366	(1)	472,746	501,341	(6)	2,652,096
	100,000	—	15.23	2/20/2024	248,016	(2)	1,312,005	713,128	(7)	3,772,447
	275,000	—	7.99	2/20/2025	308,642	(3)	1,632,716	294,083	(8)	1,555,699
Mr. Haendiges					124,008	(2)	656,002	356,564	(7)	1,886,224
					154,321	(3)	816,358	147,042	(8)	777,852
Mr. Karawan	19,000	—	9.06	2/15/2023	1,956	(4)	10,347	—		—
	20,000	—	15.23	2/20/2024	15,639	(1)	82,730	87,735	(6)	464,117
					34,723	(2)	183,685	99,840	(7)	528,154
					92,593	(3)	489,817	88,225	(8)	466,710
Ms. Hagerman					92,593	(3)	489,817	88,225	(8)	466,710

(1)	Remaining RSUs vest 100% on 4/7/2023.
(2)	Remaining RSUs vest 50% on 3/25/2023 and 3/25/2024.
(3)	RSUs vest one-third on 2/17/2023, 2/17/2024, and 2/17/2025.
(4)	RSUs vest 100% on 6/6/2029.
(5)	Market value is calculated based on the closing price of our common stock on December 31, 2022 of $5.29 per share.
(6)	2020-2022 PSUs may be earned and become vested based on our level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2022. Amounts reported here reflect maximum levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information regarding the 2020-2022 PSUs, see the Compensation Discussion and Analysis section above.
(7)	2021-2023 PSUs may be earned and become vested based on our level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2023. Amounts reported here reflect maximum levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information regarding the 2021-2023 PSUs, see the Compensation Discussion and Analysis section above.
(8)	2022-2024 PSUs may be earned and become vested based on our level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2024. Amounts reported here reflect target levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information regarding the 2022-2024 PSUs, see the 2022 Grants of Plan Based Awards Table and the Compensation Discussion and Analysis section above.

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2022 Options Exercised and Stock Vested Table

The table below provides information regarding PSUs and RSUs that vested during 2022. Net shares received by each named executive officer upon exercise or vesting of equity awards, after shares are withheld for taxes, are subject to the stock ownership guidelines and a 50% retention ratio, as well as the nine-month holding period policy with respect to exercises of stock options and SARs, each as described in the Compensation Discussion and Analysis section above.

	Option Awards		Stock Awards
Name	Number of Shares Underlying Options/SARs Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. McInerney	—	—	2,229,730	8,918,920
Mr. Sheehan	—	—	844,007	3,317,778
Mr. Haendiges	—	—	62,004	234,995
Mr. Karawan	—	—	99,218	387,905
Ms. Hagerman	—	—	—	—

(1)	Reflects the gross number of shares received upon the vesting of RSUs and PSUs. Based on the tax withholding payment election, a portion of the shares reflected above may have been withheld to cover taxes due.
(2)	Reflects the fair market value of the underlying shares as of the vesting date.

Pension Benefits

The SERP is a non-qualified, defined benefit plan maintained to provide eligible executives with additional retirement benefits. The SERP was closed to new participants after December 31, 2009; therefore, neither Mr. McInerney in 2013, Mr. Haendiges in 2020, nor Ms. Hagerman in 2011, were eligible to participate in the SERP when they joined the company. The annual SERP benefit is a life annuity equal to a fixed percentage multiplied by the participant’s years of benefit service, and the participant’s average annual compensation (based on the highest consecutive 36-month period within the last 120-month period prior to separation from service) with the result not to exceed 40% of the participant’s average annual compensation. Benefit service is defined as service since the plan’s inception date (September 27, 2005) or date of SERP participation, whichever is later. The SERP benefit is then reduced by the value of the participant’s account balance under the Retirement Account Feature of our Retirement and Savings Plan as converted to an equivalent annual annuity. Compensation for SERP purposes generally includes only base salary and annual cash incentive (each whether or not deferred).

The annual SERP benefit is calculated as described below:

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Each participant in the SERP will partially vest with regard to their benefit when they reach age 55 and have earned five years of “future service” (i.e. service occurring after December 31, 2015). Once a SERP participant has earned five years of “future service” and has reached at least age 55, the participant will become partially vested based on a scale ranging from 50% at age 55 and increasing by 10% each year until the participant reaches full vesting at age 60. If a participant resigns before fully vesting, then his or her SERP benefit will be partially or fully forfeited. Only in certain circumstances will the SERP become fully vested upon termination prior to age 60, as described in the Executive Compensation—Potential Payments upon Termination or Change of Control section below. Benefit payments under the SERP will begin following a participant’s qualifying separation from service, but not earlier than age 60. The SERP has no provisions for acceleration of payout before age 60. There are also no provisions for the granting of extra years of service.

Material assumptions used to calculate the present value of the accumulated benefit are as follows:

●	The accumulated benefit represents the current accrued benefit first available at age 60 utilizing actual service and compensation as of December 31, 2020 (i.e., the plan freeze date);

●	Interest rate of 5.23%;

●	Mortality prescribed in the 1994 Group Annuity Mortality Table (Unisex) Found in Revenue Ruling 2001-62 (GATT2003) as defined by the plan.

●	Form of payment actuarially equivalent to a five-year certain and life benefit; and

●	Payments are guaranteed for the life of the participant.

All SERP benefit accruals were frozen as of December 31, 2020.

The table below reflects the present value of the accrued benefit as of December 31, 2022.

2022 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Mr. McInerney(1)	*	—	—	—
Mr. Sheehan	SERP	15.33	4,825,565	—
Mr. Haendiges(1)	*	—	—	—
Mr. Karawan	SERP	15.33	1,429,087	—
Ms. Hagerman(1)	*	—	—	—

(1)	The SERP was closed to new participants after December 31, 2009; therefore, Mr. McInerney, Mr. Haendiges, and Ms. Hagerman were not eligible for the SERP when they joined the company in 2013, 2020, and 2011, respectively.

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Non-Qualified Deferred Compensation

The company maintains the Restoration Plan, a non-qualified defined contribution plan, which provides eligible executives, including our named executive officers, with benefits generally equal to company contributions that they are precluded from receiving under the Retirement and Savings Plan as a result of restrictions imposed under Section 401(a)(17) of the Internal Revenue Code ($305,000 annual compensation limit in 2022). For 2022, we provided a credit into the Restoration 401(k) Savings Feature equal to 5% of the participant’s eligible pay (base salary and annual cash incentive paid) in excess of the annual compensation limit. Also for 2022, we provided a credit into the Retirement Account Feature of our qualified Retirement and Savings Plan (the “Restoration Retirement Account Feature”) equal to 3% of the participant’s eligible pay (base salary and annual incentives paid) in excess of the annual compensation limit.

Participants become vested with respect to the Restoration 401(k) Savings Feature and Restoration Retirement Account Feature account balances as of the earlier of reaching age 60 or attaining three years of “future service” (i.e., service occurring after December 31, 2015).

Eligible executives, including our named executive officers, have had the opportunity to request that their Restoration Plan contribution credits (balances) be invested in or track a diverse array of generally available mutual fund investment options.

2022 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. McInerney	Restoration	—	295,600	839,643	—	3,992,708
Mr. Sheehan	Restoration	—	206,880	(272,463)	—	1,682,822
Mr. Haendiges	Restoration	—	86,831	(3,512)	—	117,781
Mr. Karawan	Restoration	—	49,231	72,073	—	434,900
Ms. Hagerman	Restoration	—	34,031	5,265	—	68,038

(1)	Reflects company contributions to the Restoration Plan made in 2023, which are based on 2022 earnings. The contributions are reported as compensation for 2022 in the All Other Compensation column of the 2022 Summary Compensation Table.
(2)	Aggregate balances reported as of December 31, 2022 for the named executive officers include amounts that were reported in the Summary Compensation Tables for 2022 and years prior. For the Restoration Plan, the amount of compensation reported in the Summary Compensation Tables for 2022 and years prior is $3,322,965 for Mr. McInerney, $1,112,572 for Mr. Sheehan, and $121,293 for Mr. Haendiges. For the Restoration Plan, the amount of compensation reported in the Summary Compensation Table for 2022 for Mr. Karawan is $49,231 and for Ms. Hagerman is $34,031. Mr. McInerney’s aggregate balance includes amounts credited to him in prior years pursuant to a supplemental contribution previously provided under the company’s Restoration Plan, which was closed to new participants after December 31, 2015 and eliminated entirely effective December 31, 2020.

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Potential Payments upon Termination or Change of Control

The following tables and narrative disclosure summarize the compensation and benefits payable to each of the named executive officers in the event of a termination of employment under various circumstances, assuming that such termination was effective as of December 31, 2022. The compensation and benefits described and quantified below are in addition to the compensation and benefits that would already be earned or vested upon such named executive officer’s termination, including accrued but unpaid salary, and payments and benefits accrued under our broad-based benefit programs, including any vested contributions we made under the 401(k) Savings and Retirement Account Features of our Retirement and Savings Plan.

As noted earlier, Mr. Sheehan’s combined role of Chief Financial Officer and Chief Investment Officer was eliminated effective March 1, 2023. Mr. Sheehan remained employed by the company in an advisory role through March 31, 2023. Following his employment, Mr. Sheehan was eligible to receive severance benefits under the Senior Executive Severance Plan.

Involuntary Termination of Employment (Without a Change of Control)

The Compensation Committee approved the Senior Executive Severance Plan in order to promote the retention of a select group of key employees, including our named executive officers, by providing severance benefits in the event their employment is terminated under certain circumstances and to align with severance benefits commonly provided in our market for competing executive talent.

In the event the employment of a named executive officer was terminated without “cause” or by the executive for “good reason” (as such terms are defined in the Senior Executive Severance Plan) during 2022, such named executive officer would be entitled to receive the following severance benefits under the Senior Executive Severance Plan:

●	Severance payment. The named executive officer would receive a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to two times the sum of base salary and target annual incentive, in the case of Mr. McInerney, and one times base salary plus one times target annual incentive for the other named executive officers.

●	Pro rata annual incentive award. The named executive officer would receive a lump sum cash payment based on the annual incentive award that would have been payable with respect to the fiscal year in which the qualified termination occurs (determined at the end of such year based on actual performance results), prorated to the nearest half month to reflect the portion of the fiscal year that had elapsed prior to the date of termination.

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●	Benefits payment. The named executive officer would receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost of the employer portion to provide the group medical, dental, vision, and/or prescription drug plan benefits the employee had been receiving before the termination, multiplied by 12.

●	Partial vesting of time-based long-term incentive awards. Stock options, SARs, RSUs and other cash and equity awards with time-based vesting restrictions held by the named executive officer would become immediately vested as of the participant’s termination, but only with respect to a number of awards that otherwise would have become vested on the award’s next regularly scheduled vesting date based on continued employment (the remainder of such awards would be forfeited), and stock. Stock options and SARs would remain exercisable until the earlier of the first anniversary of the date of the qualified termination or the award’s regular expiration date. The named executive officers did not have any unvested stock options or SARs as of December 31, 2022.

●	Vesting of performance-based long-term incentive awards. Performance-based equity and cash awards held by the named executive officer would remain outstanding and would be earned, if at all, based on actual performance through the end of the performance period, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of termination.

●	Retirement plan provisions. The named executive officer would become fully vested in any funded or unfunded nonqualified pension, retirement or deferred compensation plans in which he or she participates, provided he or she has been employed by the company for at least five years. All named executive officers are already fully vested in the Restoration Plan balances noted above in the 2022 Non-Qualified Deferred Compensation Plans Table.

To receive severance benefits under the Senior Executive Severance Plan, the executive would have to execute and deliver to us a general release of claims and agree to certain restrictive covenants, including restrictions on the solicitation of customers and employees and restrictions on the use of confidential information.

The following table summarizes the payments and benefits that would have been payable to the named executive officers under the Senior Executive Severance Plan and other retention incentives in the event of a termination without “cause” or by the executive for “good reason” on December 31, 2022.

Involuntary Termination of Employment (Without a Change of Control)

	Mr. McInerney	Mr. Sheehan	Mr. Haendiges	Mr. Karawan	Ms. Hagerman
Cash Severance(1)	$6,000,000	$2,325,000	$1,200,000	$1,100,000	$1,000,000
Pro-Rated Annual Incentive(2)	2,800,000	2,015,000	660,000	770,000	700,000
Payments Related to Health Benefits(3)	25,150	27,200	10,181	10,580	10,398
RSU Vesting(4)	—	1,672,984	600,119	348,188	565,316
PSU Vesting(5)	21,313,515	5,685,627	1,516,766	971,790	155,570
SERP Vesting(6)	—	4,825,565	—	1,429,087	—
Total	$30,138,665	$16,551,376	$3,987,066	$4,629,645	$2,431,284

(1)	Reflects a cash severance in the amount of a multiple (2.0 for Mr. McInerney and 1.0 for the other named executive officers) times the sum of base salary and target annual incentive.
(2)	Reflects an annual incentive award based on actual performance results through the end of 2022. Annual incentive awards under the Senior Executive Severance Plan are determined based on actual pro rata performance. These amounts are reported as 2022 compensation in the Summary Compensation Table.
(3)	Represents a lump sum cash payment equal to the company cost of 12 months of continued health coverage.
(4)	Reflects the aggregate value of RSUs (based on the closing price of Genworth common stock on December 31, 2022 of $5.29) that would immediately vest as of the executive’s termination. The awards for which vesting would accelerate are those awards that would have become vested on the award’s next regularly scheduled vesting date based on continued employment.

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(5)	Reflects the aggregate value of 2020-2022, 2021-2023, and 2022-2024 PSUs that would remain outstanding following the executive’s termination, and could be earned, if at all, at the end of the performance period based on actual results, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of termination. Reflects a payout of 2020-2022 PSUs based on actual performance through the end of the performance period, pro rata payout of 2021-2023 based on a maximum level of performance, and 2022-2024 PSUs based on a target level of performance.
(6)	Reflects the present value of each participating named executive officer’s accumulated benefits under the SERP, as noted in the 2022 Pension Benefits Table, which would become fully vested (if not already).

Involuntary Termination Following a Change of Control

The Compensation Committee adopted the 2014 Change of Control Plan in order to provide severance benefits to a select group of key executives, including all of our named executive officers, in the event that the executive’s employment is terminated without “cause” or by the executive for “good reason” following a change of control of the company.

Pursuant to the 2014 Change of Control Plan, a covered named executive officer would receive payments and benefits in the event of a termination of employment without “cause” or by the executive with “good reason” within two years following a change of control of the company (each a “Qualified Termination” as defined in the Change of Control Plan). In the event of a Qualified Termination during 2022, such named executive officer would be eligible to receive the following severance benefits under the 2014 Change of Control Plan:

●	Severance payment. The named executive officer would receive a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary and target annual incentive in the case of Mr. McInerney, and two times the sum of his or her base salary and target annual incentive in the case of the other named executive officers, payable within 60 days following termination.

●	Pro rata annual incentive award. The named executive officer would receive a lump sum cash payment based on the annual incentive award that would have been payable with respect to the fiscal year in which the Qualified Termination occurs (determined based on actual pro rata performance, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target”), prorated to the nearest half-month to reflect the portion of the fiscal year that had elapsed prior to the Qualified Termination, and payable within 60 days following termination.

●	Vesting of time-based long-term incentive awards. Stock options, SARs, RSUs and other cash and stock awards with time-based vesting restrictions held by the named executive officer would become immediately vested as of a Qualified Termination and would remain exercisable until the award’s regular expiration date. The named executive officers did not have any unvested stock options or SARs as of December 31, 2022.

●	Vesting of performance-based long-term incentive awards. Performance-based equity and cash awards held by the named executive officer would become vested and be deemed earned based on actual pro rata performance as of the date of a Qualified Termination, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target,” prorated to the nearest half-month to reflect the portion of the performance period that had elapsed prior to the Qualified Termination, and payable within 60 days following termination.

●	Payment related to health and life insurance benefits. The named executive officer would receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost of the employer portion to provide the group medical, dental, vision, and/or prescription drug plan benefits the employee had been receiving before the qualified termination, multiplied by 18, and he or she would continue to receive life insurance coverage for 18 months.

●	Retirement plan provisions. The named executive officer would become fully vested in any funded or unfunded nonqualified pension, retirement or deferred compensation plans in which he or she participates. All named executive officers are already fully vested in the Restoration Plan balances noted above in the 2022 Non-Qualified Deferred Compensation Plans Table as of December 31, 2022.

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The 2014 Change of Control Plan provides that in the event the participant would be subject to a 20% excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits would be reduced to the maximum amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

If an executive becomes eligible to receive benefits under the 2014 Change of Control Plan, he or she will not be eligible to receive benefits under the Senior Executive Severance Plan.

The following table summarizes the payments and benefits that would have been payable to the named executive officers under the 2014 Change of Control Plan in the event of a Qualified Termination as of December 31, 2022, excluding any amount that may be subject to a 20% excise tax:

Involuntary Termination of Employment Following a Change of Control

	Mr. McInerney	Mr. Sheehan	Mr. Haendiges	Mr. Karawan	Ms. Hagerman
Cash Severance(1)	$7,500,000	$4,650,000	$2,400,000	$2,200,000	$2,000,000
Pro-Rated Annual Incentive(2)	2,800,000	2,015,000	660,000	770,000	700,000
Payments Related to Health Benefits(3)	37,725	40,800	15,272	15,870	15,596
RSU Vesting(4)	—	3,417,467	1,472,360	766,579	1,091,121
PSU Vesting(5)	21,313,515	5,685,627	1,516,766	971,790	155,570
SERP Vesting(6)	—	4,825,565	—	1,429,087	—
Continued Life Insurance(7)	52,665	20,427	33,858	41,594	20,298
Total	$31,703,905	$20,654,886	$6,098,256	$6,194,920	$3,982,585

(1)	Reflects a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to two and one-half times the sum of base salary and target annual incentive in the case of Mr. McInerney, and two times base salary plus two times target annual incentive in the case of the other named executive officers.
(2)	Reflects lump sum cash payment of the current-year annual incentive award based on actual performance results through the end of 2022. Annual incentive awards under the 2014 Change of Control Plan are determined based on actual pro rata performance, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target.” These amounts are reported as 2022 compensation in the Summary Compensation Table.
(3)	Represents a lump sum cash payment equal to the company cost of 18 months of continued health coverage.
(4)	Reflects the aggregate value of RSUs (based on the closing price of Genworth common stock on December 31, 2022 of $5.29) that would immediately vest as of the executive’s termination.
(5)	Pursuant to the 2014 Change of Control Plan, 2020-2022, 2021-2023, and 2022–2024 PSUs would become vested and be deemed earned based on actual pro rata performance as of the date of a participant’s Qualified Termination, to the extent such performance can be reasonably established in the sole discretion of the Compensation Committee, or otherwise based on an assumed achievement of all relevant performance goals at “target.” Amounts in the table above reflect the aggregate value (based on the closing price of Genworth common stock on December 31, 2022 of $5.29) of 2010–2022 PSUs, which would become vested based on actual performance through the end of the performance period, a pro rata payout of 2021–2023 PSUs based on a maximum level of performance and a pro rata payout of 2022–2024 PSUs based on a target level of performance.
(6)	Reflects the present value of each participating named executive officer’s accumulated benefits under the SERP, as noted in the 2022 Pension Benefits Table, which would become fully vested (if not already).
(7)	Reflects the estimated value of premium payments for 18 months of continued coverage under the Leadership Life and Executive Life Programs.

Death or Disability

In the event of death or total disability, named executive officers (or their designated beneficiary) would generally be eligible to receive the following:

●	Long-Term Incentive Awards. In the event of death: (i) all unvested stock options and SARs would become vested and exercisable; (ii) all unvested RSUs would become vested; and (iii) any unvested PSUs would become vested on a pro rata basis as of the date of termination based on the number of full months elapsed from the inception of the performance period until the date of termination. Furthermore, all such performance-based awards would pay out at the end of the regular performance period based on

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actual performance. In the event of termination due to total disability, the treatment of outstanding stock options, SARs, RSUs, and PSUs is the same as in the event of death. The named executive officers did not have any unvested stock options or SARs as of December 31, 2022.

●	Annual Incentive. Named executive officers (or their designated beneficiary) would receive a pro-rated portion of any annual incentive award, based on actual performance results.

●	Retirement Programs. Executive officers (or their designated beneficiary) would become vested in the SERP benefits shown in the 2022 Pension Benefits Table. All named executive officers are fully vested in the Restoration Plan balance reported in the 2022 Non-Qualified Deferred Compensation Table (which includes the 2022 contribution to the Restoration Plan, based on 2021 compensation) as of December 31, 2022.

●	Life Insurance Programs. In the event of death, the beneficiary of the named executive officer would receive payments pursuant to the Leadership Life and Executive Life Programs in the form of death benefits. In the event of disability, the named executive officer would receive one year of continued Leadership Life Program premiums.

The following table summarizes the payments and benefits payable to the named executive officers (or their designated beneficiary) in the event of death or total disability as of December 31, 2022:

Death or Disability

	Mr. McInerney		Mr. Sheehan		Mr. Haendiges		Mr. Karawan		Ms. Hagerman
	Death	Disability	Death	Disability	Death	Disability	Death	Disability	Death	Disability
RSU Vesting(1)	$—	$—	$3,417,467	$3,417,467	$1,472,360	$1,472,360	$766,579	$766,579	$1,091,121	$1,091,121
PSU Vesting(2)	21,313,515	21,313,515	5,685,627	5,685,627	1,516,766	1,516,766	971,790	971,790	155,570	155,570
Pro-Rated Annual Incentive Award(3)	2,800,000	2,800,000	2,015,000	2,015,000	660,000	660,000	770,000	770,000	700,000	700,000
SERP Vesting(4)	—	—	4,825,565	4,826,565	—	—	1,429,087	1,429,087	—	—
Leadership Life Program(5)	2,000,000	28,762	2,000,000	8,650	2,000,000	12,715	2,000,000	18,932	1,800,000	8,952
Executive Life Program(6)	1,746,725	—	1,785,395	—	1,724,138	—	1,746,725	—	1,746,725	—
Total	$27,860,240	$24,142,277	$19,729,054	$15,952,309	$7,373,264	$3,661,841	$7,684,181	$3,956,388	$5,493,416	$1,955,643

(1)	Reflects the aggregate value of RSUs (based on the closing price of Genworth common stock on December 31, 2022 at $5.29) which would immediately vest as of the executive’s death or total disability.
(2)	Reflects a payout of 2020-2022 PSUs based on actual amounts awarded, a pro rata payout of 2021-2023 based on a maximum level of performance, and a pro rata 2022-2024 PSUs based on a target level of performance.
(3)	Reflects an annual incentive award based on actual performance results through the end of 2022. Annual incentive awards upon death or disability are determined based on actual pro rata performance. These amounts are reported as 2022 compensation in the Summary Compensation Table.
(4)	Reflects the present value of each participating named executive officer’s accumulated benefits under the SERP, as noted in the 2022 Pension Benefits Table, which would become fully vested.
(5)	Represents death benefits payable to the named executive officer’s beneficiary in the event of death, or the value of one year of continued premium payments in the event of total disability.
(6)	Pursuant to the terms of the Executive Life Program, we will use the proceeds from a company-owned life insurance policy to pay the named executive officer’s beneficiary a $1 million payment, plus a gross-up on federal and state income taxes related to that payment.

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Retirement

Each of our executive benefit and compensation programs has varying retirement definitions. Upon a voluntary termination, a retirement-eligible executive would be eligible to receive the following:

●	Retirement Programs. The current definition of vesting for purposes of the SERP is attainment of age 60 with five years of service. As described above, participants in the SERP may partially vest sooner after they reach age 55 and have earned five years of “future service” (i.e., service occurring after December 31, 2015) based on a scale ranging from 50% at age 55 and increasing by 10% each year until the participant reaches full vesting at age 60. The SERP was closed to new participants effective January 1, 2010; therefore, Messrs. McInerney and Haendiges along with Ms. Hagerman are not eligible for our SERP. The Restoration Plan (Restoration 401(k) Savings Feature and Restoration Retirement Account Feature) currently vests upon the earlier of (a) age 60 or (b) completion of three years of Post-2015 vesting service. For vested participants who have terminated employment and attained age 60, Restoration benefits will be paid from the Plan in 10 annual installments if the account balance is $50,000 or more at retirement or paid in a lump sum if the account balance is less than $50,000 at retirement.

●	Life Insurance Programs. The definition of retirement under the Leadership Life Program is age 60 with 10 years of service. If this eligibility is met, we will continue to pay Leadership Life Program premiums until the later of age 65 or until a total of 10 annual premium payments have been made. For participants under the Executive Life Program prior to January 1, 2007, we will continue to pay the premium if the executive retires at age 60 with 10 years of service. For participants who joined the Executive Life Program after January 1, 2007, coverage will cease at termination.

●	Long-Term Incentive Awards. All unvested stock option, SAR and RSU awards would immediately vest and become exercisable if the participant is at least age 60 with five years of service at retirement. PSUs would become vested on a pro rata basis as of the date of termination based on the number of full months elapsed from the inception of the performance period until the date of termination, based on actual performance for the entire performance period.

Retirement

Mr. McInerney was the only named executive officer eligible for retirement under definitions of retirement for many of the plans in 2022. He became fully vested in the Restoration Plan balance noted in the Non-Qualified Deferred Compensation Table above upon meeting the required age and service requirements. Assuming retirement on December 31, 2022, Mr. McInerney would have been eligible to receive the following payments and benefits:

Mr. McInerney
PSU Vesting(1)	$21,313,515
Pro-Rated Annual Incentive Award(2)	$2,800,000
Total	$24,113,515

(1)	Based on current progress towards goals, the table reflects a payout of 2020-2022 PSUs based on actual amounts awarded, a pro-rata payout of 2021-2023 PSUs at a maximum level of performance, and 2022-2024 PSUs based on a target level of performance (in each case based on the closing price of Genworth common stock on December 31, 2022 of $5.29).
(2)	Reflects an annual incentive award based on actual performance results through the end of 2022. Annual incentive awards upon retirement are determined based on actual pro rata performance. These amounts are reported as 2022 compensation in the Summary Compensation Table.

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CEO Pay Ratio

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

As disclosed in our 2022 Proxy Statement, we determined that as of December 31, 2021, our total number of U.S. employees was 2,421 and our total number of non-U.S. employees was 78. To determine our median employee, we excluded all 78 non-U.S. employees (41 in Mexico, 36 in India and one in Hong Kong) as the total number of non-U.S. employees was less than 5% of our total employee population.

To determine our median employee pay, we chose the sum of base salary and target annual incentive as our consistently applied compensation measure. For hourly employees, we used their anticipated hours worked to determine annual base pay. Using this methodology, and after ranking all included employees by this measurement, last year we identified the median employee for 2021, and calculated their total annual compensation.

Because in 2022 we did not experience a significant change in overall population or in our employee compensation arrangements, we do not believe there have been any changes that would significantly affect our pay ratio disclosure as of December 31, 2022. Therefore, we are using the median employee identification made last year (as of December 31, 2021) for our 2022 pay ratio calculation.

Because the specific median employee used in last year’s pay ratio calculation left the company in 2022, we are using another employee whose compensation is substantially similar to last year’s median employee based on last year’s identification results.

This median employee’s total annual compensation for 2022 was $99,906. The annual total compensation of our CEO for 2022, as shown in the Summary Compensation Table, was $9,448,366. Accordingly, the ratio of CEO pay to median employee pay was 95:1.

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2022 Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) to our Principal Executive Officer (“PEO”) and to our other NEOs and certain financial performance of the company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” for a particular year. For information concerning the company’s pay-for-performance philosophy and how the company aligns executive compensation with the company’s performance, refer to the Compensation Discussion and Analysis section.
			Average summary	Average	Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(2)	compensation table total for non- PEO named executive officers(3)	compensation actually paid to non-PEO Named executive officers(2)	Total shareholder return	Peer group total shareholder return(4)	Net income ($millions)(5)	Adjusted Operating Income ($millions)(6)
2022	$9,448,366	$13,381,239	$3,165,862	$3,780,344	$120.23	$89.91	$609	$633
2021	$8,499,379	$20,058,727	$4,843,984	$6,375,531	$92.05	$107.76	$904	$765
2020	$7,357,588	$14,175,425	$5,632,375	$4,454,266	$85.91	$102.61	$178	$310
(1)	Our PEO in 2020, 2021, and 2022 was Mr. Thomas McInerney.
(2)	The dollar amounts reported in this column represent the amount of “compensation actually paid” as calculated in accordance with Item 402(v) of SEC Regulation S-K. The following adjustments were made to the PEO’s total compensation as reported in the Summary Compensation Table for each applicable fiscal year and the average of the total compensation for the other NEOs as reported in the Summary Compensation Table for each applicable fiscal year to determine compensation actually paid to the PEO and the other NEOs, an average, respectively:
	PEO			Non-PEO Averages
Adjustments	2022	2021	2020	2022		2021		2020
Subtract Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(5,265,271)	$(4,063,966)	$(3,350,874)	$(1,382,966)		$(1,945,347	)(a)	$(1,371,800)
Add ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End(b)	$2,830,591	$8,959,056	$5,099,964	$1,228,692		$3,021,932	(a)	$1,237,372
Add/(subtract) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, the change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$6,479,039	$6,813,093	$5,566,857	$801,381	(a)	$646,593		$413,719
Add/(subtract) for Awards Granted during Prior FY that Vested During Applicable FY, change in ASC 718 Fair Value from Prior FY End to Vesting Date	$(111,487)	$(148,835)	$(498,110)	$(32,625	)(a)	$6,435		$(170,956)
Subtract ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0		$(198,065)		$(542,627)

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	PEO			Non-PEO Averages
Adjustments	2022	2021	2020	2022	2021	2020
Subtract Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$0	$0	$0	$0	$0	$(904,257)
Add Service Cost and, if applicable, Prior Service Cost for Pension Plans for the Applicable FY	$0	$0	$0	0	$0	$160,439
Total Adjustments	$3,932,872	$11,559,348	$6,817,837	$614,482	$1,531,547	$(1,178,109)
(a)	Amount includes amounts with respect to an RSU grant approved by the Enact Board of Directors and granted to Rohit Gupta at the time of Enact’s IPO that had a grant date fair value of $3,200,018, and vest and convert to shares of Enact in equal installments on the first three anniversaries of the grant date.
(b)	For purposes of the foregoing, the fair value of the stock awards at all applicable dates was calculated using the same methodology (including applicable assumptions) as used to account for share-based payments in company’s financial statements. The assumptions used in calculating the fair value of awards at the applicable dates did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year, except that (i) the weighted fair value calculations of the PSUs subject to the Enact Adjusted Operating Income metric and the U. S. Life Statutory Net Income metric, which were granted February 17, 2022, assumed a payout at 16.5% as of December 31, 2022, (ii) the PSUs subject to the Consolidated Adjusted Operating Income metric which were granted March 25, 2021, assumed a payout at 200% as of December 31, 2022 and 2021, respectively, (iii) the PSUs subject to the U.S. Mortgage Insurance & Genworth Mortgage Insurance Australia Adjusted Operating Income and Net Present Value of Approved Rate Actions which were granted September 24, 2020 assumed a payout at 188%, 177%, 122% as of December 31, 2022, 2021, and 2020, respectively, (iv) for awards subject to the TSR metric, the assumptions used in the Monte Carlo calculation to determine the fair value as of December 31, 2022 and 2021 did not materially differ, from the assumptions used in the Monte Carlo calculation used to determine the grant date fair values.
(3)	The non-PEOs included in 2022 average are: Daniel Sheehan, Brian Haendiges, Gregg Karawan and Melissa Hagerman. The non-PEOs included in 2021 average are: Daniel Sheehan, Rohit Gupta, Brian Haendiges, Ward E. Bobitz and Kevin Schneider. The non-PEOs included in 2020 average are: Daniel Sheehan, Kevin Schneider, Ward E. Bobitz, Pamela Harrison and Kelly L. Tuminelli.
(4)	Peer Group is the S&P 600 SmallCap 600 Insurance Index, the published industry or line-of-business index used for the stock performance graph reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(5)	The dollar amounts reported are reflected in Genworth’s audited consolidated financial statements for the applicable year.
(6)	In accordance with SEC rules, the company is required to include in the Pay versus Performance Table the “most important” financial performance measure (as determined by the company) used to link compensation actually paid to our executive officers to company performance for the most recently completed fiscal year. The company determined Adjusted Operating Income, which is a metric included in our incentive program, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance Table. The following table presents a reconciliation of net income to adjusted operating income for the years ended December 31:
(Amounts in millions)	2022	2021	2020
Net income available to Genworth Financial, Inc.’s common stockholders	$609	$904	$178
Add: net income from continuing operations attributable to noncontrolling interests	130	33	—
Add: net income from discontinued operations attributable to noncontrolling interests	—	8	34
Net income	739	945	212
Less: income (loss) from discontinued operations, net of taxes	—	27	(486)
Income from continuing operations	739	918	698
Less: net income from continuing operations attributable to noncontrolling interests	130	33	—
Income from continuing operations available to Genworth Financial, Inc.’s common stockholders	609	885	698
Adjustments to income from continuing operations available to Genworth Financial, Inc.’s common stockholders:
Net investment (gains) losses, net(i)	14	(324)	(503)
Losses on early extinguishment of debt	6	45	9

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Executive Compensation

(Amounts in millions)	2022	2021	2020
Initial loss from life block transaction	—	92	—
Expenses related to restructuring	2	34	3
Pension plan termination costs	8	—	—
Taxes on adjustments	(6)	33	103
Adjusted operating income available to Genworth Financial, Inc.’s common stockholders	$633	$765	$310
(i)	For the years ended December 31, 2022, 2021 and 2020, net investment (gains) losses were adjusted for DAC and other intangible amortization and certain benefit reserves of $(3) million, $(1) million and $(11) million, respectively.

Description of the Relationship between Compensation Actually Paid to our NEOs and Company Performance Measures

The charts below describe the relationship between compensation actually paid to our PEO and other NEOs (as calculated above) and our financial and stock performance for the indicated years. Refer to the 2022 Pay versus Performance Table above for more details on each measure. In addition, the first chart compares the company’s cumulative TSR and our Peer Group’s cumulative TSR for the indicated years.

Pay versus TSR 2020 - 2022

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Pay versus Net Income 2020 - 2022

Pay versus Adjusted Operating Income 2020 - 2022

Our Most Important Financial Performance Measures

For 2022, the following are the most important financial performance measures, as determined by the company, that link compensation actually paid to our NEOs to the company’s performance for the most recently completed fiscal year. For further information concerning the company’s pay-for-performance philosophy and how the company aligns executive compensation with the company’s performance, refer to the Compensation Discussion and Analysis section.
●	Adjusted Operating Income

●	U.S. Life Insurance Companies Net Income (Loss) Under Statutory Accounting Principles

●	Relative Total Shareholder Return

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Proposal 3 Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act), we are required to provide our stockholders with the opportunity to indicate how frequently we should seek an advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the proposal included on page 45 of this Proxy Statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two, or three years, or they may abstain from such advisory vote.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Genworth, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Genworth, and we look forward to hearing from our stockholders on this proposal.

Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, every year, every two years, or every three years, or you may abstain from voting on this proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. This vote is advisory and not binding on the Board of Directors or Genworth in any way. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote to approved named executive officer compensation as it deems appropriate.

The Board of Directors recommends that stockholders vote for the option of 1 YEAR as the frequency with which stockholder are provided an advisory vote on named executive officer compensation, as disclosed pursuant to the compensation disclosures rules of the SEC.

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Audit Matters

Proposal 4 Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm for 2023

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements and to attest to the effectiveness of our internal control over financial reporting. The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2023. KPMG has served continuously as our independent auditor in connection with and since our initial public offering in 2004. KPMG is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.

The Audit Committee recognizes the importance of maintaining the independence of the company’s independent auditor, both in fact and appearance. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditor. In addition, the Audit Committee has adopted restrictions on our hiring of a KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. The PCAOB and Audit Committee also require the lead KPMG partner assigned to our audit to be rotated at least every five years. The Audit Committee and its chair are directly involved in the selection of the new lead partner.

Each year, the Audit Committee evaluates the qualifications, performance and independence of the company’s independent auditor and determines whether to re-engage the current independent auditor for the following year. In doing so, the Audit Committee considers, among other things: (i) external data relating to audit quality and performance, including recent PCAOB reports on KPMG and its peer firms; (ii) KPMG’s tenure as our independent auditor and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting; (iii) the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and technical expertise; and (iv) KPMG’s independence.

Based on this evaluation, the members of the Audit Committee and our Board believe that the continued retention of KPMG is in the best interests of the company and our stockholders.

KPMG representatives are expected to attend the 2023 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

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Audit Matters

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our certificate of incorporation or Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

The Board recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year 2023.

Engagement of Independent Registered Public Accounting Firm

Upon the approval of the Audit Committee, Genworth retained KPMG to audit our consolidated financial statements for 2022 and to attest to the effectiveness of the company’s internal control over financial reporting. In addition, Genworth retained KPMG, as well as other accounting firms, to provide other accounting and advisory services in 2022.

Approval of Audit and Non-Audit Services

We understand the need for KPMG to maintain objectivity and independence in its audit of our consolidated financial statements. As required by the Audit Committee’s charter and applicable SEC and PCAOB rules and regulations, the Audit Committee pre-approves all audit, audit-related, tax and other permitted non-audit services performed by KPMG, including the amount of fees payable for such services, to ensure that the provision of such services does not impair KPMG’s independence. The Audit Committee may not delegate this responsibility to management. Certain audit and audit-related services and fees are pre-approved by the Audit Committee on an annual basis in connection with the engagement of KPMG as the company’s independent registered public accounting firm for the fiscal year. Other audit, audit-related and permitted non-audit services have been pre-approved by the Audit Committee pursuant to our Audit Committee’s Key Practices and are subject to fee caps. Any other audit, audit-related and permitted non-audit services and all tax services must be specifically pre-approved by the Audit Committee.

92     Genworth Financial, Inc.

Audit Matters

Auditor Fees

The aggregate fees billed by KPMG in 2022 and 2021 for professional services rendered were:

	2022	2021
Type of Fees	(in millions)
Audit Fees(1)	$8.4	$8.3
Audit-Related Fees(2)	1.1	1.6
Tax Fees(3)	—	—
All Other Fees(4)	0.1	0.1
Total	$9.6	$10.0

(1)	Fees for services to perform an audit or review in accordance with either the standards of the PCAOB or similar bodies in other countries, or generally accepted auditing standards and services that generally only Genworth’s independent registered public accounting firm can reasonably provide, such as the audit of Genworth’s Annual Report on Form 10-K and related consolidated financial statements included in public offerings or filings, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.
(2)	Fees for assurance and related services that are traditionally performed by Genworth’s independent registered public accounting firm, such as audit and related services for employee benefit plan audits, internal control reviews, document production requests, attest services not required by statute or regulation, including Enact IPO related attest services performed in 2021, activities and comfort letters, and consultation concerning financial accounting and reporting standards.
(3)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds, tax payment planning services and assistance with tax audits and filing appeals and totaled $3,800 for 2022 and $3,600 for 2021. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities and totaled $0 for 2022 and 2021.
(4)	Fees not considered audit or audit-related, such as actuarial services.

Report of the Audit Committee

We have reviewed and discussed the company’s audited financial statements and management’s annual report on internal control over financial reporting with management, which has primary responsibility for the financial statements and related internal controls. KPMG LLP (“KPMG”), the company’s independent registered public accounting firm for 2022, is responsible for expressing an opinion on the conformity of the company’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”). The committee has received the written disclosures and letters from KPMG in accordance with PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the audit committee concerning independence, and the committee discussed with KPMG its independence. The committee also concluded that KPMG’s provision of audit and non-audit services to the company and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. This report is provided by the following independent directors, who constitute the committee:

Robert P. Restrepo Jr., Chair
Karen E. Dyson
Melina E. Higgins
Elaine A. Sarsynski

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Information About Our Stock

Ownership of Genworth Common Stock

The following table sets forth information as of March 1, 2023, except as indicated in the footnotes to the table, regarding the beneficial ownership of our common stock by:

●	all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to own beneficially more than 5% of any class of our common stock (based on the most recently available information filed with the SEC);

●	the named executive officers included in the 2022 Summary Compensation Table above;

●	each of our current directors and the Board’s director nominees; and

●	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to the table, each of the directors, and executive officers possesses sole voting and investment power with respect to all shares set forth opposite his or her name. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the conversion of RSUs held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of March 1, 2023, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder. As of March 1, 2023, there were 489,772,513 shares of common stock outstanding and no shares of any other class of voting securities outstanding.

The address of each director and executive officer listed below is c/o Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage	Other Non-Management Director Stock-Based Holdings(1)
BlackRock, Inc.(2)	73,187,895	14.9%
The Vanguard Group, Inc.(3)	57,500,489	11.7%
Thomas J. McInerney	4,774,974	*
Brian Haendiges(4)	139,813	*
Melissa Hagerman	23,390	*
Gregory S. Karawan(4)	177,140	*
Daniel J. Sheehan(4)(5)	1,334,953	*
G. Kent Conrad	—	—	252,832
Karen E. Dyson	—	—	61,961
Jill R. Goodman	—	—	59,311
Melina E. Higgins	—	—	291,913
Howard D. Mills	—	—	59,311
Robert P. Restrepo Jr.	50,000	*	181,403
Elaine A. Sarsynski	—	—	30,000
Ramsey D. Smith	—	—	59,311
All directors and executive officers as a group (17 persons)(6)	6,408,167	1.3%

*	Less than 1%.

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Information About Our Stock

(1)	Represents DSUs held by the non-management directors that settle in shares of common stock beginning one year after the director leaves the Board in a single payment or in payments over 10 years, at the election of the director, or earlier upon the death of the director. See the Compensation of Directors section for more information regarding DSUs.
(2)	Information obtained solely by reference to the Schedule 13G/A filed with the SEC on January 26, 2023, by BlackRock, Inc. (“BlackRock”). BlackRock reported that it has sole power to vote or direct the vote of 72,180,680 shares and that it has sole power to dispose or to direct the disposition of 73,187,895 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(3)	Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported that it has sole power to vote or direct the vote of 0 shares that it beneficially owns, and has shared power to vote or direct to vote of 507,268 shares, and that it has sole power to dispose or to direct the disposition of 56,498,155 shares and has shared power to dispose or to direct the disposition of 1,002,334 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)	Includes shares of common stock issuable upon conversion of RSUs that are scheduled to vest in the 60-day period following the date of this table, as follows: for Mr. Haendiges, 62,004; for Mr. Karawan, 33,000; and for Mr. Sheehan, 213,374.
(5)	Mr. Sheehan transitioned from the role of Executive Vice President, Chief Financial Officer & Chief Investment Officer of the company effective March 1, 2023.
(6)	Represents ownership by all current directors and executive officers, including 354,017 shares of common stock issuable upon conversion of RSUs that are scheduled to vest in the 60-day period following the date of this table.

Ownership of Public Company Genworth Subsidiary

Enact Holdings, Inc.

In September 2021, Enact, our indirect, majority-owned subsidiary, completed an initial public offering of its common shares. As of March 1, 2023, Genworth beneficially owned approximately 81.6% of the common shares of Enact. The following table sets forth information as of March 1, 2023, regarding the beneficial ownership of the common shares of Enact by our directors and named executive officers and all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. The directors and executive officers that hold Enact common shares possess sole voting and investment power with respect to all shares set forth by their name. As of March 1, 2023, there were 162,161,181 common shares of Enact outstanding and no shares of any other class of voting securities outstanding.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage
Thomas J. McInerney	—	—
Brian Haendiges	—	—
Melissa Hagerman	—	—
Gregory S. Karawan	15,000	*
Daniel J. Sheehan IV(1)	50,000	*
G. Kent Conrad	—	—
Karen E. Dyson	1,000	*
Jill R. Goodman	1,300	*
Melina E. Higgins	25,000	*
Howard D. Mills	—	—
Robert P. Restrepo Jr.	25,000	*
Elaine A. Sarsynski	—	—
Ramsey D. Smith	—	—
All directors and executive officers as a group (17 persons)(2)	134,746	*

*	Less than 1%.
(1)	Mr. Sheehan transitioned from the role of Executive Vice President, Chief Financial Officer & Chief Investment Officer of the company effective March 1, 2023.
(2)	Represents ownership by all current directors and executive officers.

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Information About Our Stock

Equity Compensation Plan Information

The following table gives information as of December 31, 2022 about common stock that may be issued under all of our existing equity compensation plans:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(4)
Equity Compensation Plans Approved by Stockholders(1)	19,354,661	$10.00	15,125,423

(1)	2004 Genworth Financial, Inc. Omnibus Incentive Plan, 2012 Genworth Financial, Inc. Omnibus Incentive Plan, 2018 Genworth Financial, Inc. Omnibus Incentive Plan and 2021 Genworth Financial, Inc. Omnibus Incentive Plan.
(2)	Includes shares issuable pursuant to the exercise or conversion of SARs, RSUs, PSUs and DSUs. The number of shares issuable upon exercise of SARs is calculated based on the excess, if any, of the closing price of our common stock on December 31, 2022 of $5.29 over the base price of the SARs. The number of shares issuable upon conversion of PSUs is calculated based on maximum payout levels until the performance period closes and the award settles.
(3)	Calculation of weighted-average exercise price of outstanding awards includes SARs (which are exercisable for shares of common stock for no consideration) and stock options, but does not include RSUs, PSUs and DSUs that convert to shares of common stock for no consideration. There are no stock options outstanding. The weighted-average base price of outstanding SARs is $10.00.
(4)	Reflects shares reserved and available for future issuance under the 2021 Genworth Financial, Inc. Omnibus Incentive Plan. Under the Plan, each stock option and SAR counts as one share against the share reserve, and each full-value award counts as 1.25 shares against the share reserve. Accordingly, a total of approximately 12,100,338 shares are available for issuance pursuant to grants to full-value stock awards.

96     Genworth Financial, Inc.

Background of the Solicitation

The following description is a summary of certain events in connection with Mr. Scott Klarquist’s nomination of himself as a candidate for election to the Board of Directors at the 2023 Annual Meeting.

On February 2, 2022, Mr. Klarquist provided notice to the company of his intent to nominate himself as a candidate for election to the Board at the 2022 Annual Meeting. On April 14, 2022, after the company had filed and mailed its definitive proxy materials for the 2022 Annual Meeting, Mr. Klarquist withdrew his nomination notice and subsequently filed definitive proxy materials to solicit the company’s stockholders to withhold from certain of the company’s directors and vote against the company’s advisory vote on the compensation of the company’s named executive officers. At the 2022 Annual Meeting held on May 19, 2022, each of the Board’s director nominees were re-elected and the company’s advisory vote on the compensation of the company’s named executive officers was approved.

On February 13, 2023, Mr. Scott Klarquist provided notice to the company of his intent to nominate himself as a candidate for election to the Board at the 2023 Annual Meeting.

On February 17, 2023, counsel to the company informed Mr. Klarquist of certain deficiencies in his notice under our Bylaws and provided Mr. Klarquist with the form of prospective director questionnaire and form of representation and agreement required to be completed by stockholder nominees under our Bylaws.

On February 20, 2023, Mr. Klarquist provided the company a supplement to his notice. In the supplement, Mr. Klarquist stated that “I currently intend to solicit proxies from 10 or fewer GNW shareholders (i.e., not pursuant to Exchange Act Rule 14a-19).”

On February 24, 2023, Mr. Klarquist provided the company a further supplement to his notice, including a completed prospective director questionnaire and representation and agreement.

At a meeting on March 16, 2023, the Nominating and Corporate Governance Committee of the Board reviewed Mr. Klarquist’s potential candidacy. After a review of the information provided by Mr. Klarquist, the committee unanimously determined not to recommend his name for election to the Board at the 2023 Annual Meeting. The Nominating and Corporate Governance Committee subsequently reported this information to the full Board of Directors.

The company did not receive the notice required under Rule 14a-19 under the Exchange Act from any person intending to solicit proxies in support of Mr. Klarquist by March 20, 2023, the deadline for such notice pursuant to Rule 14a-19.

On March 24, 2023, the company filed a preliminary proxy statement.

On April 5, 2023, the company filed this definitive proxy statement.

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Questions and Answers about the 2023 Annual Meeting and Proxy Voting

What matters are to be voted on at the 2023 Annual Meeting?

Genworth intends to present the following proposals for stockholder consideration and voting at the 2023 Annual Meeting:

1.	to elect nine directors to serve until the next annual meeting;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.	to approve, on an advisory basis, the frequency of the advisory vote to approve named executive officer compensation

4.	to ratify the selection of KPMG as our independent registered public accounting firm for 2023; and

5.	to transact such other business as may properly come before the 2023 Annual Meeting or any adjournment thereof.

What is the recommendation of the Board with respect to each proposal?

The Board recommends votes:

●	FOR the election of the nine nominees of the Board, who are named in this Proxy Statement, as directors;

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

●	1 YEAR on the approval, on an advisory basis, of the frequency of the advisory vote to approve named executive officer compensation; and

●	FOR the ratification of the selection of KPMG as our independent registered public accounting firm for 2023.

Will any other matters be presented for a vote at the 2023 Annual Meeting?

At this time, we are not aware of any other matters that will be presented for a vote at the 2023 Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in how to vote on that matter.

Who is entitled to vote at the 2023 Annual Meeting?

All holders of our Class A Common Stock, par value $0.001 (our “common stock”), issued and outstanding at the close of business on March 20, 2023 (the “record date”) are entitled to vote at the 2023 Annual Meeting. As of the record date, there were 486,731,486 shares of our common stock issued and outstanding. Each share outstanding on the record date will be entitled to one vote.

How will the Virtual 2023 Annual Meeting be conducted?

The meeting will be conducted virtually and will include management remarks and a question and answer session. All stockholders of record on March 20, 2023 are invited to participate in the meeting. We intend to structure our virtual meeting to provide stockholders similar opportunities to participate as if the meeting

98     Genworth Financial, Inc.

Questions and Answers about the 2023 Annual Meeting and Proxy Voting were held in person, including the ability to vote shares electronically during the meeting and submit written questions, in advance or during the annual meeting, in accordance with the rules of conduct for the meeting.

The agenda and additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided during the meeting on the meeting website.

Only stockholders who enter a valid control number, which was included with your proxy materials, and name will be allowed to vote and submit up to three (3) written questions. Questions relevant to meeting matters will be answered during the meeting as time allows, to emulate an in-person question and answer session. A recording of the entire meeting will be posted on the investor page of our website.

What will I need to attend the 2023 Annual Meeting?

If you are a Genworth stockholder, you may attend the 2023 Annual Meeting, vote, and submit a question during the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/GNW2023 and using your 16-digit control number, which was included with your proxy materials, and name to enter the meeting.

How do I vote my shares?

Record Holders. Stockholders of record may vote their shares at the 2023 Annual Meeting, or may submit a proxy to cause their shares to be represented and voted at the 2023 Annual Meeting. Stockholders of record may grant a proxy with respect to their shares by mail, by telephone or by Internet. Granting a proxy by telephone or by Internet will be available through 11:59 p.m. Eastern time on May 17, 2023. Voting instructions appear on your WHITE proxy card. If you grant a proxy by telephone or by Internet, please have your WHITE proxy card available.

Beneficial Holders. If you are the beneficial owner, but not the record owner, of our common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Your ability to vote over the Internet or by telephone depends on the voting procedures of your bank, broker or other nominee.

Retirement Plan Holders. If you hold shares of our common stock through the Genworth Retirement and Savings Plan, you will receive instructions about how to direct the trustee of your plan to vote your shares. Please review these voting instructions to determine your ability to vote over the Internet or by telephone.

Proxies or voting instruction forms submitted by mail, telephone or Internet will be voted in the manner indicated by the individuals named on the WHITE proxy or voting instruction form.

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Questions and Answers about the 2023 Annual Meeting and Proxy Voting

What if I sign and return my WHITE proxy or voting instructions but do not specify how to vote my shares?

Record Holders. If you submit a WHITE proxy but do not specify how your shares are to be voted, the proxies will vote your shares:

●	FOR the election of the nine nominees of the Board, who are named in this Proxy Statement, as directors;

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

●	1 YEAR on the approval, on an advisory basis, of the frequency of the advisory vote to approve named executive officer compensation; and

●	FOR the ratification of the selection of KPMG as our independent registered public accounting firm for 2023.

Beneficial Holders. If your shares are registered in the name of a broker, the New York Stock Exchange rules applicable to brokers determine whether your broker may vote your share in its discretion even if it does not receive voting instructions from you. If your broker provides you with competing proxy materials from Mr. Klarquist (in addition to the company’s proxy materials), the broker may not vote your shares with respect to any of the proposals to be voted on at the 2023 Annual Meeting unless you provide the broker with voting instructions. If your broker has not provided you with competing proxy materials from Mr. Klarquist (in addition to the company’s proxy materials), the broker may vote your shares in its discretion on “routine” matters when it does not receive voting instructions from you and is not permitted to vote your shares with respect to “nonroutine” matters without timely received voting instructions from you. At the 2023 Annual Meeting, the only “routine” matter proposed to be presented is the ratification of the selection of KPMG as our independent registered public accounting firm for 2023 (Proposal 4). Accordingly, if your broker has not provided you with competing proxy materials from Mr. Klarquist and you do not provide it with timely voting instructions, your broker will be able to exercise discretionary authority on Proposal 4, and broker non-votes will occur as to each of the other proposals presented at the 2023 Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not affect the approval of any of these matters.

Retirement Plan Holders. If you hold your shares through the Genworth Retirement and Savings Plan and submit your voting instruction form but do not specify how to vote your shares, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions.

May I change or revoke my proxy after it is submitted?

Yes, you may change or revoke your proxy before the 2023 Annual Meeting by:

●	subsequently granting a proxy by telephone or by Internet;

●	returning a later-dated proxy card;

●	sending your notice of revocation to our Corporate Secretary; or

●	attending the 2023 Annual Meeting and voting electronically.

If you submit your changed proxy or revocation by telephone or by Internet, it must be received by 11:59 p.m. Eastern time on May 17, 2023. If you submit your changed proxy or revocation by another method specified above, it must be received before the polls close for voting. Attendance at the meeting alone will not revoke a previously submitted proxy.

What is a quorum?

In order for business to be conducted at the 2023 Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of stock entitled to vote at the meeting are present or are represented by proxies.

100     Genworth Financial, Inc.

Questions and Answers about the 2023 Annual Meeting and Proxy Voting

What vote is required for the items of business at the 2023 Annual Meeting?

Holders of our common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the 2023 Annual Meeting.

Election of directors. Directors will be elected by a plurality of votes properly cast because the election of directors at the 2023 Annual Meeting is contested.

Under our Bylaws, each of the nominees for director receiving a majority of votes cast by holders of our common stock at the meeting or by proxy shall be elected to our Board of Directors, unless the election is contested, in which case directors will be elected by a plurality of votes properly cast. An election is contested if (i) our Secretary receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in our Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the 10th day before the company first mails its notice of meeting for such meeting to the stockholders.

On February 13, 2023, Mr. Scott Klarquist provided notice to the company of his intent to nominate himself as a candidate for election to the company’s Board of Directors at the 2023 Annual Meeting. In his notice, as supplemented, Mr. Klarquist stated that “I currently intend to solicit proxies from 10 or fewer GNW shareholders (i.e., not pursuant to Exchange Act Rule 14a-19).” The company believes that such statement satisfied the requirement contained in the company’s bylaws that a noticing stockholder represent as to whether it or an associated person intends or is part of a group that intends to solicit proxies in support of a proposed nominee in accordance with Rule 14a-19. The company believes that this provision, contained in Section 2.12(a)(3)(G) of the bylaws, does not require a stockholder to solicit proxies, or to affirmatively represent that it will, in accordance with Rule 14a-19, but rather only to represent to the company whether (or not) it intends to do so.

Mr. Klarquist's notice has not been withdrawn as of the date hereof. Accordingly, the election will be contested under our Bylaws, and directors will be elected by a plurality of votes properly cast. This means that the nine nominees who receive the highest number of votes will be elected, even if such nominees do not receive more votes in favor of their election than withhold votes.

Notwithstanding the fact that Mr. Klarquist represented that he would not solicit proxies in favor of his election in accordance with Rule 14a-19, and did not state that he would comply with the minimum solicitation requirement under Rule 14a-19(b)(3), the election of directors at the Annual Meeting will be contested for purposes of the company's bylaws and directors will be elected by a plurality of votes properly cast.

Advisory vote to approve named executive officer compensation. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting or by proxy and entitled to vote on the matter is required for the non-binding, advisory vote to approve the compensation of our named executive officers. The vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board of Directors. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

Advisory vote on the frequency of the advisory vote to approve named executive officer compensation. The non-binding, advisory vote on the frequency of the advisory vote to approve the compensation of our named executive officers will be determined by the affirmative vote of a plurality of the total votes cast by the holders of shares of our common stock. This means that the option (every one, two or three years) receiving the highest number of votes cast by stockholders will be considered the frequency that has been selected by the stockholders. The vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote to approve named executive officer compensation as it deems appropriate

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Questions and Answers about the 2023 Annual Meeting and Proxy Voting

Ratification of the selection of KPMG as our independent registered public accounting firm for 2023. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting or by proxy and entitled to vote on the matter is required for the ratification of the selection of KPMG as our independent registered public accounting firm for 2023.

Other matters. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting or by proxy and entitled to vote on the matter is required for approval of any other matters.

What is a universal proxy card? Will it be used in connection with the 2023 Annual Meeting?

The SEC recently adopted Rule 14a-19 under the Exchange Act, also known as the universal proxy card rules. Under these rules, the company’s proxy card must include not only the Board’s nominees, but also any candidates nominated by a person who has complied with the universal proxy card rules. The accompanying WHITE proxy card is not a universal proxy card and Mr. Klarquist is not listed thereon because the company did not receive the notice required under Rule 14a-19 from any person intending to solicit proxies in support of Mr. Klarquist by the deadline for such notice pursuant to Rule 14a-19. As a result, the accompanying WHITE proxy card only contains the Board’s nominees, and stockholders cannot vote for Mr. Klarquist on the accompanying WHITE proxy card.

How are abstentions and broker non-votes counted?

Because the election of directors is contested, directors will be elected by a plurality of votes cast, as provided under our Bylaws. Withhold votes and broker non-votes (as described above) will not be counted in determining whether a director has received a plurality of the votes cast for his or her election. Abstentions will not have any effect on the advisory vote on the frequency of the advisory vote to approve named executive officer compensation. Abstentions will have the same effect as votes “against” the advisory vote to approve named executive officer compensation and the proposal to ratify the selection of KPMG as our independent registered public accounting firm for 2023. Broker non-votes will not have any effect on the advisory vote to approve named executive officer compensation, the advisory vote on the frequency of the advisory vote to approve named executive officer compensation, or the proposal to ratify the selection of KPMG as our independent registered public accounting firm for 2023.

Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present.

Who counts the votes?

The Board will continue, as it has in past years, to retain an independent tabulator to receive and tabulate the proxies and appoint an independent inspector of election to certify the results.

What are the costs for soliciting proxies for the 2023 Annual Meeting?

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, or other electronic means and we will pay the solicitation costs. In addition to soliciting proxies by mail, our directors, the Board’s director nominees, certain executive officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. Copies of proxy materials and of the 2022 Annual Report (as defined below) will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Georgeson Inc. has been retained to assist in soliciting proxies at a fee of $22,000, plus distribution costs and other costs and expenses.

102     Genworth Financial, Inc.

Questions and Answers about the 2023 Annual Meeting and Proxy Voting

The company has agreed to indemnify Georgeson against certain losses arising out of, or relating to, the engagement. Georgeson expects that approximately 25 of its employees will assist in the solicitation. Our aggregate expenses, including those of Georgeson, our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of stockholders in which there is not a proxy contest and salaries and wages of our regular employees and officers, are expected to be approximately $150,000, of which approximately $100,000 has been incurred as of the date of the Proxy Statement.

What is the deadline for submission of stockholder proposals for the 2024 Annual Meeting?

The rules of the SEC establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Pursuant to those rules, any proposal for inclusion in Genworth’s proxy materials for an annual meeting held in 2024 (the “2024 Annual Meeting”) must be received at our principal executive offices on or before December 7, 2023.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other business proposals by stockholders intended to be presented at our 2024 Annual Meeting. For these nominations or other business proposals to be properly brought before the meeting by a stockholder, assuming the 2024 Annual Meeting occurs on a date that is not more than 30 days before or 70 days after the anniversary of the 2023 Annual Meeting, the stockholder must deliver written notice to us not later than February 18, 2024 nor earlier than the close of business on January 19, 2024. Such nominations and other business proposals must comply with all requirements set forth in our Bylaws. Our Bylaws provide that business proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our Bylaws.

In addition to satisfying the foregoing requirements with respect to director nominations, to comply with the SEC’s universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 19, 2024.

All notices of intention to present director nominations or other business proposals at the 2024 Annual Meeting, whether or not intended to be included in our proxy materials, should be addressed to: Corporate Secretary, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

Where can I find the voting results of the 2023 Annual Meeting?

The preliminary voting results are expected to be announced at the 2023 Annual Meeting. In addition, within four business days following the 2023 Annual Meeting, we intend to file the final voting results with the SEC on a Form 8-K. If the final voting results have not been certified within that four-day period, we will report the preliminary voting results on Form 8-K at that time and will file an amendment to the Form 8-K to report the final voting results within four business days of the date that the final results are certified. The final voting results will also be posted in the corporate governance section of our website. To view the results, go to our website: www.genworth.com.

How is Scott Klarquist involved in the 2023 Annual Meeting?

On February 13, 2023, Mr. Scott Klarquist provided notice to the company of his intent to nominate himself as a candidate for election to the company’s Board of Directors at the 2023 Annual Meeting. The accompanying WHITE proxy card is not a universal proxy card and Mr. Klarquist is not listed thereon because the company did not receive the notice required under Rule 14a-19 under the Exchange Act, from any person intending to solicit proxies in support of Mr. Klarquist by the deadline for such notice pursuant to Rule 14a-19 under the Exchange Act.

2023 Proxy Statement     103

Questions and Answers about the 2023 Annual Meeting and Proxy Voting

The Board of Directors unanimously recommends that you vote FOR each of the Board’s director nominees to be elected and vote in accordance with the Board’s recommendations on each other proposal before the 2023 Annual Meeting, as described in this Proxy Statement and your WHITE proxy card. The Board also urges you to disregard any materials, and not to sign, return or vote on any proxy card that may be sent to you by or on behalf of Mr. Klarquist. If you have already voted on a proxy card sent to you by Mr. Klarquist you can revoke it by subsequently granting a proxy by telephone or Internet, by returning a later-dated WHITE proxy card, by sending your notice of revocation to our Corporate Secretary, or by attending the 2023 Annual Meeting and voting electronically. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the 2023 Annual Meeting.

May I request electronic delivery of proxy statements and annual reports in the future?

Stockholders of record may elect to receive future proxy statements and annual reports electronically by providing consent to electronic delivery online at www.proxyvote.com. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify Genworth or Broadridge Financial Solutions, Inc., in accordance with applicable law, that you wish to resume mail delivery of these documents. If you hold your Genworth common stock through a bank, broker or other nominee, refer to the information provided by that entity for instructions on how to receive your proxy materials electronically.

Where can I view this Proxy Statement and Genworth’s 2022 Annual Report electronically?

This Proxy Statement and Genworth’s 2022 Annual Report may be viewed online at www.proxyvote.com.

How can I get a copy of Genworth’s Annual Report on Form 10-K?

To obtain a copy of Genworth’s 2022 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2022, without charge, address your request to Investor Relations, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230. In addition, the 2022 Annual Report may be accessed at our website: www.genworth.com, Our Form 10-K for the fiscal year ended December 31, 2022 also may be accessed at the SEC’s website at www.sec.gov.

104    Genworth Financial, Inc.

Other Information

Participants in the Solicitation

Under applicable regulations of the SEC, each of the Board’s directors and director nominees, and certain of our executive officers, are “participants” in this proxy solicitation on behalf of the Board. For more information about the Board’s directors and directors nominees, please see Genworth Board of Directors—Board’s Nominees beginning on page 15 of the Proxy Statement. For more information about our executive officers who are “participants”, please see Compensation Discussion and Analysis—Named Executive Officers beginning on page 46 of the Proxy Statement. Additional information relating to the Board’s directors and director nominees as well as certain of our executive officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the company or because they may be soliciting proxies on our behalf is attached to the Proxy Statement as Appendix A. Other than the persons described in the Proxy Statement, no regular employees of the company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Voting

Your vote is important. We encourage you to participate in the 2023 Annual Meeting, either by attending and voting or by voting through other acceptable means. Whether or not you plan to attend the 2023 Annual Meeting, please take the time to vote your shares as soon as possible. You can ensure that your shares are voted at the meeting by submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the WHITE proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it by voting at the 2023 Annual Meeting, by delivering a subsequent proxy or by notifying Genworth’s Corporate Secretary in writing of such revocation. Attendance at the meeting alone will not revoke a previously submitted proxy.

Each share of Class A Common Stock issued and outstanding as of the record date is entitled to one vote for each director nominee and one vote for each of the other proposals properly presented at the meeting. Your vote is important, and we urge you to vote.

Meeting Admission

If you plan to attend the 2023 Annual Meeting, please follow the instructions beginning on page 99 of the accompanying Proxy Statement.

2022 Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) accompanies this Proxy Statement.

2023 Proxy Statement    105

Other Information

Date of Distribution

This Proxy Statement is furnished in connection with the solicitation of proxies by Genworth on behalf of the Board for the 2023 Annual Meeting. The Notice of 2023 Annual Meeting of Stockholders, the Proxy Statement and WHITE proxy card are first being made available or mailed to stockholders on or about April 5, 2023.

Internet Availability of Proxy Materials

We are making this Proxy Statement and our 2022 Annual Report available to our stockholders on the Internet. We mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our 2022 Annual Report. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.

Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote online, or have been mailed paper copies of our proxy materials and a WHITE proxy card (or a voting instruction form from their broker, bank or other nominee).

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the costs associated with our 2023 Annual Meeting, and reduce the environmental impact of our 2023 Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

106    Genworth Financial, Inc.

Appendix A:

Additional Information Regarding Participants in the Solicitation

2023 Proxy Statement    107

Appendix A:

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers of the company are “participants” with respect to the Board’s solicitation of proxies in connection with the 2023 Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names and present principal occupations of the company’s directors and the Board’s director nominees, please see Genworth Board of Directors—Board’s Nominees beginning on page 15 of the Proxy Statement.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement, the business address for the company’s directors and director nominees is c/o Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

Officers

The executive officers of the company who are Participants are Thomas J. McInerney and Jerome T. Upton. For information on the principal occupations of these Participants who are our named executive officers, please see Compensation Discussion and Analysis—Named Executive Officers beginning on page 46 of the Proxy Statement.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement, the business address for the company’s officers is c/o Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

Information Regarding Ownership of the Company’s Securities by Participants

For information on the number of the company’s securities beneficially owned by each Participant who is one of the company’s directors, director nominees or executive officers, please see Information About Our Stock—Ownership of Genworth Common Stock beginning on page 94 of the Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the company’s securities by each Participant during the period from March 1, 2021 through April 5, 2023. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Securities	Transaction Description
Sen. Conrad	03/31/2021	10,507.622	4
	06/30/2021	8,821.503	4
	09/30/2021	10,383.497	4
	12/31/2021	287.378	4
	03/31/2022	9,907.53	4
	06/30/2022	10,032.103	4
	09/30/2022	9,761.812	4
	12/30/2022	298.555	4
	03/31/2023	7,158.538	4

108    Genworth Financial, Inc.

Appendix A:

Name	Transaction Date	Number of Securities	Transaction Description
Lt. Gen. Dyson	03/31/2021	10,507.622	4
	06/30/2021	8,821.503	4
	09/30/2021	10,383.497	4
	12/31/2021	287.378	4
	03/31/2022	9,907.53	4
	06/30/2022	10,032.103	4
	09/30/2022	9,761.812	4
	12/30/2022	298.555	4
	03/31/2023	7,158.538	4
Ms. Goodman	03/31/2021	817.259	4
	06/30/2021	8,821.503	4
	09/30/2021	10,383.497	4
	12/31/2021	9,289.076	4
	03/31/2022	9,907.53	4
	06/30/2022	10,032.103	4
	09/30/2022	9,761.812	4
	12/30/2022	298.555	4
	03/31/2023	7,158.538	4
Ms. Higgins	03/31/2021	10,507.622	4
	06/30/2021	12,159.224	4
	09/30/2021	18,690.295	4
	12/31/2021	7,718.639	4
	03/31/2022	17,833.554	4
	06/30/2022	18,057.785	4
	09/30/2022	17,571.261	4
	12/30/2022	1,537.40	4
	03/31/2023	12,885.368	4
Mr. McInerney	03/15/2021	1,364,686	6
	03/15/2021	615,475	7
	05/21/2021	246,333	5
	05/21/2021	105,308	7
	11/15/2021	150,000	2
	02/22/2022	150,000	2
	03/01/2022	2,229,730	6
	03/01/2022	1,005,609	7
	05/24/2022	100,000	2
	08/08/2022	100,000	2
	11/04/2022	200,000	2
	03/01/2023	2,068,031	6
	03/01/2013	932,682	7

2023 Proxy Statement    109

Appendix A:

Name	Transaction Date	Number of Securities	Transaction Description
Mr. Mills	03/31/2021	817.259	4
	06/30/2021	8,821.503	4
	09/30/2021	10,383.497	4
	12/31/2021	9,289.076	4
	03/31/2022	9,907.53	4
	06/30/2022	10,032.103	4
	09/30/2022	9,761.812	4
	12/30/2022	298.555	4
	03/31/2023	7,158.538	4
Mr. Restrepo	03/31/2021	10,507.622	4
	06/30/2021	8,821.503	4
	09/30/2021	10,383.497	4
	12/31/2021	287.378	4
	02/04/2022	50,000	1
	03/31/2022	9,907.53	4
	06/30/2022	10,032.103	4
	09/30/2022	9,761.812	4
	12/30/2022	298.555	4
	03/31/2023	7,158.538	4
Ms. Sarsynski	03/31/2022	1,783.355	4
	06/30/2022	18,057.785	4
	09/30/2022	10,158.86	4
	03/31/2023	7,158.538	4
Mr. Smith	03/31/2021	817.259	4
	06/30/2021	8,821.503	4
	09/30/2021	10,383.497	4
	12/31/2021	9,289.076	4
	03/31/2022	9,907.53	4
	06/30/2022	10,032.103	4
	09/30/2022	9,761.812	4
	12/30/2022	298.555	4
	03/31/2023	7,158.538	4

110     Genworth Financial, Inc.

Appendix A:

Name	Transaction Date	Number of Securities	Transaction Description
Jerome T. Upton	03/25/2021	74,405	3
	04/07/2021	13,405	5
	04/07/2021	3,982	7
	05/14/2021	13,514	5
	05/14/2021	4,014	7
	05/17/2021	50,000	2
	02/17/2022	61,728	3
	03/01/2022	81,082	6
	03/01/2022	30,430	7
	03/25/2022	24,801	5
	03/25/2022	11,022	7
	04/07/2022	13,405	5
	04/07/2022	5,958	7
	05/16/2022	13,514	5
	05/16/2022	6,006	7
	02/16/2023	109,457	3
	02/17/2023	20,576	5
	02/17/2023	6,660	7
	03/01/2023	75,202	6
	03/01/2023	33,240	7
	03/24/2023	24,802	5
	03/24/2023	10,963	7

Transaction Descriptions:

1.	Open market or private purchase
2.	Open market or private sale
3.	Grant of RSUs to an officer (including unvested RSUs)
4.	Grant of Deferred Stock Units as a portion of annual fee retainer to non-employee directors
5.	Settling of vested RSUs
6.	Settling of vested PSUs
7.	Shares withheld to satisfy tax withholding obligations in connection with the net settlement of RSUs or PSUs

Miscellaneous Information Concerning Participants

Each of the company’s directors and officers is entitled to indemnification under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. In addition, the company has entered into indemnification agreements with each of its current directors and executive officers.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant:

1.	no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our common stock or other securities of the company or any parent or subsidiary of the company;
2.	no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2023 Annual Meeting other than an interest, if any, as a stockholder of the company or, with respect to a director nominee, as a nominee for director; and
3.	no Participant has purchased or sold any securities of the company within the past two years.

2023 Proxy Statement     111

In addition, neither the company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant, neither the company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the company or any of its affiliates or with respect to any future transactions to which the company or any of its affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since January 1, 2021 or any currently proposed transactions, or series of similar transactions, in which the company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

There are no material proceedings to which the Participants or any of their associates is a party or has a material interest adverse to the company. Neither the company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in the Proxy Statement, no regular employees of the company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

112     Genworth Financial, Inc.

Genworth Financial, Inc. 6620 West Broad Street Richmond, Virginia 23230 genworth.com ©2023 Genworth Financial, Inc. All rights reserved.

GENWORTH FINANCIAL, INC.
C/O CORPORATE SECRETARY
6620 WEST BROAD STREET
RICHMOND, VA 23230

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information:

Stockholders:
You must vote these shares no later than 11:59 p.m. ET on May 17, 2023.
Participants in the Genworth Financial, Inc. Retirement and Savings Plan:
You must vote these shares no later than 11:59 p.m. ET on May 15, 2023.
Members in the Genworth Financial Canada Stock Savings Plan:
You must vote these shares no later than 5:00 p.m. ET on May 16, 2023.

Have your WHITE proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GNW2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions:

Stockholders:
You must vote these shares no later than 11:59 p.m. ET on May 17, 2023.

Participants in the Genworth Financial, Inc. Retirement and Savings Plan:
You must vote these shares no later than 11:59 p.m. ET on May 15, 2023.

Members in the Genworth Financial Canada Stock Savings Plan:
You must vote these shares no later than 5:00 p.m. ET on May 16, 2023.

Have your WHITE proxy card in hand when you call, and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D99572-P86315-Z84319	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GENWORTH FINANCIAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE IN PROPOSAL 1 BELOW AND “FOR” PROPOSALS 2 AND 4 AND FOR “1 YEAR” ON PROPOSAL 3.

1.	Election of Nine Directors

	Nominees:		For	Withhold

	1a.	G. Kent Conrad	☐	☐

	1b.	Karen E. Dyson	☐	☐

	1c.	Jill R. Goodman	☐	☐

	1d.	Melina E. Higgins	☐	☐

	1e.	Thomas J. McInerney	☐	☐

	1f.	Howard D. Mills, III	☐	☐

	1g.	Robert P. Restrepo, Jr.	☐	☐

	1h.	Elaine A. Sarsynski	☐	☐

	1i.	Ramsey D. Smith	☐	☐

		For	Against	Abstain

2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote to approve frequency of advisory vote to approve named executive officer compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2023.	☐	☐	☐

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or trustee, please give your full title. For joint accounts each owner must sign. Please Sign, Date and Return the WHITE Proxy Card Promptly Using the Enclosed Envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on May 18, 2023:
Genworth’s proxy statement and annual report to stockholders are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
D99573-P86315-Z84319

GENWORTH FINANCIAL, INC.

WHITE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2023

Stockholder:

The undersigned stockholder of Genworth Financial, Inc. hereby appoints Thomas J. McInerney, Jerome T. Upton, and Michael J. McCullough, and each of them jointly and severally, proxies, with full power of substitution, to represent and to vote all shares of Class A Common Stock of Genworth Financial, Inc. that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders to be held on Thursday, May 18, 2023, at 9:00 a.m. ET and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated April 5, 2023, a copy of which has been received by the undersigned, and on matters incidental to the conduct of the meeting.

THIS WHITE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 4 AND FOR “1 YEAR” ON PROPOSAL 3. ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR JUDGMENT.

Participant in the Genworth Financial, Inc. Retirement and Savings Plan (the “Plan”):

The undersigned participant in the Plan hereby directs The Bank of New York Mellon (“BNYM”) as Trustee for the Plan, to vote all shares of Class A Common Stock of Genworth Financial, Inc. allocated to the undersigned’s account under the Plan at the 2023 Annual Meeting of Stockholders to be held on Thursday, May 18, 2023, at 9:00 a.m. ET and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated April 5, 2023, a copy of which has been received by the undersigned, and on matters incidental to the conduct of the meeting.

THIS WHITE PROXY VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT. IF THIS PROXY VOTING INSTRUCTION CARD IS NOT PROPERLY COMPLETED AND SIGNED, OR IF IT IS NOT TIMELY RECEIVED BY THE DESIGNATED TABULATOR, SHARES OF GENWORTH’S CLASS A COMMON STOCK HELD IN THE UNDERSIGNED’S ACCOUNT UNDER THE PLAN WILL BE VOTED IN THE SAME PROPORTION AS SHARES OF GENWORTH’S CLASS A COMMON STOCK FOR WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PLAN PARTICIPANTS, UNLESS BNYM DETERMINES TO VOTE OTHERWISE, CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA. ALL INSTRUCTIONS RECEIVED BY BNYM FROM INDIVIDUAL PARTICIPANTS WILL BE HELD IN CONFIDENCE.

Member in the Genworth Financial Canada Stock Savings Plan (the “Canadian Plan”):

The undersigned member in the Canadian Plan hereby directs Sun Life Financial, as Trustee for the Canadian Plan, to vote all shares of Class A Common Stock of Genworth Financial, Inc. allocated to the undersigned’s account under the Canadian Plan at the 2023 Annual Meeting of Stockholders to be held on Thursday, May 18, 2023, at 9:00 a.m. ET and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated April 5, 2023, a copy of which has been received by the undersigned, and on matters incidental to the conduct of the meeting.

THIS WHITE PROXY VOTING INSTRUCTION FORM WHEN PROPERLY COMPLETED AND SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED MEMBER. IF THIS PROXY VOTING INSTRUCTION FORM IS NOT PROPERLY COMPLETED AND SIGNED, OR IF IT IS NOT TIMELY RECEIVED BY THE DESIGNATED TABULATOR, SHARES OF GENWORTH’S CLASS A COMMON STOCK HELD IN THE UNDERSIGNED’S ACCOUNT UNDER THE PLAN WILL NOT BE VOTED.

(PLEASE MARK, SIGN AND DATE ON REVERSE SIDE)